                                                                    Exhibit 2.11


The following exhibit no. 2.11 constitutes a fair and accurate English translation of the original copy of this document.


                               /s/ Michael P. Chitty
                               ----------------------------------------
                               Michael P. Chitty
                               Company Secretary of Willis Corroon Group Limited

                                                                       Agreement
                                                                          page 1

                                    AGREEMENT

BETWEEN THE UNDERSIGNED:

1. Assurances Generales de France IART, a French law company having its registered office at 87 rue de Richelieu, 75002 Paris, registered with the Paris Commercial and Companies Registry under No. B 542 110 291, represented by Guy Lallour, in his capacity as Directeur DIDRE, fully empowered for the purposes hereof, hereinafter "AGF",

2. UAP INCENDIE - ACCIDENTS, a French law company having its registered office at 9, Place Vendome, 75001 Paris, registered with the Paris Commercial and Companies Registry under No. B 777 349 192, represented by Adrien Cadieux, acting pursuant to a special power and fully empowered for the purposes hereof, hereinafter "UAP",

3. Athena, a French law company having its registered office at 53/55 rue La Boetie, 75008 Paris, registered with the Paris Commercial and Companies Registry under No. B 304 951 833, represented by Daniel Ehrmann, acting pursuant to a special power and fully empowered for the purposes hereof, hereinafter "Athena",

4. Gras Savoye Euro Finance S.A., a Belgian law company having its registered office at 8 avenue Bel-Air, 1180 Uccle, Belgium, registered with the Brussels Commercial Registry under No. 258.054, represented by Patrick Lucas in his capacity as President, fully empowered for the purposes hereof, hereinafter "GS Euro Finance",

                                                                       Agreement
                                                                          page 2

5. Mr. Emmanuel Gras, residing at 3, rue Parmentier, 59370 Mons-en-Baroeul, in his capacity as a shareholder and general partner of Gras Savoye & Cie, acting as guarantor for the shareholders designated as the "Gras Shareholders" in Exhibit 1,

6. Mr. Patrick Lucas, residing at 3 avenue Emile Acollas, 75007 Paris, in his capacity as a shareholder and general partner of Gras Savoye & Cie, acting as guarantor for the shareholders designated as the "Lucas Shareholders" in Exhibit 1,

7. Mr. Daniel Naftalski, residing at 2, rue des Beaux-Arts, 75006 Paris, in his capacity as a shareholder and general partner of Gras Savoye & Cie, acting as guarantor for the shareholders designated as the "Other Individual Shareholders" in Exhibit 1,

AND:

Willis Corroon Group plc, an English law company whose registered office is at Ten Trinity Square, London EC3P 3AX, United Kingdom, registered with the England and Wales Companies Registration Office under No. 621757, represented by John Reeve in his capacity as Chairman, fully empowered for the purposes hereof, hereinafter "WCG",

Willis Corroon Europe B.V., a Netherlands law company whose registered office is at Marten Meesweg 51, 3068 AV Rotterdam, Netherlands, registered with the Rotterdam Commercial Registry under No. 135.835, represented by Sarah Turvill, acting as a director and fully empowered for the purposes hereof, hereinafter "WCE BV",

AND:

Gras Savoye & Cie, a societe en commandite par actions, with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each (hereinafter the "Shares"), having its registered office at 2, rue Ancelle, 92200 Neuilly-sur-Seine, registered with the Nanterre Commercial and Companies Registry under number B 457 509 867, represented by Mr. Patrick Lucas, in his capacity as general partner gerant, fully empowered for the purposes hereof, hereinafter the "Company",

                                                                       Agreement
                                                                          page 3

WITNESSETH:

On the date hereof, the Company's capital is held as indicated in Exhibit 1.

WCG is considering acquiring, through a company of the WCG Group (as defined below), a shareholding in the Company's capital with the aim of developing with it a worldwide network of insurance and reinsurance brokers placed among the leaders in each region of the world, according to the principles set forth in the "Framework for Partnership" in Exhibit 7 hereto.

In the context of the acquisition of this shareholding, the parties hereto have decided to enter into this Agreement in order to determine their respective rights and obligations in connection with their shareholding in the Company.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 - ACQUISITION OF A SHAREHOLDING BY THE WCG GROUP

Certain shareholders of the Company and WCG agreed to sign a share purchase agreement (the "Share Purchase Agreement"), pursuant to which a company of the WCG Group (as defined below) will purchase, subject to certain conditions, and such shareholders will sell, approximately 30.22% of the Company's capital, i.e., 15,105 Shares which, with the 680 GS Shares acquired simultaneously from GS Euro Finance in exchange for Willis Corroon France shares, corresponds to approximately 31.72% of the capital and approximately 33.36% of the voting rights of the Company, (hereinafter the "Initial Shareholding"). The Share Purchase Agreement and the Share Exchange Agreement are attached to this Agreement respectively in Exhibits 2 and 9.

The parties represent that the acquisition and maintenance by the WCG Group of the Initial Shareholding giving it more than 33.35% of the Company's voting rights is an essential condition of its consent to the transactions provided for in this Agreement and its Exhibits.

ARTICLE 2 - PROMISES TO BUY AND TO SELL

On condition that the WCG Group has acquired the Initial Shareholding, the signatories hereto shall be bound by the promises to buy and to sell attached hereto in Exhibits 3, 3 bis, 3 ter, 4 and 5.

ARTICLE 3 - AMENDMENTS TO THE BY-LAWS

                                                                       Agreement
                                                                          page 4

The parties agree that the societe en commandite par actions structure must continue for as long as Messrs. Gras or Lucas or Naftalski are general partners, it being stipulated that by the deadline of December 31, 2009, the Company will no longer have any general partners and will have to be transformed into a societe anonyme, without any provisions of the by-laws granting any special advantage to any one of the shareholders, provided that the WCG Group is the owner of 50.1% of the Company's capital or voting rights.

The Company's by-laws must have been amended according to the text contained in
Exhibit 6 no later than on the Closing Date and they shall keep such form for as long as the Company has the form of a societe en commandite par actions.

It is specified that the shareholders who are individuals and members of the Gras and/or Lucas families are, on the date hereof, those indicated as such in
Exhibit 1 hereto.

ARTICLE 4 - SHAREHOLDERS' AGREEMENT

All the shareholders and general partners of the Company expressly agree as follows:

(i) The parties agree that the WCG and GS Groups (defined respectively as all of the companies controlled by WCG on the one hand and the Company on the other hand, it being understood that the concept of control shall mean here a direct or indirect holding of more than 50% of the capital or the actual control of management) shall organize their relations in accordance with the principles defined in the document entitled "Framework for Partnership", attached in Exhibit 7.

(ii) An Advisory Committee of the Company shall be created as from the Closing Date until the transformation of the Company into a societe anonyme. This Advisory Committee shall be composed:

      o     of the general partners,
      o     of 2 representatives of WCG.

      This Advisory Committee shall meet from time to time, a minimum of once per quarter, and its task will be to discuss the following issues:

      *     operational and financial relations,
      * the development of the activity of the Company and the Subsidiaries, and the situation of the insurance brokerage market,
      *     the future of the Company and the Subsidiaries,

                                                                       Agreement
                                                                          page 5


      * the adoption of any new computer system or any new management software program having a certain importance,
      *     the evaluation of the solvency of insurance companies,
      *     the financial objectives.

(iii) The parties agree that the Company shall distribute every year to the shareholders, in the form of dividends, a minimum amount representing 40% of the Company's distributable profits (hereinafter the "Dividend Distribution"). However, the dividend distribution made within the legal time limit following the approval of the Company's accounts closed on December 31, 1997 and December 31, 1998 shall represent for each of the two years a minimum amount of FRF 10,000,000 for the WCG Group's Initial Shareholding.

      For subsequent years, the parties agree to fix the amount of the dividends to be paid to the shareholders by the Company at a level which takes into account the Company's investment budgets and working capital. Upon failure to agree, the amount of the dividends distributed shall be the Dividend Distribution. Subject to the rights of the general partners in accordance with the provisions of Article 18-3(degree) of the Company's by-laws, it is specified that the dividend distributions shall be identical for all the Company's shareholders, in proportion to their actual shareholding in the Company's capital.

      Messrs. Gras, Lucas and Naftalski guarantee that the competent corporate bodies of the Company's current or future Subsidiaries shall distribute an amount of dividends which is sufficient to allow the application of this clause.

(iv) Within a period of time compatible with the Company's material requirements, the Company shall use reasonable efforts to supply financial and accounting information concerning the GS Group regularly to WCG in accordance with and in the form of Exhibit 8.

      Before this procedure is able to be set up, the Company shall provide WCG on a quarterly basis with the income statements concerning all its Subsidiaries (as defined in the Share Purchase Agreement) which are French, and its important foreign Subsidiaries, and on a six-monthly basis with a consolidated balance sheet of the Company.

      Immediately as from the Closing Date, the Company shall also provide WCG on a monthly basis with an income statement concerning Gras Savoye S.A., in the available form, i.e., without the inventory corrections having a connection with turnover.

(v) The parties expressly undertake throughout the entire term hereof not to make any request to the relevant stock market authorities for the

                                                                       Agreement
                                                                          page 6


      introduction onto a French or foreign stock market, whether regulated or not, of any of the securities of the Company or of any one of the Subsidiaries.

(vi) The parties agree that the provisions referred to in Article 10-3 of the Company's by-laws requiring the prior authorization of the Supervisory Board by a three-quarters majority shall be applied to all the Company's Subsidiaries (as defined in the Share Purchase Agreement), it being understood that the amounts referred to in Article 10-3 of the Company's by-laws include all transactions carried out by the Company's Subsidiaries. In this regard, the Company's general partners shall set up internal procedures in each company of the GS Group allowing these provisions to be applied.

(vii) As from the date hereof, and throughout the entire term of this Agreement, none of the general partners and none of the Class A individual shareholders of the Company, for as long as they carry on any professional activity whatsoever within or for the benefit (employment contract or consultancy agreement) of the Company and/or the Subsidiaries,

      (a) shall hold, or have an option to acquire, directly or indirectly, on any grounds whatsoever, a shareholding in a company or enterprise carrying on, principally, activities which are the same as or compete with those of the Company or one of the Subsidiaries, subject however to the shares or securities held by one of them in one or more companies meeting the above conditions which are listed on a regulated or non-regulated market in France or abroad, provided that such a shareholding does not exceed 5% of the capital or voting rights of the company concerned;

      (b) shall receive any compensation whatsoever from persons supplying goods or services to the Company or one of the Subsidiaries, or from persons acquiring goods or services from the Company or one of the Subsidiaries, insofar as the nature of the connection at the origin of such compensation constitutes a conflict of interest with the Company or one of the Subsidiaries.

(viii) As from the time they cease their duties as gerant, or upon expiration of their capacity as general partner, for any reason whatsoever, Messrs. Lucas, Gras or Naftalski each undertake not to engage in any activity in the insurance and reassurance brokerage area resulting, directly or indirectly, in their personal name, on behalf of third parties and more generally in any capacity whatsoever, in their dealing with or soliciting in any manner whatsoever any one of the GS Group's clients existing as at the date they cease their duties as gerant or their capacity as general partner expires, or having been a client of the GS Group within the

                                                                       Agreement
                                                                          page 7


      12 months preceding such event.

      This non-compete undertaking is made for a 3-year period following respectively the cessation of their duties as gerant or the expiration of their capacity as general partner, and shall be limited to French territory.

(ix) The WCG Group and the Company, both on its own behalf and for any company of the GS Group, each undertake to make available to the other the resources necessary to offer a quality international homogeneous service to their clients immediately upon signature hereof.

      This undertaking shall remain in force for at least two years (i) as from the date hereof, in the event that the share transfer contemplated in the Share Purchase Agreement is not completed for any reason whatsoever or
      (ii) as from the actual completion of the change of control of WCG, if Promise to Sell No. 2 is exercised by the Beneficiaries of such promise.

(x) The parties have taken note that GS Euro Finance holds as of this day 3,120 shares of the Company, these self-held shares not having voting rights, and take note that the WCG Group's Initial Shareholding gives it more than approximately 33.35% of the Company's voting rights due to the existence of the still remaining self-held shares.

      The shareholders and the general partners undertake to ensure that any transaction concerning the still remaining self-held shares shall be carried out with WCG's prior agreement, in order to preserve a minimum percentage holding of 33.35% of the Company's voting rights.

(xi) The parties agree on the principle of setting up, at Company level and after the Closing Date, a Stock Option Plan for shares of the Company in favor of certain employees of the GS Group, by means of purchase options covering the existing shares of the Company, the terms and conditions of which shall be approved by the Company's corporate structures in accordance with the by-laws and the law.

      In particular, any use of the Company's shares held by the Belgian company, GS Euro Finance under this Stock Option Plan shall be authorized in accordance with the terms and conditions described above and must be carried out so that the WCG Group has the option of maintaining the minimum percentage holding of 33.35% of the Company's voting rights.

(xii) The parties agree that it is in their interest and in the interest of the Company that a French institutional or financial group acquire a significant shareholding in the Company's capital, it being specified that this shareholding must be less than the WCG Group's Initial Shareholding, unless WCG otherwise agrees.

                                                                       Agreement
                                                                          page 8


(xiii) The parties undertake that the general meeting of the Company shall not amend Article 9.II.2(degree).B of the Company's by-laws as long as each and all of the Corporate Beneficiaries (within the meaning of the Promises to Buy) have not exercised their option to sell, wholly or partially, pursuant to such Promises to Buy.

(xiv) For the purposes of the Promises to Buy and to Sell referred to in Article 2 above, the parties undertake that the Company shall not carry out any transaction involving the capital of the Company which may have an impact on the Price per Share, such as, in particular, a division of the par value or a distribution of free shares, without the parties having agreed to the modifications to be made to the Promises to Buy and to Sell.

ARTICLE 5 - TRANSFER OF THE WILLIS CORROON FRANCE S.A. SHARES

The WCG Group and GS Euro Finance agreed to sign a share exchange agreement, pursuant to which GS Euro Finance will acquire, on the Closing Date, 100% of the capital of Willis Corroon France S.A. so that this company is integrated into the GS Group. This share transfer shall be carried out in exchange for 680 Shares held by GS Euro Finance (hereinafter the "Share Exchange Agreement"). The Share Exchange Agreement is attached in Exhibit 9 hereto.

The parties agree to use their best efforts so that the management employees and managers of Willis Corroon France S.A. (it being specified that Mr. Nicholas Davenport shall not be integrated into the GS Group) are integrated into the GS Group at positions of responsibility and at conditions of remuneration which are comparable with those they have at the moment and are compatible with those currently in force in the GS Group for persons holding equivalent positions at the time of their integration.

ARTICLE 6 - CONDITION PRECEDENT

The entry into force of this Agreement, with the exception of Article 4 (v),
(vii), (viii) and (ix), Article 7 and Article 12, shall be subject to the condition precedent of the WCG Group's actually completing the acquisition of the Initial Shareholding, as provided for in the Share Purchase Agreement attached in Exhibit 2 and the Share Exchange Agreement attached in Exhibit 9 hereto, which must occur by December 31, 1997 or at a later date in the event of a contractual extension, as provided for in such Share Purchase Agreement and Share Exchange Agreement.

                                                                       Agreement
                                                                          page 9


ARTICLE 7 - OTHER UNDERTAKINGS

(i) Until the Closing Date or prior thereto, on the date on which this Agreement automatically lapses for any reason whatsoever, the shareholders and general partners undertake (a) not to sell the Shares, except for an individual's donation to his or her descendants, (b) not to start negotiations without the prior agreement of WCG with any third party for the sale of all or part of the Shares and to stop any negotiations already started for this purpose, (c) not to pledge the Shares to be transferred under the Share Purchase Agreement or use them as collateral in any manner whatsoever, particularly by means of a transfer to a financial instruments account pledged in favor of any person whatsoever, and (d) more generally not to do anything which is likely to prevent or delay the actual transfer of the Shares to be transferred to the WCG Group on the Closing Date. All the undertakings provided for in this paragraph shall also apply to the GS Shares held by GS Euro Finance to be delivered to the WCG Group in exchange for 100% of the Willis Corroon France S.A. shares.

(ii) Reciprocally, until the Closing Date or prior thereto, on the date on which this Agreement automatically lapses for any reason whatsoever, WCG undertakes not to start negotiations, directly or indirectly, for the acquisition principally of any French insurance or reinsurance brokerage company and/or to stop any negotiations already started for this purpose.

(iii) WCG undertakes that, after the Closing Date, Mr. Patrick Lucas shall be appointed as a member of the Board of Directors of WCG, in accordance with the provisions of WCG's by-laws. In addition, WCG undertakes, as from the Closing Date, to appoint, subject to terms and conditions to be determined, management employees and managers of the GS Group to the appropriate international and/or regional boards or committees of the WCG Group.

      Reciprocally, as from the Closing Date, the GS Group undertakes to appoint management employees and managers of the WCG Group to the equivalent or appropriate boards or committees of the GS Group.

(iv) No later than on the Closing Date, the general partners of the Company and the Company undertake that the entire capital of GS Euro Finance less one share shall be held directly or indirectly by the Company.

(v) WCG undertakes that the commission sharing agreements in force on the date hereof, pursuant to which Willis Corroon France shares:

      (i)   commissions with Willis Corroon Faber & Dumas Limited on the

                                                                       Agreement
                                                                         page 10


            basis of a 50/50 share, with respect to French business covered by reinsurance agreements (whatever the nationality of the reinsurance companies);

      (ii) with other companies of the WCG Group on bases which are currently in force with respect to the other types of business not referred to in (i) above,

      shall be maintained. They may be modified with the sole agreement of the companies of the WCG Group concerned and the Company.

ARTICLE 8 - TERM

This Agreement shall be entered into for a 13-year term.

ARTICLE 9 - MISCELLANEOUS PROVISIONS

(i)   This Agreement shall be governed by French law.

(ii) Any disputes which might arise between the parties in connection with the interpretation and performance of this Agreement shall be submitted to the exclusive jurisdiction of the Nanterre Commercial Court, the place where the Company's registered office is located, where all the parties expressly declare that they elect domicile for the purposes hereof.

(iii) This Agreement and, as applicable, the attached documents, shall be the subject of a press release which will be issued publicly immediately after its signature and which must have been approved by all the parties hereto. With the exception of the information which may be required by law or the stock market regulations applicable to WCG or by law or the stock market regulations applicable to the GS Group, any information concerning this Agreement or the attached documents shall be confidential.

      Any information obtained by any one of the parties hereunder shall be confidential in nature and shall in any event continue to be covered by the previously signed confidentiality undertaking. This undertaking shall continue in the event that this Agreement lapses automatically.

(iv) This Agreement cancels and replaces any other agreements which might exist between the parties relating to its subject matter, including, on the Closing Date, the shareholders' agreement dated June 26, 1992 entered into between Mr. Patrick Lucas, Mr. Emmanuel Gras, Athena, AGF and UAP, and known to such parties only.

                                                                       Agreement
                                                                         page 11


(v) A refusal or a delay by one of the parties in exercising its rights arising out of this Agreement shall not be deemed to constitute a waiver of such rights or of other rights for the future.

(vi) The respective obligations of each of the parties under this Agreement and its Exhibits shall form an indivisible whole. If for any reason whatsoever one of the clauses of this Agreement or its Exhibits proved to be invalid or unenforceable or if the fulfillment of any obligation by one of the parties was prevented or significantly delayed as a result of the failure to obtain any administrative authorization or as a result of any regulation, the parties undertake to negotiate in good faith as promptly as possible any provision intended to replace the invalid or unenforceable clause, and any other clause which may be affected, as the case may be, respecting the general equilibrium of their respective initial undertakings. It is however specified that the invalidity or unenforceability of any one of the non-essential clauses of this Agreement or its Exhibits shall not be such as to affect the validity or enforceability of the other clauses of this Agreement or its Exhibits.

(vii) Each party shall assume the fees and expenses of its own counsel, accountants, brokers, representatives and attorneys-in-fact in connection with this Agreement.

(viii) This Agreement shall be binding on the successors, heirs, legal representatives, assignees and assigns, whether for valuable consideration or as a gift, of the parties and shall inure to their benefit.

(ix)    The Exhibits to this Agreement form an integral part hereof.

(x) In the event that any one of the provisions hereof contradicts the text of any one of the Exhibits hereto, the text of such Exhibits shall prevail.

(xi) Any shareholder of the Company signing this Agreement guarantees that all of the Company's shareholders, existing now or on the Closing Date, and any subsequent transferee of the Shares, shall ratify this Agreement by the Closing Date, directly or on the basis of a power of attorney according to the model attached in Exhibit 10. In this regard, new originals of this Agreement shall be signed, directly or on the basis of a power of attorney, no later than on the Closing Date.

(xii) In the event of the transfer of the Shares to a party outside of this Agreement, the recording of this new shareholder as the owner of the Company's securities shall be subordinated to such shareholder's prior written acceptance, with no restrictions or reservations, of this Agreement.

(xiii)  All the Gras Shareholders, as defined in Exhibit 1, represent that they

                                                                       Agreement
                                                                         page 12


        have a common interest and they shall receive a single original of this Agreement and its Exhibits, delivered to Mr. Emmanuel Gras, to whom the selling shareholders grant power to receive this original, Mr. Emmanuel Gras being responsible for delivering certified true copies to them.

(xiv) All the Lucas Shareholders, as defined in Exhibit 1, represent that they have a common interest and they shall receive a single original of this Agreement and its Exhibits, delivered to Mr. Patrick Lucas, to whom the selling shareholders grant power to receive this original, Mr. Patrick Lucas being responsible for delivering certified true copies to them.

(xv) All the Other Individual Shareholders, as defined in Exhibit 1, represent that they have a common interest and they shall receive a single original of this Agreement and its Exhibits, delivered to Mr. Daniel Naftalski, to whom the selling shareholders grant power to receive this original, Mr. Daniel Naftalski being responsible for delivering certified true copies to them.

(xvi) All the other signatories of this Agreement shall each receive an original of this Agreement and its Exhibits.

(xvii) It is specified that in the event of the failure by any one of the parties to respect its undertakings under this Agreement and its Exhibits and independently of any provisions set forth herein, each of the parties shall be able to use all remedies at law to seek compensation for the damage suffered.

(xviii) The Company undertakes to provide all the parties at any time at their request with all information concerning the price and the components used to calculate it in order to allow the parties to determine the conditions for the exercise of the Promises to Buy and to Sell provided for herein.

ARTICLE 10 - INTERVENTION OF GRAS SAVOYE & CIE

The Company has familiarized itself, in addition to its own undertakings, with the undertakings referred to in this Agreement and undertakes to do what is necessary for them to be respected.

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES OF WCG

WCG represents and warrants that it has full power and has obtained all necessary authorizations to enter into and sign this Agreement, that its undertakings are valid and enforceable in accordance with their terms, subject

                                                                       Agreement
                                                                         page 13


to the condition precedent stipulated in Article 4 (f) of the Share Purchase Agreement. WCG guarantees the undertakings made by any company of the WCG Group that it might substitute for itself pursuant hereto.

ARTICLE 12 - ATHENA - UAP - AGF

The parties expressly acknowledge that Athena and UAP, with the exception of what is stipulated below, shall not be held liable in respect of any one of the other parties hereto for any reason whatsoever. The only obligations by which Athena and UAP are bound by this Agreement are:

(i) to respect the Promise to Buy (Exhibit 3 bis for Athena and Exhibit 3 ter for UAP) and Promise to Sell No. 1, in accordance with Article 2 of this Agreement;

(ii) to vote at Supervisory Board and general meetings in such a way as to allow the accomplishment of the provisions of this Agreement; and

(iii) to respect the provisions of Articles 4 (v), 8 and 9, with the exception of Article 9 (xi).

The parties expressly acknowledge that AGF, with the exception of what is stipulated below, shall not be held liable in respect of any one of the other parties hereto for any reason whatsoever. The only obligations by which AGF is bound by this Agreement are:

(i)   to respect the Share Purchase Agreement (Exhibit 2), in accordance with
      Article 1 of this Agreement;

(ii) to vote at Supervisory Board and general meetings in such a way as to allow the accomplishment of the provisions of this Agreement; and

(iii) to respect the provisions of Articles 4 (v), 8 and 9, with the exception of Article 9 (xi).

Executed in 10 originals,

For all the signatories excluding WCG and WCE BV, in Neuilly-sur-Seine, on July 23, 1997 at 12.00 p.m..

For WCG and WCE BV, in London, on July 23, 1997 at 5.00 p.m.

For the shareholders:

                                                                       Agreement
                                                                         page 14



-------------------------------------   ------------------------------------
For the Gras Shareholders               For the Lucas Shareholders
By Mr. Emmanuel Gras                    By Mr. Patrick Lucas


-------------------------------------
For the Other Individual Shareholders
By Mr. Daniel Naftalski


-------------------------------------   ------------------------------------
Assurances Generales de France IART     UAP Incendie - Accidents
By Guy Lallour                          By Adrien Cadieux


-------------------------------------
Athena
By Daniel Ehrmann

For the general partner gerants:


-------------------------------------   ------------------------------------
Mr. Emmanuel Gras                       Mr. Patrick Lucas


-------------------------------------
Mr. Daniel Naftalski

                                                                       Agreement
                                                                         page 15


For the Company:


-------------------------------------
Gras Savoye & Cie
By Mr. Patrick Lucas

For GS Euro Finance:


-------------------------------------
Gras Savoye Euro Finance
By Mr. Patrick Lucas

For the Willis Corroon Group:


-------------------------------------   ------------------------------------
Willis Corroon Group Plc                Willis Corroon Europe B.V.
By Mr. John Reeve                       By Mrs. Sarah Turvill

--------------------------------------------------------------------------------

                           EXHIBIT 2 TO THE AGREEMENT

                            SHARE PURCHASE AGREEMENT

BETWEEN THE UNDERSIGNED

1. Assurances Generales de France IART, a French law company with its registered office at 87 rue de Richelieu, 75002 Paris, registered with the Paris Commercial and Companies Registry under No. B 542 110 291, represented by Guy Lallour acting as Directeur DIDRE and fully empowered for the purposes hereof,

2. The transferring individual shareholders of Gras Savoye & Cie, designated as such in Exhibit 1 to the Agreement,

hereinafter jointly referred to as the "Transferors";

AND

Gras Savoye Euro Finance S.A., a Belgian law company having its registered office at 8 avenue Bel-Air, 1180 Uccle, Belgium, registered with the Brussels Commercial Registry under No. 258.054,

represented by Patrick Lucas acting as President and fully empowered for the purposes hereof,

hereinafter referred to as "GS Euro Finance";

AND

Willis Corroon Group Plc., an English law company with its registered office at Ten Trinity Square, London EC3P 3AX, United Kingdom, registered with the England and Wales Company Registration Office under No. 621757, represented by John Reeve acting as Chairman and fully empowered for the purposes hereof,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 2


with the option to substitute for itself hereunder any company of the WCG Group (as defined in the Agreement),

hereinafter the "Transferee".

WHEREAS:

A. Gras Savoye et Cie is a societe en commandite par actions with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each, with its registered office at 2 rue Ancelle, 92200 Neuilly sur Seine, registered at the Nanterre Commercial and Companies Registry under number B 457 509 867 (hereinafter referred to as the "Company"). At the date hereof, the capital of the Company is held as described in Exhibit 1 to the Agreement.

The shares of the Company shall hereinafter be referred to as the "GS Shares".

B. The Company has direct or indirect shareholdings in several other companies or other legal entities, a list of which, indicating the percentage of such shareholdings, is attached in Exhibit 1 to the Share Purchase Agreement. Those of such companies or other legal entities in which the Company directly or indirectly owns more than 50% of the capital or ensures the actual control of the management shall hereinafter be collectively referred to as the "Subsidiaries".

C. The Transferee has informed the Transferors that it is interested in purchasing approximately 30.22% of the GS Shares, i.e. 15,105 GS Shares which, with the 680 GS Shares acquired simultaneously from Gras Savoye Euro Finance, corresponds to approximately 31.72% of the capital and approximately 33.36% of the voting rights of the Company, and the Transferors have also indicated that they are interested in such transfer.

D. Among the companies of the Gras Savoye Group, the following are of particular importance, i.e.: (i) Gras Savoye & Cie S.C.A., (ii) Gras Savoye S.A., (iii) Gras Savoye Reassurance S.A. (iv) SAGERI S.A., (v) AMI, (vi) Gras Savoye Lanvin Lespiau, (vii) GS Re and (viii) Gras Savoye Euro Finance. These eight companies are hereinafter collectively referred to as the "Main Companies".

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

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                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 3


NOW, THEREFORE, THE FOLLOWING HAS BEEN AGREED UPON:

1.    Acquisition

      (a) Subject to ordinary legal guarantees and to the terms and conditions of this Share Purchase Agreement, the Transferors shall jointly transfer to the Transferee, and the Transferee shall acquire from the Transferors, 15,105 GS Shares representing approximately 30.22% of the capital and, with the 680 GS Shares acquired simultaneously from GS Euro Finance, approximately 31.72% of the capital and approximately 33.36% of the voting rights of the Company, it being specified that the Transferee intends to purchase shares of a Transferor only if it is in a position to purchase shares from the other Transferors at the same time.

      The transferred GS Shares shall hereinafter be referred to as the "Shares".

      (b) The transfer of the Shares shall take effect on the date of the effective transfer of the Shares (hereinafter referred to as the "Closing Date") and the Transferee shall acquire the right to the full enjoyment of the Shares as from such date, with all the rights to dividends attached thereto. The class A Shares purchased by the Transferee in addition to the class B Shares purchased just before, shall as a matter of course become class B Shares on the Closing Date, pursuant to the Company's by-laws in effect as from the Closing Date.

      (c) The transfer and acquisition of the Shares shall only take place if all the conditions precedent set forth in Article 4 below have been fulfilled by the Closing Date.

2.    Price of the Shares

      (A) Base Price

      The base price of the Shares (hereinafter the "Base Price") is FRF 453,406,785 (four hundred and fifty-three million four hundred and six thousand seven hundred and eighty-five French francs), i.e. FRF 30,017 (thirty thousand and seventeen French francs) per Share, (hereinafter referred to as the "Base Price per Share"). The Base Price has been determined on the basis of a valuation of the Company of FRF 1,400,000,000 (one billion four hundred million French francs).

      (B) Deciding Elements and Adjustment of the Price

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 4


      If the accounting and legal audit conducted in accordance with Article 4
(d) below (hereinafter the "Audit") reveals one or more quantifiable or unquantifiable elements or facts, contrary to any of the deciding elements of the acquisition of the Shares indicated in Exhibits 2A and 2B to the Share Purchase Agreement (hereinafter the "Quantifiable Deciding Elements", the "Unquantifiable Deciding Elements" and together the "Deciding Elements"), the Transferee shall inform the Representative of the Transferors (as defined in Article 9 below) thereof no later than 8 business days in France (hereinafter the "Business Days") following the date of the end of the Audit set for October 20, 1997 at the latest, unless extended contractually (hereinafter referred to as the "Date of the End of the Audit"). The Transferee shall attach all the necessary information to such notification along with copies of any necessary documentary proofs. The notification shall also include the value of the Adjustment of the Price per Share (as defined below) claimed by the Transferee or its intention not to carry out the acquisition of the Shares, under the conditions set forth in this Article.

      (i) Inaccuracy in respect of any of the Quantifiable Deciding Elements

      If the Audit reveals one or more elements or facts in contradiction with any one of the Quantifiable Deciding Elements, a price reduction shall be calculated in accordance with the adjustment formula contained in Exhibit 3 (hereinafter the "Adjustment of the Price per Share"), subject, however, to the application of the Right of Withdrawal mentioned below.

      The Transferors, through the Representative of the Transferors, may notify the Transferee, within 6 Business Days following the notification received from the Transferee, of any dispute concerning such notification (hereinafter the "Notification in Response"), failing which they shall be deemed to have agreed to all the elements and to the Adjustment of the Price per Share notified by the Transferee, as a result of an inaccuracy in respect of one or more Quantifiable Deciding Elements. In the event of a dispute, the parties shall negotiate in good faith in order to reach an agreement on the existence or the amount of the Adjustment of the Price per Share.

      (a) Dispute of the Amount of the Consolidated Equity at June 30, 1997 and Absence of Dispute of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) and Absence of an Estimate by the Transferee of an Estimated Group Share Consolidated Net Result at December 31, 1997 of less than FRF 30,000,000

In the event of the occurrence of the 4 following conditions which are cumulative:

      (x) dispute by the Transferors of the amount of the Consolidated Equity at June 30, 1997 (as defined in Exhibit 2A) estimated by

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 5


            the Transferee;

      (y) absence of dispute by the Transferors of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) (as defined in Exhibit 2A) estimated by the Transferee;

      (z) absence of an estimate by the Transferee of an Estimated Group Share Consolidated Net Result at December 31, 1997 (as defined in Exhibit
            2A) of less than FRF 30,000,000;

      (t) absence of agreement between the parties within 6 Business Days following the Notification in Response received by the Transferee,

the amount of the Consolidated Equity at June 30, 1997 shall be settled in accordance with the Expert Assessment Procedure (as defined below).

      The Expert shall accordingly determine the Price per Share within the period defined in Article 2. (B) (ii) below, and in any event prior to the Closing Date, by applying the formula contained in Exhibit 3.

      (b) Dispute of the Amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) without such amount being estimated by the Transferee at less than FRF 850,000,000 and Absence of Estimate by the Transferee of an Estimated Group Share Consolidated Net Result at December 31, 1997 of less than FRF 30,000,000

      In the event of the occurrence of the 3 following conditions which are cumulative:

      (x) dispute by the Transferors of the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) (as defined in Exhibit 2A) estimated by the Transferee without such amount being estimated by the Transferee at less than FRF 850,000,000;

      (y) absence of an estimate by the Transferee of an Estimated Group Share Consolidated Net Result at December 31, 1997 (as defined in Exhibit
            2A) of less than FRF 30,000,000;

      (z) absence of agreement between the parties within 6 Business Days following the Notification in Response received by the Transferee,

the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) shall be determined pursuant to the Expert Assessment

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 6


Procedure.

      In addition, in the event that the Transferors dispute the amount of the Consolidated Equity at June 30, 1997 as estimated by the Transferee, and in the absence of an agreement between the parties within 6 Business Days following the Notification in Response received by the Transferee, the amount of the Consolidated Equity at June 30, 1997 shall also be determined in accordance with the Expert Assessment Procedure.

      The Expert shall accordingly determine the Price per Share within the period of time set forth in Article 2. (B) (ii) below, by applying the formula contained in Exhibit 3.

      However, in the event that the Expert is unable to determine the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions), it would determine the Price per Share on the basis of the amount of the Actual Consolidated Net Turnover at December 31, 1997 and the amount of the Consolidated Equity at December 31, 1997, as the case may be.

      (c) Right of Withdrawal

      Notwithstanding any provision to the contrary herein, and in addition to the provisions set forth in Article 2 (B) (iii) below, the Transferee shall be entitled, at its election, to a right of withdrawal (hereinafter the "Right of Withdrawal") under the following conditions.

      If, at the end of a period of 6 Business Days following the Notification in Response received by the Transferee, the parties agree that (x) the total price of the Shares is less than or equal to FRF 388,636,545 (three hundred and eighty-eight million six hundred and thirty-six thousand five hundred and forty-five French francs), i.e. FRF 25,729 per Share, following the application of the adjustment formula contained in Exhibit 3 hereto, or that (y) the Estimated Group Share Consolidated Net Result at December 31, 1997 is less than FRF 30,000,000, or that (z) the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) is less than FRF 850,000,000, the Transferee may notify its decision to the Transferors to end all of the transactions provided for herein within 6 Business Days following the parties' agreement. In such event, this Share Purchase Agreement shall automatically lapse, as shall any related and/or inseparable document (with the exception of the provisions of the Agreement expressly stipulated as surviving the lapsing of this Share Purchase Agreement), without any indemnity being due by either of the parties.

      In the event that, at the end of a period of 6 Business Days following the Notification in Response received by the Transferee, the parties disagree on any one of the assertions made in (x), (y) or (z) above, the Closing Date shall be postponed until the Expert fails to confirm, if such is the case, in the context

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 7


of the Expert Assessment Procedure, the reality of the assertion or assertions made.

      Should the Expert determine the reality of at least one of the assertion or assertions made by the Transferee referred to in (x), (y) or (z) above, the Transferee may notify the Transferors, within 6 Business Days following the confirmation by the Expert of the reality of at least one of the assertion or assertions made by the Transferee referred to in (x), (y) or (z) above, of its decision to end all of the transactions provided for herein. In such a case, this Share Purchase Agreement shall automatically lapse, as shall any related and/or inseparable document (with the exception of the provisions of the Agreement expressly stipulated as surviving the lapsing of this Share Purchase Agreement), without any indemnity being due by any one of the parties.

      In all cases where the Transferee does not exercise its Right of Withdrawal recognized by the parties or the Expert, and decides to acquire the Shares, the Price per Share shall be determined in accordance with the formula contained in Exhibit 3 on the basis of the Actual Consolidated Net Turnover at December 31, 1997 and the Consolidated Equity at December 31, 1997, it being specified that if the Price per Share is unable to be determined on the Closing Date, the amount of FRF 25,729 per Share shall be paid on such Date.

      In all cases where the Transferee decides to exercise its Right of Withdrawal, recognized by the parties or the Expert, the parties undertake to meet in order to determine together the optimum terms and conditions for the public announcement, if any, of the exercise of this Right of Withdrawal.

      Should the Expert fail to confirm the reality of all the assertions made by the Transferee referred to in (x), (y) and (z) above, the Transferee shall be required to acquire the Shares. The Expert shall determine the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) and as required of the Consolidated Equity at June 30, 1997 and shall deduce from it the Price per Share in accordance with the formula contained in Exhibit 3 hereto. If the Expert, having failed to confirm the reality of all of the assertions made by the Transferee referred to in (x), (y) and (z) above, is however unable to determine the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) and/or the amount of the Estimated Group Share Consolidated Net Result at December 31, 1997, the parties agree that a sum corresponding to FRF 25,729 per Share shall be paid on the Closing Date, the Expert being responsible for determining the price supplement on the basis of the elements described in the following paragraph.

      In any event, if the Expert was unable to determine the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) and/or the amount of the Estimated Group Share Consolidated Net Result at December 31, 1997, it would determine the Price per Share on

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 8


the basis of the Actual Consolidated Net Turnover at December 31, 1997 and, as the case may be, of the amount of the Consolidated Equity at December 31, 1997. It shall also determine, as the case may be, the Actual Group Share Consolidated Net Result at December 31, 1997.

      (ii) Expert Assessment Procedure

      For the purposes hereof, the procedure described below is called the "Expert Assessment Procedure".

      Failing an agreement within a period of 6 Business Days following the Notification in Response received by the Transferee, as provided in Article 2.
(B) (i) above, the parties expressly agree that the existence and/or the amount of the inaccuracy alleged by the Transferee in respect of one or more of the Quantifiable Deciding Elements or the reality of any one of the assertions mentioned in Article 2. (B) (i) (c) above, shall be definitively settled, without recourse of any kind, unless an obvious material error has been made, by Coopers & Lybrand (hereinafter the "Expert"), within a period of 30 Business Days following:

      (x) the submission of the dispute to the Expert in order to determine the amount of the Consolidated Equity at June 30, 1997, or

      (y) the submission of the dispute to the Expert in order to determine the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions), or

      (z) the submission of the dispute to the Expert in order to confirm or not confirm the reality of the assertions notified by the Transferee pursuant to paragraphs (x), (y) or (z) of Article 2 (i) (c) above, or

      (t) the submission of the dispute to the Expert, to which shall be attached a copy of the Company's consolidated accounts for financial year 1997, certified by the statutory auditor, in order to determine the amount of the Actual Consolidated Net Turnover at December 31, 1997 or the amount of the Consolidated Equity at December 31, 1997 if the Expert has for any reason whatsoever to take into consideration the amount of the Actual Consolidated Net Turnover at December 31, 1997 or the amount of the Consolidated Equity at December 31, 1997 or the Actual Group Share Consolidated Net Result at December 31, 1997.

The dispute shall be submitted to the Expert at the request of the most diligent party in writing with a copy sent to the other parties, and one-half of the Expert's fees shall be paid by the Transferors and the other half by the Transferee. The party referring the dispute to the Expert shall provide the Expert with a copy of

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

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                          page 9


the notifications exchanged between the parties. The Expert declared prior to the signature hereof that it accepted this appointment. Accordingly, the Expert shall determine the existence and/or the amount of the inaccuracy alleged by the Transferee in respect of one or more Quantifiable Deciding Elements, the reality of the assertions referred to in Article 2. (B) (i) (c) above, which determination shall be binding on the parties, and the Adjustment of the Price per Share which shall also be binding on the parties, in accordance with Article 1843-4 of the Civil Code, it being understood that not only the definitions contained in Exhibit 2A hereto but also the adjustment formula contained in
Exhibit 3 and the accounting rules and methods contained in Exhibit 4 shall be binding on the Expert. If the Expert was unable to complete its mission for any reason whatsoever, with the exception of the cases in which it would be unable to determine the amount of the Estimated Consolidated Net Turnover at December 31, 1997 (excluding acquisitions) or the amount of the Estimated Group Share Consolidated Net Result at December 31, 1997, a new Expert chosen from the list of experts of the Court of Appeal of Versailles would be appointed by mutual agreement between the Transferee and the Representative of the Transferors or, failing this, by the Presiding Judge of the Commercial Court of Nanterre to which the matter shall be referred in summary proceedings (referes) upon the request of the most diligent party. The Transferors and the general partner gerants of the Company guarantee the Expert's access to the premises of the Company and/or its Subsidiaries as the case may be and the provision by the Company and/or its Subsidiaries to the Expert of any information that the Expert might reasonably request in connection with the accomplishment of its mission.

      (iii) Inaccuracy of any one of the Unquantifiable Deciding Elements

      If the Audit reveals one or more elements or facts that are contrary to any one of the Unquantifiable Deciding Elements, insofar as such Unquantifiable Deciding Elements are not disclosed in Exhibit 5, the Transferee may decide not to purchase the Shares. In such event, it shall notify the Representative of the Transferors within 6 Business Days following the Date of the End of the Audit of its intention not to purchase the Shares.

      The elements disclosed by the Transferors in Exhibit 5 hereto (it being observed that this Exhibit with its own Exhibits has been provided to the Transferee on the date of signature hereof, the Transferee not having been able to become familiar with them in a satisfactory manner, as acknowledged by the parties) which the Transferee has not valued on the date of signature hereof, shall not constitute the Transferee's waiver of asserting, within 6 Business Dates following the Date of the End of the Audit, any one of such elements (and in particular any elements contained in the Exhibits to Exhibit 5) which have or may have a significant effect on the value or the outlook of the Company and, as the case may be, of their being taken into consideration with respect to the Quantifiable Deciding Elements.

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

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 10


      In the event of a dispute by the Transferors concerning the inaccuracy in respect of the Unquantifiable Deciding Element(s) in question, it shall be the Transferors' responsibility to show within 10 Business Days following the notification received from the Transferee that the Unquantifiable Deciding Element(s) in question are in reality accurate or do not have a significant effect on the value or outlook of the Company. The Transferors shall also have the possibility within the same period of time of carrying out any relevant rectification, and presenting proof thereof to the Transferee, with regard to the Unquantifiable Deciding Element(s) in question. Failing that, this Share Purchase Agreement shall automatically lapse, as shall any related and/or inseparable document (with the exception of the provisions of the Agreement expressly stipulated as surviving the lapsing of this Share Purchase Agreement), without any indemnity being owed by either of the parties.

      (C) Payment terms and conditions

      (i) In the event of the determination of the Price per Share without using the Right of Withdrawal procedure

            (x) In the event of the definitive determination of the Price per Share, as revised, as the case may be, on the Closing Date, two-thirds of the total price of the Shares shall be paid in cash in French francs on the Closing Date in the form of a bank check delivered to the Representative of the Transferors, and the remaining third shall be paid in the form of promissory notes maturing on July 1, 1998, made out to each Transferor and guaranteed by a first rank European bank (AA or better rating), the whole to be delivered to the Representative of the Transferors on the Closing Date.

            (y) In the event that the Price per Share is not determined definitively on the Closing Date, two-thirds of the amount of FRF 388,636,545 (three hundred and eighty-eight million six hundred and thirty-six thousand five hundred and forty-five French francs), representing FRF 25,729 per Share, shall be paid in cash in French francs on the Closing Date in the form of a bank check delivered to the Representative of the Transferors and the remaining third shall be paid in the form of promissory notes maturing on July 1, 1998, made out to each Transferor and guaranteed by a first rank European bank (AA or better rating), the whole to be delivered to the Representative of the Transferors on the Closing Date.

      In such event, two-thirds of the difference between the total price of the Shares and FRF 388,636,545 (three hundred and eighty-eight million six hundred and thirty-six thousand five hundred and forty-five French francs), increased by interest at the rate of 4% as from the Closing Date, shall be payable to the Representative of the Transferors within 10 Business Days following the determination of the Price per Share, and the last third of the difference between the total price of the Shares and FRF 366,741,166 (three

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 11


hundred and sixty-six million seven hundred and forty-one thousand one hundred and sixty-six French francs) shall be paid in the form of promissory notes maturing on July 1, 1998, made out to each Transferor and guaranteed by a first rank European bank (AA or better rating), delivered to the Representative of the Transferors at the same time as the above-mentioned payment.

      (ii) In the event of the determination of the Price per Share after using the Right of Withdrawal procedure

      In the event that (a) the Expert fails to confirm the reality of all the assertions made by the Transferee referred to in (x), (y) and (z) of Article 2.
(B) (i) (c) above, or (b) the Transferee waives exercising its Right of Withdrawal, recognized by the Expert or by mutual agreement between the parties, the total price of the Shares, as determined by the Expert or the parties in accordance with the provisions of Article 2. (A) and (B) above and with the formula in Exhibit 3, shall be payable as follows:

            (x) In the event of the definitive determination of the Price per Share, as adjusted, as the case may be, on the Closing Date, two-thirds of the total price of the Shares shall be paid in cash in French francs on the Closing Date in the form of a bank check delivered to the Representative of the Transferors, and the remaining third shall be paid in the form of promissory notes maturing on July 1, 1998, made out to each Transferor and guaranteed by a first rank European bank (AA or better rating), the whole being delivered to the Representative of the Transferors on the Closing Date.

            (y) If the Price per Share is not definitively determined on the Closing Date, two-thirds of the amount of FRF 388,636,545 (three hundred and eighty-eight million six hundred and thirty-six thousand five hundred and forty-five French francs), representing FRF 25,729 per Share, shall be paid in cash in French francs on the Closing Date in the form of a bank check delivered to the Representative of the Transferors, and the remaining third shall be paid in the form of promissory notes maturing on July 1, 1998, made out to each Transferor and guaranteed by a first rank European bank (AA or better rating), the whole being delivered to the Representative of the Transferors on the Closing Date.

      In this case, two-thirds of the difference between the total price of the Shares and FRF 388,636,545 (three hundred and eighty-eight million six hundred and thirty-six thousand five hundred and forty-five French francs) shall be payable, increased by interest at the rate of 6% as from the Closing Date, to the Representative of the Transferors within 10 Business Days following the determination of the Price per Share, and the last third of the difference between the total price of the Shares and FRF 388,636,545 (three hundred and eighty-eight million six hundred and thirty-six thousand five hundred and forty-five French francs), shall be paid in the form of promissory notes maturing on

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 12


July 1, 1998, made out to each Transferor and guaranteed by a first rank European bank (AA or better rating), delivered to the Representative of the Transferors at the same time as the payment provided for above.

      (iii) The Representative of the Transferors shall personally carry out all the formalities concerning the distribution of all or part of the Price of the Shares between the Transferors.

3.    Closing Date

      The Closing Date shall be no later than 10 Business Days after the fulfillment of the last condition precedent set forth in Article 4, it being understood that the Closing Date shall not in any event be later than December 31, 1997, unless extended contractually or in the cases provided for in Article
2. (B) (i) (c) above. In these latter cases, all of the conditions precedent referred to in Article 4 below otherwise being fulfilled, the Closing Date shall be no later than 10 Business Days following (i) the delivery by the Expert of its report failing to confirm the assertions referred to in (x), (y) and (z) of
Article 2. (B) (i) (c) above or (ii) the expiration of the period for the Transferee's exercise of the Right of Withdrawal.

      On the Closing Date, the part of the total price of the Shares which is due and payable shall be paid by the Transferee, as indicated in Article 2 above, in exchange for:

      (a) delivery to the Transferee of share transfer orders duly signed by the Transferors or by their duly authorized representative pursuant to a power of attorney, a model of which is contained in Exhibit 10 to the Agreement, and of all other documents required to enable the transfer of the Shares and to render such transfers enforceable against third parties, as well as the registration in the Company's shareholders' registers of the transfer of the Shares to the Transferee;

      (b) delivery to the Transferee of a copy of the Agreement and of all the related documents which are not separable from such Agreement, signed (directly or pursuant to a power of attorney) by all the prospective authorized signatories of such Agreement or of such documents;

      (c) delivery to the Transferee of a certified true copy of the minutes of the extraordinary general shareholders' meeting of the Company, with the consent of the general partners (i) resulting in the approval of the Transferee as shareholder of the Company and (ii) amending the Company's by-laws in accordance with Exhibit 6 to the Agreement, without the special benefits auditor (commissaire aux avantages particuliers) issuing any reserves in such respect;

      (d) delivery to the Transferee of a certified true copy of the minutes of the ordinary general shareholders' meeting of the Company appointing 3 new

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 13


members of the supervisory board designated by the Transferee at least three weeks before the Closing Date.

4.    Conditions precedent

      The completion of the transfer of the Shares shall be subject to the following conditions precedent, to the exclusive benefit of the Transferee, which means that the Transferee alone may, completely freely, waive all or part of any one of the conditions precedent below:

      (a) approval of the Transferee by the extraordinary general shareholders' meeting of the Company with the consent of the majority of the general partners;

      (b) approval by the extraordinary general shareholders' meeting of the Company, with the unanimous consent of the general partners, of the new by-laws of the Company in accordance with Exhibit 6 to the Agreement, the special benefits auditor not issuing any reserves in such respect;

      (c) approval by the ordinary general shareholders' meeting of the Company of the appointment of 3 new members of the supervisory board designated by the Transferee;

      (d) completion of the Audit by the Transferee;

      (e) absence of any fact coming to light before the Closing Date likely to invalidate any one of the Quantifiable Deciding Elements or any one of the Unquantifiable Deciding Elements;

      (f) approval by the general shareholders' meeting of Willis Corroon Group plc of the completion of the transactions provided for in this Share Purchase Agreement and its Exhibits. In this respect, the Transferee declares, and the Transferors acknowledge that they have been informed, that such prior approval, as a result of British stock market regulations, is an essential condition of its undertaking.

      The conditions precedent referred to in (a), (b), (c), (e) and (f) above shall be accomplished by December 15, 1997.

      The condition precedent referred to in (d) above shall be accomplished by October 20, 1997.

      In the event that at least one of the conditions precedent is not fulfilled within the time limit indicated above for each condition respectively, and unless extended contractually, this transfer shall be considered to have automatically lapsed and shall not give rise to any indemnity on either side.

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

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                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 14


      5. Transfer of ownership

      The Transfer to the Transferee of the ownership and the right to the enjoyment of the Shares shall occur on the Closing Date in exchange for payment of the price of the Shares.

      6. Administration of the companies

      (a) Between the date hereof and the Closing Date, the Transferors undertake to cause the Company and the Subsidiaries to be managed in a careful and prudent manner. Unless otherwise stipulated herein or consented to in writing by the Transferee, the Company and the Subsidiaries shall not conclude any undertaking nor undertake any activity outside the normal course of business and of prior normal practice, and, in particular, the Transferors shall take all measures necessary to ensure that (i) the Company does not decide on the distribution or payment of dividends of the Company (the Transferors, the Company and the general partners represent in this regard that no decision to distribute or pay dividends of the Company has been taken since January 1, 1997 outside of the context defined by the Company's general meeting of June 12, 1997 deciding to distribute a dividend to the shareholders of FRF 11,840,000, increased by the right to the profits due under the by-laws to the general partners, the whole being paid by the Company prior to June 30, 1997), or (ii) the Company and/or its Subsidiaries (x) do not amend their by-laws without WCG's agreement, which may not be unreasonably refused, with the exception of the amendments provided for herein or in any document attached inseparably hereto,
(y) do not issue any share, option, right or other interest and security, (z) do not carry out any of the operations mentioned in Article 10 of the draft resolutions contained in Exhibit 6 to the Agreement, accounted as from the date hereof, without having previously informed and consulted the Transferee.

      (b) Messrs. Lucas, Gras and Naftalski, as general partner gerants of the Company, undertake to ensure the proper respect of this clause.

7.    Representations and warranties

      AGF and GS Euro Finance (the "Corporate Transferors") on the one hand and the Transferee on the other hand have agreed to an indemnification undertaking which is contained in Exhibit 6 hereto and which forms an integral part hereof. It is specified that GS Euro Finance shall intervene in this Share Purchase Agreement only for the purposes of the representations and warranties and the indemnification undertaking insofar as GS Euro Finance otherwise transfers 680 GS Shares to the WCG Group pursuant to a Share

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

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                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 15


Exchange Agreement which is inseparable from this Share Purchase Agreement.

      The Corporate Transferors acknowledge that the Transferee has relied and shall rely on the said undertaking to enter into this Share Purchase Agreement and the purchase of the Shares and the Exchanged GS Shares (as defined in the Share Exchange Agreement), regardless of the investigations that have been conducted or shall be conducted concerning the facts described in such undertaking.

      In any event, each Transferor certifies and warrants to the Transferee that on the Closing Date, the Shares transferred by it shall be freely transferable and free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature whatsoever and that on that same Date, the Transferee shall acquire full ownership of the Shares, free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature whatsoever. Each Transferor undertakes to indemnify the Transferee for any adverse consequences and prejudice suffered by the Transferee as a result of any violation by it of the undertaking in this paragraph.

8.    Other undertakings

      (i) The Transferors represent that the fulfillment of the conditions precedent set forth in Article 4 (a), (b), and (c) is under their control and undertake to carry out any action necessary for such conditions to be fulfilled as provided for by the parties.

      Reciprocally, the Transferee undertakes to proceed with the Audit provided for in Article 4 (d) above within a period of time compatible with its being completed by October 20, 1997. In addition, the Transferee undertakes to use its best efforts to hold the general meeting of Willis Corroon Group plc provided for in Article 4 (f) above within the required period of time and to provide its shareholders with sincere information with a view to voting at this general meeting.

      (ii) The Transferors or the Representative of the Transferors shall sign all declarations, reports and all other documents that may be necessary or useful for the final completion of the transactions set forth herein.

      (iii) The general partners of the Company guarantee the provision by the Company and/or its Subsidiaries of all documents and information that may be reasonably requested in writing by the Transferee and/or its representatives or counsel in the course of the Audit in order to establish its information.

      (iv) Until the Closing Date, the Transferors undertake (a) not to

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

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                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 16


transfer the Shares, unless they are donated by an individual to his descendants, (b) not to enter into discussions with any third party with a view to transferring all or part of the GS Shares and to end any negotiation previously started for such purpose, (c) not to pledge the Shares or use them as collateral in any manner whatsoever, in particular by transfer to a financial instruments account pledged in favor of any person whatsoever, and (d) more generally, not to do anything that may be likely to prevent or delay the effective transfer of the Shares to the Transferee on the Closing Date. The general partners of the Company guarantee this undertaking.

9.    Representative of the Transferors

      The Transferors hereby expressly and irrevocably authorize Mr. Patrick Lucas or, in the event of his impediment or death, Mr. Emmanuel Gras or, in the event of his impediment or death, Mr. Daniel Naftalski (hereinafter referred to as the "Representative of the Transferors") to act jointly and severally in the name and on behalf of each of them in connection with the mission defined below:

      The mission of the Representative of the Transferors shall be as follows:

      (a) to take any decision concerning the price or the abandonment of the transactions set forth herein in accordance with Article 2 above;

      (b) collect any check, receive any promissory note and distribute all or part of the total price of the Shares between the Transferors;

      (c) receive any notification from the Transferee in connection with this Share Purchase Agreement and immediately inform each of the Transferors thereof individually;

      (d) send all notices in the name and on behalf of the Transferors in connection herewith;

      (e) more generally undertake any action necessary for the performance of the operations set forth in this Share Purchase Agreement and in any related and/or inseparable document.

      The Representative of the Transferors shall report on his mission to the Transferors.

      In this regard, the Representative of the Transferors undertakes in particular to keep the Transferors informed of any event likely to give rise to an indemnification under Exhibit 6 to the Share Purchase Agreement. If the Transferors required to indemnify contest all or part of the amount of the indemnification, the Representative of the Transferors must follow this order of

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

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                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 17


contestation, if reasonable, and keep the Transferors informed of the conduct of the proceedings.

10.   Notices

      All notices to a party hereunder shall be sent in writing and shall not be deemed duly sent as regards the notifying party unless within the required periods of time they are:

      (i) sent by registered mail with return receipt requested, with a copy sent by fax:

      For the Transferee, to:

      Willis Corroon Group Plc
      10 Trinity Square
      London EC3P 3AX
      United Kingdom
      For the attention of the Company Secretary
      Fax 00 44 171 488 88 82
      and
      Fax 00 44 171 481 71 83

      For the Transferors, to the Representative of the Transferors;

      Patrick Lucas
      Gras Savoye & Cie
      2, rue Ancelle
      92200 Neuilly sur Seine
      Fax 01 41 43 69 85

      or, in the event of his impediment or death, Emmanuel Gras
      Gras Savoye & Cie
      2, rue Ancelle
      92200 Neuilly sur Seine
      Fax 03 20 42 43 59

      or, in the event of his impediment or death, Daniel Naftalski
      Gras Savoye & Cie
      2, rue Ancelle
      92200 Neuilly sur Seine
      Fax 01 41 43 69 09

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

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                                                      Exhibit 2 to the Agreement
                                                        Share Purchase Agreement
                                                                         page 18


with a copy to

      the Directeur General Adjoint Administration et Finances
      Gras Savoye & Cie
      2, rue Ancelle
      92200 Neuilly sur Seine
      Fax 01 41 43 69 06

or to such other address as the Transferee or the Representative of the Transferors may designate by notice in accordance with this article, or

      (ii) hand delivered to a representative of the Transferee whose name is indicated above or to the Representative of the Transferors in exchange for a signed receipt.

      All notices made as indicated above shall be effective as regards the notified party or parties on the date on which they are presented for the first time for delivery (in the event they are sent by registered mail with return receipt requested) or on which they are delivered (in the event of hand delivery in exchange for a signed receipt).

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

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                                                                       Exhibit 1
                                                 to the Share Purchase Agreement

                    EXHIBIT 1 TO THE SHARE PURCHASE AGREEMENT

                              LIST OF SUBSIDIARIES

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

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                                                                      Exhibit 2A
                                                 to the Share Purchase Agreement

                   EXHIBIT 2A TO THE SHARE PURCHASE AGREEMENT

                         QUANTIFIABLE DECIDING ELEMENTS

A. Quantifiable Deciding Elements to be verified by the Transferee during the Audit

      Quantifiable Deciding Element                        Reference Value (FRF)

Consolidated Equity at June 30, 1997                            234,600,000
Estimated Consolidated Net Turnover at
December 31, 1997 (excluding acquisitions)                      950,000,000
Estimated Group Share Consolidated Net Result
at December 31, 1997                                             59,500,000

B. Quantifiable Deciding Elements intended to be taken into consideration by the parties or the Expert, as the case may be, in accordance with Article 2 of the Share Purchase Agreement

      Quantifiable Deciding Element                        Reference Value (FRF)

Consolidated Equity at June 30, 1997                             234,600,000
Consolidated Equity at December 31, 1997                         234,600,000
Estimated Consolidated Net Turnover at
December 31, 1997 (excluding acquisitions)                       950,000,000
Actual Consolidated Net Turnover at December 31, 1997          1,000,000,000
Estimated Group Share Consolidated Net Result
at December 31, 1997                                              59,500,000
Actual Group Share Consolidated Net Result at
December 31, 1997                                                 59,500,000

Definitions of the Quantifiable Deciding Elements (attached below)

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

--------------------------------------------------------------------------------

                                                                      Exhibit 2A
                                                 to the Share Purchase Agreement

                   EXHIBIT 2A TO THE SHARE PURCHASE AGREEMENT

                          ACCOUNTING NOTE - DEFINITIONS

                  [Translation to be provided by Ernst & Young]

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 1


                           EXHIBIT 3 TO THE AGREEMENT

                                 PROMISE TO BUY

BETWEEN THE UNDERSIGNED

WILLIS CORROON GROUP PLC, an English law company whose registered office is at 10, Trinity Square, London EC3P 3AX, Great Britain, registered with the England and Wales Company Registration Office under number 621757, hereinafter referred to as the "Promisor " or "WCG"

                                                                ON THE ONE HAND,

THE SHAREHOLDERS OF GRAS SAVOYE & CIE referred to in Exhibit A hereto,

hereinafter collectively referred to as the "Beneficiaries "

                                                              ON THE OTHER HAND,

WHEREAS

By virtue of an agreement entered into on this day between the Beneficiaries, the Corporate Beneficiaries and the Promisor (hereinafter the "Agreement"), it has notably been agreed that the Promisor shall grant to the Beneficiaries a promise to buy covering all of their shareholding in the Company (as defined in Article 1) in accordance with the terms and conditions of the present Contract.

IT IS THEREFORE AGREED AS FOLLOWS

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 2


1.    DEFINITIONS

The terms and expressions beginning with a capital letter and not defined in the present Contract shall have the meaning ascribed to them in the Agreement.

For purposes of the present Contract, the words and expressions below shall have the following meanings:

GS Share Purchase Agreement means the agreement in Exhibit 2 to the Agreement.

Promise to Sell No. 2 means the contract entered into on this day between WCG and Patrick Lucas, Emmanuel Gras and Daniel Naftalski, attached as Exhibit 5 to the Agreement.

Closing Date means the date on which the Promisor or any company of the WCG Group has acquired the Initial Shareholding.

Exceptional Event means any event whose origin was prior to the Closing Date and whose existence was unknown at the Closing Date and which, between the Closing Date and the three (3) years following the Closing Date, had the effect of reducing the Consolidated Equity by FRF 234,600,000.

Business Day means any business day in France with the exception of any public holiday or day of rest in accordance with the legislation and regulations applicable in France.

Company means Gras Savoye & Cie, societe en commandite par actions with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each, whose registered office is at 2, rue Ancelle (92200) Neuilly sur Seine and which is registered with the Nanterre Commercial and Companies Registry under number B 457 509 867.

2.    UNILATERAL PROMISE TO BUY

The Promisor hereby promises to each of the Beneficiaries, who accept such promise solely as a promise, to acquire, subject to ordinary legal guarantees and the prior satisfaction of the preemption right granted to the shareholders of the Company in accordance with the provisions of Article 9 (II) (2) (B) of the Company's by-laws, the shares of the Company which are referred to in
Article 3, in accordance with the terms and conditions defined in the present Contract (hereinafter, the "Option").

The Promisor may substitute any company of the WCG Group for itself provided that it remains the guarantor thereof and provided that the company which has been substituted for the Promisor undertakes in writing in favor of the

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 3


beneficiaries of Promise to Sell No. 2 to comply with the terms of such Promise.

3.    SHARES

The Option shall cover all of the shares of the Company referred to below (hereinafter the "Shares").

(a) All of the fully paid in, negotiable and non-amortized shares held on this day by each of the Beneficiaries and referred to in Exhibit A hereto.

(b) In addition, if the shares of the Company referred to in subparagraph (a) above were to be exchanged as a result of a merger, scission, transformation of the Company or for any other reason, the Option shall automatically cover all substituted equity interests deriving from such shares in the Company. More generally, the Option shall cover all transferable securities or all equity interests issued by the Company between the date hereof and the date of exercise of the Option and which have been acquired by any means by the Beneficiaries between the date hereof and the date of exercise of the Option.

(c) Notwithstanding the provisions of subparagraphs (a) and (b) above, and for as long as Patrick Lucas remains a general partner of the Company, the exercise of this Option by Patrick Lucas may not cause his shareholding in the Company's capital to fall to below five percent (5%) of the Company's capital on the day of exercise of the Option, it being understood that this minimum percentage shareholding of five percent (5%) of the Company's capital may be held by Patrick Lucas either in full ownership or in beneficial ownership provided that the ownership without use is kept by his descendants.

(d) Notwithstanding the provisions of subparagraphs (a) and (b) above, and for as long as Emmanuel Gras remains a general partner of the Company, the exercise of this Option by Emmanuel Gras may not cause his shareholding in the Company's capital to fall to below five percent (5%) of the Company's capital on the day of exercise of the Option, it being understood that this minimum percentage shareholding of five percent (5%) in the Company's capital may be held by Emmanuel Gras either in full ownership or in beneficial ownership provided that the ownership without use is kept by his descendants.

(e) Notwithstanding the provisions of subparagraphs (a) and (b) above, and for as long as Daniel Naftalski remains a general partner of the Company, the exercise of this Option by Daniel Naftalski may not cause his shareholding in the Company's capital to fall to below 0.26% of the Company's capital on the day of exercise of the Option, it being understood that this minimum percentage shareholding of 0.26% in the

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 4


      Company's capital may be held by Daniel Naftalski either in full ownership or in beneficial ownership provided that the ownership without use is kept by his descendants.

4.    TERM OF THE OPTION

The Option is granted for a period of twelve (12) years as from the Closing Date. It shall terminate in advance, as necessary, as from the earlier of the two following dates: (i) the date of the declaration of insolvency (cessation de paiements) made by the legal representative of the Company or of the Main Companies, with the exception of GS Re, or (ii) the date of the judgment establishing the insolvency (cessation de paiements) of the Company or of the Main Companies, with the exception of GS Re (hereinafter, the "Term of the Option").

5.    PERIOD OF EXERCISE OF THE OPTION

The Option may not be exercised for a period of three (3) years as from the Closing Date (hereinafter the "Exemption Period"). Upon the expiration of the Exemption Period, the Option may be exercised, in one or more operations, at any time during the Term of the Option.

However, the occurrence of the death or any circumstance which results in the total or permanent partial at least fifty percent (50%) invalidity of any one of the Beneficiaries during the Exemption Period will authorize the Beneficiary concerned or, depending on the case, his or her spouse, heirs or assigns, to exercise the Option, wholly or partially, at any time from the occurrence of the relevant circumstance (hereinafter, the "Period of Exercise of the Option").

6.    EXERCISE OF THE OPTION

Each of the Beneficiaries may, in one or more times, exercise the Option by sending to the attention of the Promisor, with a copy to the Representative (as defined in Article 9), in accordance with the provisions of Article 11, a written notification conforming to the model attached hereto as Exhibit B (hereinafter "Notification No. 1").

In the event of exercise of the Option, the Beneficiary or Beneficiaries concerned will also inform the Company of the proposed transfer by sending to the Company, in accordance with the provisions of Article 9 (II) (2) (B) of the Company's by-laws, a written notification conforming to the model attached hereto as Exhibit C (hereinafter "Notification No. 2"). In the event of the exercise of the preemption right by the shareholders of the Company on a portion of the Shares, the actual transfer of the Shares to the transferee

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 5


hereunder shall cover the balance of the Shares on which the Option has been exercised.

Each Beneficiary certifies and warrants to the Promisor that on the date of actual transfer of the Shares on which the Option has been exercised, the Shares transferred by such Beneficiary shall be freely negotiable and free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature and that on that same date, the transferee of such Shares will acquire full ownership thereof, free of all option rights, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature. Each Beneficiary undertakes to indemnify the transferee of the Shares for any adverse consequences and prejudice suffered by the transferee of the Shares due to any violation by such Beneficiary of the undertaking of the present paragraph.

Furthermore, each Beneficiary undertakes to take all necessary measures so that the Option for the Shares on which the ownership without use and the beneficial ownership are not held by the same Beneficiary is exercised simultaneously by the Beneficiaries holding the ownership without use and the beneficial ownership of such Shares such that the full ownership pertaining to such Shares is acquired by WCG or any other company of the WCG Group. In this regard, it is specified that if the Beneficiaries concerned are not able to propose to the Promisor Shares whose ownership without use and beneficial ownership can be immediately grouped together after the transfer by the Promisor, the Promisor will not in any manner be obligated to acquire the ownership without use or the beneficial ownership of the corresponding Shares.

The transferee of the Shares hereunder will acquire the right to full enjoyment of the Shares on which the Option has been exercised with all the attached rights to dividends on the date of the delivery by the Representative (as defined in Article 9) of the corresponding share transfer order(s) against payment of the price.

If the Option is not exercised by the Beneficiaries during the Period of Exercise of the Option, such Option shall be deemed to have lapsed, without any right of indemnity for either party.

7.    PRICE

The price per Share to be paid under the present Option (hereinafter the "Transfer Price") shall be:

(a) with regard to any transfer resulting from an exercise of the Option which is notified before the third anniversary of the Closing Date, the Price per Share of the Company, as defined in the GS Share Purchase Agreement,

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 6


(b) with regard to any transfer resulting from an exercise of the Option which is notified after the third anniversary and before the sixth anniversary of the Closing Date, the greater of the two following amounts:

      (i) the Price per Share of the Company as defined in the GS Share Purchase Agreement, reduced, if relevant, in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640), and

      (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based on the accounts of the following year and is calculated according to the same formula and in the same time period,

(c) with regard to any transfer resulting from an exercise of the Option which is notified after the sixth anniversary of the Closing Date, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification No. 1, by bank check denominated in French francs, against delivery by the Representative (as defined in Article 9) to the transferee of the Shares of the corresponding duly signed share transfer order(s) in favor of the transferee of the Shares, subject to the Beneficiaries' respecting their undertakings hereunder and the obtaining of any government or administrative authorization which may be necessary. However, if, due to the exercise of this Option or of the Options deriving from Exhibits 3 bis and 3 ter to the Agreement, the Promisor has to pay over a 12-month period an aggregate amount which is greater than one hundred and fifty million francs, the transfer price of the Shares under this Option and the Options deriving from Exhibits 3 bis and 3 ter mentioned above shall be payable in cash within ninety (90) calendar days of the date of Notification No. 1, according to the same conditions as those indicated above.

In the event that the transfer of the Shares pursuant hereto is subject to the obtaining of any government or administrative authorization, the Promisor and the Beneficiaries shall mutually provide all assistance, exchange all information,

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 7


sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction.

8.    BENEFIT OF THE OPTION

In the event of the death of a Beneficiary, the Option shall be deemed to be transferred to his/her spouse, heirs and/or all other assigns, even though they may be minors or otherwise legally incapable, without any other formality being necessary aside from the notification to the Promisor of the identity of such spouse, heirs and/or assigns and the number of Shares allotted to each of them.

In the event of a gift made by a Beneficiary of all or part of his/her Shares, whether such gift is made in full ownership or in ownership without use, and subject to the provisions of the Company's by-laws, notably including Article 9 of such by-laws, the Option shall be deemed to be transferred to the donees without any other formality being necessary aside from the notification to the Promisor of the identity of such donees and the number of Shares allotted in full ownership or ownership without use to each of them.

9.    POWER OF REPRESENTATION

At the Promisor's request, the Beneficiaries expressly grant an irrevocable power to Patrick Lucas or, in the case of his impediment or death, to Emmanuel Gras or, in the case of his impediment or death, to Daniel Naftalski (hereinafter the "Representative"), to act jointly and severally in the name and on behalf of each of them within the framework of the mission defined as follows:

(a)   make any decision regarding the Transfer Price,

(b) in the event of the exercise of the Option, deliver to the transferee of the Shares hereunder the share transfer order(s) corresponding to the Shares transferred, in return for the check(s) made out to each of the Beneficiaries concerned.

10.   EXPENSES - DUTIES - REGISTRATION

Each party shall bear the fees and expenses of its own counsel with regard to the performance of the present Contract.

All other expenses, duties and taxes of any nature resulting from the signature or the performance of the present Contract shall be borne exclusively by the Promisor which so agrees.

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

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                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                          page 8


11.   NOTICES

Unless specifically provided otherwise, all notifications, requests, applications, claims or other communications authorized or required under the present Contract (other than those which must be made in application of the by-laws of the Company) will as far as the notifying party is concerned be duly made if, within the required time period, they are delivered by hand in return for a release or sent by registered mail with return receipt requested to the addresses appearing above or to any other address notified beforehand in accordance with the provisions of the present Article.

For purposes of this Contract, the notification date shall, as far as the notified party is concerned, be deemed to be the date of remittance, in the case of notification by hand, and the date of first presentation, in the case of notification by registered mail with return receipt requested.

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

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                     EXHIBIT A TO EXHIBIT 3 OF THE AGREEMENT

              LIST OF BENEFICIARIES AND SHARES OF THE BENEFICIARIES

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

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                     EXHIBIT B TO EXHIBIT 3 OF THE AGREEMENT

                           MODEL OF NOTIFICATION NO 1

                                                          At [_____], on [_____]

To:       Willis Corroon PLC
          Attention: [_____]
          10 Trinity Square
          London EC3P 3AX
          Great Britain

Copy to:  Patrick Lucas
          Emmanuel Gras
          Daniel Naftalski
          (hereinafter the "Representative")

                                 Registered letter with return receipt requested

Re: Exercise of the Promise to Buy of [_____], 1997

Gentlemen:

(1) The undersigned (indicate full name of the signatory), acting as holder of the full ownership/ownership without use/beneficial ownership of the [_____] shares of Gras Savoye & Cie, hereby declares that it transfers to Willis Corroon Group PLC or to any other company of the WCG Group, the full ownership/ownership without use/beneficial ownership of the [_____] shares of Gras Savoye & Cie which it holds, in accordance with the terms and conditions of the promise to buy dated [_____], 1997.

(2) In this regard, the undersigned informs Gras Savoye & Cie of the present transfer in accordance with the provisions of Article 9 (II) (2) (B) of such company's by-laws by letter dated this day.

(3)   Consequently the undersigned:

      (i) invites the Representative to take, as necessary, any decision relating to the purchase price of the [_____] shares hereby transferred, and

      (ii) requires Willis Corroon Group PLC or any company of the WCG Group to pay the transfer price within forty-five (45) calendar days

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                         page 11


            of the date of this notification by remittance to the Representative of a bank check denominated in French francs made out to the undersigned against the delivery by such Representative of the share transfer order covering the transfer to Willis Corroon Group PLC or any other company of the WCG group of the [_____] shares hereby transferred.

(4) All of the foregoing is conditional upon obtaining any government or administrative authorization which may be necessary for purposes of this transfer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     EXHIBIT C TO EXHIBIT 3 TO THE AGREEMENT

                           MODEL OF NOTIFICATION No 2

                                                          At [_____], on [_____]

To:   Gras Savoye & Cie
      2, rue Ancelle
      92200 Neuilly sur Seine

                                 Registered letter with return receipt requested

Re: Proposed transfer of shares

Gentlemen:

The undersigned (indicate full name of the signatory), acting as holder of the full ownership/ownership without use/beneficial ownership of the [_____] shares of Gras Savoye & Cie, respectfully informs you, in accordance with the provisions of Article 9 (II) (2) (B) of the by-laws of Gras Savoye & Cie, of its intention to transfer to Willis Corroon Group PLC or to any other company of the WCG Group the full ownership/ownership without use/beneficial ownership of the [_____] shares of Gras Savoye & Cie which it holds, at the price of FRF [_______] per share, in accordance with the terms and conditions of the promise to buy dated [_____], 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     EXHIBIT D TO EXHIBIT 3 TO THE AGREEMENT

                      TRANSFER PRICE DETERMINATION FORMULA

Price per Share =

     (60% x 1.4 x (CA n + CA n-1) x 0.5 + 40% x K x (RN n + RN n-1) x 0.5)
     ---------------------------------------------------------------------
                                       N

where

- CA is the Consolidated Net Turnover at December 31 of the Gras Savoye Group, as defined in Exhibit 2A to the Share Purchase Agreement,

- n and n-1 are the reference financial years, n being the last closed financial year and n-1 the next before last closed financial year,

-     K = (CB/E(n))

      CB = the Willis Corroon Group's average daily end of session stock market capitalizations quoted on the London Stock Exchange during the 12 months preceding March 30 of the year during which the option price is determined.

      E = Consolidated Net Result at December 31 of the Willis Corroon Group being defined as the "earnings for the financial year" of the financial year being considered as published, adjusted by the elements included in the definition (given in Exhibit 2 A to the Share Purchase Agreement) of the Group Share Consolidated Net Result.

            In any event, the value taken for K may never be less than 14 or more than 18, it being understood that in the event that Willis Corroon Group is absorbed by another company listed on the London Stock Exchange, the K calculated will be that of such company. If K is unable to be determined, it will be determined by the Expert based on the corresponding data of the five leading insurance brokers world-wide listed on a regulated market.

-     RN is the Consolidated Net Result of the Gras Savoye Group as defined in
      Exhibit 2A to the Share Purchase Agreement

-     N = the number of shares composing the capital of Gras Savoye & Cie

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                      Exhibit 3 to the Agreement
                                                                  Promise to Buy
                                                                       Exhibit D
                                                                         page 14


      on the date of the close of financial year n, excluding any self-held shares.

Between April 15 and April 30 of each year, and for the first time in 2000, the Representative (as defined in Article 9 of Exhibit 3 to the Agreement) shall notify WCG (hereinafter "Notification A") of the Transfer Price obtained from the application of the above formula (hereinafter the "Notified Price") and shall attach to Notification A all necessary supporting documentation.

Within ten (10) Business Days following the date of Notification A, WCG may notify the Representative of any dispute concerning the Notified Price (hereinafter "Notification B"). Failing this, WCG shall be deemed to have accepted the Notified Price.

In the event that WCG disputes the Notified Price, WCG and the Representative shall negotiate in good faith to reach an agreement on the Transfer Price.

Upon failure to agree within ten (10) Business Days following the date of Notification B, the parties expressly agree that the Transfer Price shall be fixed definitively and without any possible recourse, except for an obvious material error, by Coopers & Lybrand (hereinafter the "Expert") within thirty
(30) business days of the matter being referred to such Expert.

The matter shall be referred to the Expert by the most diligent party and one-half of the expenses incurred in this regard shall be borne by the Promisor and the other half by the Beneficiaries. The party referring the matter to the Expert shall provide the Expert with a copy of the Notifications exchanged between the parties. The Expert shall determine the Transfer Price by applying the above formula and its decision shall be binding on the parties in accordance with Article 1843-4 of the Civil Code. If the Expert is unable to complete its mission for any reason whatsoever, a new Expert chosen from the list of experts of the Court of Appeal of Versailles would be appointed by mutual agreement between the Representative and the Promisor or, failing this, by the Presiding Judge of the Commercial Court of Nanterre to which the matter shall be referred in summary proceedings (referes) upon the request of the most diligent party.

The Representative and the general partners of the Company guarantee the Expert's access to the premises of the Company and/or of its Subsidiaries and that the Expert will be provided by the Company and/or the Subsidiaries with any information which it might reasonably request in the context of the accomplishment of its mission.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 1


                         EXHIBIT 3 BIS TO THE AGREEMENT

                                 PROMISE TO BUY

BETWEEN THE UNDERSIGNED

WILLIS CORROON GROUP PLC, an English law company whose registered office is at 10, Trinity Square, London EC3P 3AX, Great Britain, registered with the England and Wales Company Registration Office under number 621757, hereinafter referred to as the "Promisor " or "WCG"

                                                                ON THE ONE HAND,

ATHENA, a French law company whose registered office is at 53-55, rue de la Boetie, 75008 Paris, registered with the Paris Commercial and Companies Registry under number B 304 951 833,

hereinafter referred to as "Athena "

                                                              ON THE OTHER HAND,

WHEREAS

By virtue of an agreement entered into on this day between the shareholders of the Company, including Athena, and the Promisor (hereinafter the "Agreement"), it has notably been agreed that the Promisor shall grant to Athena a promise to buy covering all of its shareholding in the Company (as defined in Article 1) in accordance with the terms and conditions of the present Contract.

IT IS THEREFORE AGREED AS FOLLOWS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 2


1.    DEFINITIONS

The terms and expressions beginning with a capital letter and not defined in the present Contract shall have the meaning ascribed to them in the Agreement and its Exhibits.

For purposes of the present Contract, the words and expressions below shall have the following meanings:

Corporate Beneficiary means (i) any insurance company which conducts an activity referred to in Article 310-1 of the Insurance Code, any company which is under the direct or indirect control of such an insurance company and or any company which directly or indirectly controls one or more insurance companies, and (ii) holds shares in the Company (including Athena).

GS Share Purchase Agreement means the agreement in Exhibit 2 to the Agreement;

Closing Date means the date on which the Promisor or any company of the WCG Group has acquired the Initial Shareholding.

Indemnification Undertaking means, by incorporation for purposes of this promise, the undertaking contained in Exhibit 6 to the GS Share Purchase Agreement, it being specified that the definition of "Corporate Transferors" also includes Athena.

Business Day means any business day in France with the exception of any public holiday or day of rest in accordance with the legislation and regulations applicable in France.

Promise to Sell No. 1 means the contract entered into on this day between WCG and the shareholders of the Company including Athena, attached as Exhibit 4 to the Agreement;

Promise to Sell No. 2 means the contract entered into on this day between WCG and Patrick Lucas, Emmanuel Gras and Daniel Naftalski, attached as Exhibit 5 to the Agreement;

Company means Gras Savoye & Cie, societe en commandite par actions with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each, whose registered office is at 2, rue Ancelle (92200) Neuilly sur Seine and which is registered with the Nanterre Commercial and Companies Registry under number B 457 509 867.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 3


2.    UNILATERAL PROMISE TO BUY

The Promisor hereby promises to Athena, which accepts such promise solely as a promise, to acquire, subject to ordinary legal guarantees and the prior satisfaction of the preemption right granted to the shareholders of the Company in accordance with the provisions of Article 9 (II) (2) (B) of the Company's by-laws, all of the shares of the Company which Athena will own (hereinafter the "Shares") on the date on which the rights granted pursuant to this promise are exercised, in accordance with the terms and conditions defined in the present Contract (hereinafter, the "Option").

If the shares of the Company referred to above were to be exchanged following a merger, scission, transformation of the Company or for any other reason, the Option shall automatically be extended to all the substituted equity interests deriving from such shares of the Company. More generally, the Option shall be extended to all the marketable securities or all the equity interests issued by the Company between the date hereof and the date of exercise of the Option which may have been acquired by any means by the Beneficiary between the date hereof and the date of exercise of the Option.

The Promisor may substitute any company of the WCG Group for itself provided that it remains the guarantor thereof and provided that the company which has been substituted for the Promisor undertakes in writing in favor of the beneficiaries of Promise to Sell No. 2 to comply with the terms of such Promise and in favor of Athena to respect the terms of this Promise.

Athena may substitute for itself, subject to being the guarantor thereof, any company of the Athena group which shall have become the owner of the Shares on the date of exercise of the Option. A company shall be deemed to belong to the Athena group if it is under the control of, is controlled by, or is under common control with, Athena, control being defined in accordance with Article 355-1 of the law on commercial companies.

3.    TERM OF THE OPTION

The Option is granted for a period of twelve (12) years as from the Closing Date. It shall terminate in advance, as necessary, as from the earlier of the two following dates: (i) the date of the declaration of insolvency (cessation de paiements) made by the legal representative of the Company or of the Main Companies, with the exception of GS Re, or (ii) the date of the judgment establishing the insolvency (cessation de paiements) of the Company or of the Main Companies, with the exception of GS Re (hereinafter, the "Term of the Option").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 4


4.    PERIOD OF EXERCISE OF THE OPTION

The Option may not be exercised for a period of three (3) years as from the Closing Date (hereinafter the "Exemption Period"). Upon the expiration of the Exemption Period, the Option may be exercised, in one or more operations, at any time during the Term of the Option. However, the Option may be exercised during the Exemption Period insofar as the shareholding of Athena (or of the company of the Athena group substituted for Athena) in the Company's capital has been reduced, for any reason whatsoever other than due to a transfer (in any manner whatsoever: contribution, sale, etc.) of shares by Athena (or by the company of the Athena group substituted for Athena), with the exception of a transfer resulting from the exercise of Promise to Sell No. 1, to an amount less than 10% of the Company's capital (hereinafter the "Period of Exercise of the Option").

5.    EXERCISE OF THE OPTION

Athena (or the company of the Athena group substituted for Athena) may, in one or more times, exercise the Option by sending a written notification to the attention of the Promisor, in accordance with the provisions of Article 8 (hereinafter "Notification No. 1").

In the event of exercise of the Option, Athena will also inform the Company of the proposed transfer by sending a written notification to the Company, in accordance with the provisions of Article 9 (II) (2) (B) of the Company's by-laws, (hereinafter "Notification No. 2"). In the event of the exercise of the preemption right by the shareholders of the Company on a portion of the Shares, the actual transfer of the Shares to the transferee hereunder shall cover the balance of the Shares on which the Option has been exercised.

Athena certifies and warrants to the Promisor that on the date of actual transfer of the Shares on which the Option has been exercised, such Shares shall be freely negotiable and free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature and that on that same date, the transferee of such Shares will acquire full ownership, free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature. Athena undertakes to indemnify the transferee of the Shares for any adverse consequences and prejudice suffered by the transferee of the Shares due to any violation by it of the undertaking of the present paragraph.

The transferee of the Shares hereunder will acquire the right to full enjoyment of the Shares on which the Option has been exercised with all attached rights to dividends on the date of the delivery by Athena of the corresponding share

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 5


transfer order against payment of the price.

If the Option is not exercised by Athena during the Period of Exercise of the Option, such Option shall be deemed to have lapsed, without any right of indemnity for either party.

6.    PRICE

The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

(a) with regard to any transfer resulting from an exercise of the Option which is notified before the third anniversary of the Closing Date, the Price per Share of the Company, as defined in the GS Share Purchase Agreement reduced, if necessary, by any amount which should have been paid by Athena under the Indemnification Undertaking, until each date of exercise of this Option, if the Shares for which the Option has been exercised had been transferred by Athena on the Closing Date,

(b) with regard to any transfer resulting from an exercise of the Option which is notified after the third anniversary and before the sixth anniversary of the Closing Date, the greater of the two following amounts:

      (i) the Price per Share of the Company as defined in the GS Share Purchase Agreement, reduced, if relevant, by any amount which should have been paid under the Indemnification Undertaking, until each date of exercise of this Option, if the Shares for which the Option has been exercised had been transferred by Athena on the Closing Date,

      (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based on the accounts of the following year and is calculated according to the same formula and in the same time period,

(c) with regard to any transfer resulting from an exercise of the Option which is notified after the sixth anniversary of the Closing Date, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based upon the accounts of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 6


      following year and is calculated according to the same formula and in the same time period.

The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification No. 1, by bank check denominated in French francs, against delivery by Athena to the transferee of the Shares of the corresponding duly signed share transfer order(s) in favor of the transferee of the Shares, subject to Athena's respecting its undertakings hereunder and the obtaining of any government or administrative authorization which may be necessary. However, if, due to the exercise of this Option or of the Options deriving from Exhibits 3 and 3 ter to the Agreement, the Promisor has to pay over a 12-month period an aggregate amount which is greater than one hundred and fifty million francs, the transfer price of the Shares under this Option and the Options deriving from Exhibits 3 and 3 ter mentioned above shall be payable in cash within ninety (90) calendar days of the date of Notification No. 1, according to the same conditions as those indicated above.

In the event that the transfer of the Shares pursuant hereto is subject to the obtaining of any government or administrative authorization, the Promisor and Athena shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction.

7.    EXPENSES - DUTIES - REGISTRATION

Each party shall bear the fees and expenses of its own counsel with regard to the performance of the present Contract.

All other expenses, duties and taxes of any nature resulting from the signature or the performance of the present Contract shall be borne exclusively by the Promisor which so agrees.

8.    NOTICES

Unless specifically provided otherwise, all notifications, requests, applications, claims or other communications authorized or required under the present Contract (other than those which must be made in application of the by-laws of the Company) will as far as the notifying party is concerned be duly made if, within the required time period, they are delivered by hand in return for a release or sent by registered mail with return receipt requested to the addresses appearing above or to any other address notified beforehand in accordance with the provisions of the present Article.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                          page 7


For purposes of this Contract, the notification date shall, as far as the notified party is concerned, be deemed to be the date of remittance, in the case of notification by hand, and the date of first presentation, in the case of notification by registered mail with return receipt requested.

--------------------------------------------------------------------------------

                     EXHIBIT D TO EXHIBIT 3 TO THE AGREEMENT

                      TRANSFER PRICE DETERMINATION FORMULA

Price per Share =

     (60% x 1.4 x (CA n + CA n-1) x 0.5 + 40% x K x (RN n + RN n-1) x 0.5)
     ---------------------------------------------------------------------
                                       N

where

- CA is the Consolidated Net Turnover at December 31 of the Gras Savoye Group, as defined in Exhibit 2A to the Share Purchase Agreement,

- n and n-1 are the reference financial years, n being the last closed financial year and n-1 the next before last closed financial year,

-     K = (CB/E(n))

      CB = the Willis Corroon Group's average daily end of session stock market capitalizations quoted on the London Stock Exchange during the 12 months preceding March 30 of the year during which the option price is determined.

      E = Consolidated Net Result at December 31 of the Willis Corroon Group being defined as the "earnings for the financial year" of the financial year being considered as published, adjusted by the elements included in the definition (given in Exhibit 2 A to the Share Purchase Agreement) of the Group Share Consolidated Net Result.

            In any event, the value taken for K may never be less than 14 or more than 18, it being understood that in the event that Willis Corroon Group is absorbed by another company listed on the London Stock Exchange, the K calculated will be that of such company. If K is unable to be determined, it will be determined by the Expert based on the corresponding data of the five leading insurance brokers world-wide listed on a regulated market.

-     RN is the Consolidated Net Result of the Gras Savoye Group as defined in
      Exhibit 2A to the Share Purchase Agreement

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                       Exhibit D
                                                                          page 1


- N = the number of shares composing the capital of Gras Savoye & Cie on the date of the close of financial year n, excluding any self-held shares.

Between April 15 and April 30 of each year, and for the first time in 2000, the Representative (as defined in Article 9 of Exhibit 3 to the Agreement) shall notify WCG (hereinafter "Notification A") of the Transfer Price obtained from the application of the above formula (hereinafter the "Notified Price") and shall attach to Notification A all necessary supporting documentation.

Within ten (10) Business Days following the date of Notification A, WCG may notify the Representative of any dispute concerning the Notified Price (hereinafter "Notification B"). Failing this, WCG shall be deemed to have accepted the Notified Price.

In the event that WCG disputes the Notified Price, WCG and the Representative shall negotiate in good faith to reach an agreement on the Transfer Price.

Upon failure to agree within ten (10) Business Days following the date of Notification B, the parties expressly agree that the Transfer Price shall be fixed definitively and without any possible recourse, except for an obvious material error, by Coopers & Lybrand (hereinafter the "Expert") within thirty
(30) business days of the matter being referred to such Expert.

The matter shall be referred to the Expert by the most diligent party and one-half of the expenses incurred in this regard shall be borne by the Promisor and the other half by the Beneficiaries. The party referring the matter to the Expert shall provide the Expert with a copy of the Notifications exchanged between the parties. The Expert shall determine the Transfer Price by applying the above formula and its decision shall be binding on the parties in accordance with Article 1843-4 of the Civil Code. If the Expert is unable to complete its mission for any reason whatsoever, a new Expert chosen from the list of experts of the Court of Appeal of Versailles would be appointed by mutual agreement between the Representative and the Promisor or, failing this, by the Presiding Judge of the Commercial Court of Nanterre to which the matter shall be referred in summary proceedings (referes) upon the request of the most diligent party.

The Representative and the general partners of the Company guarantee the Expert's access to the premises of the Company and/or of its Subsidiaries and that the Expert will be provided by the Company and/or the Subsidiaries with any information which it might reasonably request in the context of the accomplishment of its mission.

                                                  Exhibit 3 bis to the Agreement
                                                                  Promise to Buy
                                                                       Exhibit D

--------------------------------------------------------------------------------

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 1


                         EXHIBIT 3 TER TO THE AGREEMENT

                                 PROMISE TO BUY

BETWEEN THE UNDERSIGNED

WILLIS CORROON GROUP PLC, an English law company whose registered office is at 10, Trinity Square, London EC3P 3AX, Great Britain, registered with the England and Wales Company Registration Office under number 621757, hereinafter referred to as the "Promisor " or "WCG"

                                                                ON THE ONE HAND,

UAP INCENDIE-ACCIDENTS, a French law company whose registered office is at 9 place Vendome, 75001 Paris, registered with the Paris Commercial and Companies Registry under number B 977 349 192,

hereinafter referred to as "UAP "

                                                              ON THE OTHER HAND,

WHEREAS

By virtue of an agreement entered into on this day between the shareholders of the Company, including UAP, and the Promisor (hereinafter the "Agreement"), it has notably been agreed that the Promisor shall grant to UAP a promise to buy covering all of its shareholding in the Company (as defined in Article 1) in accordance with the terms and conditions of the present Contract.

IT IS THEREFORE AGREED AS FOLLOWS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 2


1.    DEFINITIONS

The terms and expressions beginning with a capital letter and not defined in the present Contract shall have the meaning ascribed to them in the Agreement and its Exhibits.

For purposes of the present Contract, the words and expressions below shall have the following meanings:

Corporate Beneficiary means (i) any insurance company which conducts an activity referred to in Article 310-1 of the Insurance Code, any company which is under the direct or indirect control of such an insurance company and or any company which directly or indirectly controls one or more insurance companies, and (ii) holds shares in the Company (including UAP).

GS Share Purchase Agreement means the agreement in Exhibit 2 to the Agreement;

Closing Date means the date on which the Promisor or any company of the WCG Group has acquired the Initial Shareholding.

Indemnification Undertaking means, by incorporation for purposes of this promise, the undertaking contained in Exhibit 6 to the GS Share Purchase Agreement, it being specified that the definition of "Corporate Transferors" also includes UAP.

Business Day means any business day in France with the exception of any public holiday or day of rest in accordance with the legislation and regulations applicable in France.

Promise to Sell No. 1 means the contract entered into on this day between WCG and the shareholders of the Company including UAP, attached as Exhibit 4 to the Agreement;

Promise to Sell No. 2 means the contract entered into on this day between WCG and Patrick Lucas, Emmanuel Gras and Daniel Naftalski, attached as Exhibit 5 to the Agreement;

Company means Gras Savoye & Cie, societe en commandite par actions with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each, whose registered office is at 2, rue Ancelle (92200) Neuilly sur Seine and which is registered with the Nanterre Commercial and Companies Registry under number B 457 509 867.

2.    UNILATERAL PROMISE TO BUY

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 3


The Promisor hereby promises to UAP, which accepts such promise solely as a promise, to acquire, subject to ordinary legal guarantees and the prior satisfaction of the preemption right granted to the shareholders of the Company in accordance with the provisions of Article 9 (II) (2) (B) of the Company's by-laws, all of the shares of the Company which UAP will own (hereinafter the "Shares") on the date on which the rights granted pursuant to this promise are exercised, in accordance with the terms and conditions defined in the present Contract (hereinafter, the "Option").

If the shares of the Company referred to above were to be exchanged following a merger, scission, transformation of the Company or for any other reason, the Option shall automatically be extended to all the substituted equity interests deriving from such shares of the Company. More generally, the Option shall be extended to all the marketable securities or all the equity interests issued by the Company between the date hereof and the date of exercise of the Option which may have been acquired by any means by the Beneficiary between the date hereof and the date of exercise of the Option.

The Promisor may substitute any company of the WCG Group for itself provided that it remains the guarantor thereof and provided that the company which has been substituted for the Promisor undertakes in writing in favor of the beneficiaries of Promise to Sell No. 2 to comply with the terms of such Promise and in favor of AXA to respect the terms of this promise.

UAP may substitute for itself, subject to being the guarantor thereof, any company of the AXA group which shall have become the owner of the Shares on the date of exercise of the option. A company shall be deemed to belong to the AXA group if it is under the control of AXA-UAP, is controlled by AXA-UAP, or is under common control with UAP, control being defined in accordance with Article 355-1 of the law on commercial companies.

3.    TERM OF THE OPTION

The Option is granted for a period of twelve (12) years as from the Closing Date. It shall terminate in advance, as necessary, as from the earlier of the two following dates: (i) the date of the declaration of insolvency (cessation de paiements) made by the legal representative of the Company or of the Main Companies, with the exception of GS Re, or (ii) the date of the judgment establishing the insolvency (cessation de paiements) of the Company or of the Main Companies, with the exception of GS Re (hereinafter, the "Term of the Option").

4.    PERIOD OF EXERCISE OF THE OPTION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 4


The Option may not be exercised for a period of three (3) years as from the Closing Date (hereinafter the "Exemption Period"). Upon the expiration of the Exemption Period, the Option may be exercised, in one or more operations, at any time during the Term of the Option. However, the Option may be exercised during the Exemption Period insofar as the shareholding of UAP (or of the company of the AXA group substituted for UAP) in the Company's capital has been reduced, for any reason whatsoever other than due to a transfer (in any manner whatsoever: contribution, sale, etc.) of Shares by UAP (or by the company of the AXA group substituted for UAP), with the exception of a transfer resulting from the exercise of Promise to Sell No. 1, to an amount less than 10% of the Company's capital (hereinafter the "Period of Exercise of the Option").

5.    EXERCISE OF THE OPTION

UAP (or the company of the AXA group substituted for UAP) may, in one or more times, exercise the Option by sending a written notification to the attention of the Promisor, in accordance with the provisions of Article 8 (hereinafter "Notification No. 1").

In the event of exercise of the Option, UAP will also inform the Company of the proposed transfer by sending a written notification to the Company, in accordance with the provisions of Article 9 (II) (2) (B) of the Company's by-laws, (hereinafter "Notification No. 2"). In the event of the exercise of the preemption right by the shareholders of the Company on a portion of the Shares, the actual transfer of the Shares to the transferee hereunder shall cover the balance of the Shares on which the Option has been exercised.

UAP certifies and warrants to the Promisor that on the date of actual transfer of the Shares on which the Option has been exercised, such Shares shall be freely negotiable and free of all option rights, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature and that on that same date, the transferee of such Shares will acquire full ownership, free of all option rights, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature. UAP undertakes to indemnify the transferee of the Shares for any adverse consequences and prejudice suffered by the transferee of the Shares due to any violation by it of the undertaking of the present paragraph.

The transferee of the Shares will hereby acquire the right to full enjoyment of the Shares on which the Option has been exercised with all the attached rights to dividends on the date of the delivery by UAP of the corresponding share transfer order against payment of the price.

If the Option is not exercised by UAP during the Period of Exercise of the Option, such Option shall be deemed to have lapsed, without any right of

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

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                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 5


indemnity for either party.

6.    PRICE

The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

(a) with regard to any transfer resulting from an exercise of the Option which is notified before the third anniversary of the Closing Date, the Price per Share of the Company, as defined in the GS Share Purchase Agreement reduced, if necessary, by any amount which should have been paid by UAP under the Indemnification Undertaking, until each date of exercise of this Option, if the Shares for which the Option has been exercised had been transferred by UAP on the Closing Date,

(b) with regard to any transfer resulting from an exercise of the Option which is notified after the third anniversary and before the sixth anniversary of the Closing Date, the greater of the two following amounts:

      (i) the Price per Share of the Company as defined in the GS Share Purchase Agreement, reduced, if relevant, by any amount which should have been paid under the Indemnification Undertaking, until each date of exercise of this Option, if the Shares for which the Option has been exercised had been transferred by UAP on the Closing Date,

      (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based on the accounts of the following year and is calculated according to the same formula and in the same time period,

(c) with regard to any transfer resulting from an exercise of the Option which is notified after the sixth anniversary of the Closing Date, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of

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

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                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 6


Notification No. 1, by bank check denominated in French francs, against delivery by UAP to the transferee of the Shares of the corresponding duly signed share transfer order(s) in favor of the transferee of the Shares, subject to UAP's respecting its undertakings hereunder and the obtaining of any government or administrative authorization which may be necessary. However, if, due to the exercise of this Option or of the Options deriving from Exhibits 3 and 3 bis to the Agreement, the Promisor has to pay over a 12-month period an aggregate amount which is greater than one hundred and fifty million francs, the transfer price of the Shares under this Option and the Options deriving from Exhibits 3 and 3 bis mentioned above shall be payable in cash within ninety (90) calendar days of the date of Notification No. 1, according to the same conditions as those indicated above.

In the event that the transfer of the Shares pursuant hereto is subject to the obtaining of any government or administrative authorization, the Promisor and UAP shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction.

7.    EXPENSES - DUTIES - REGISTRATION

Each party shall bear the fees and expenses of its own counsel with regard to the performance of the present Contract.

All other expenses, duties and taxes of any nature resulting from the signature or the performance of the present Contract shall be borne exclusively by the Promisor which so agrees.

8.    NOTICES

Unless specifically provided otherwise, all notifications, requests, applications, claims or other communications authorized or required under the present Contract (other than those which must be made in application of the by-laws of the Company) will as far as the notifying party is concerned be duly made if, within the required time period, they are delivered by hand in return for a release or sent by registered mail with return receipt requested to the addresses appearing above or to any other address notified beforehand in accordance with the provisions of the present Article.

For purposes of this Contract, the notification date shall, as far as the notified party is concerned, be deemed to be the date of remittance, in the case of notification by hand, and on the date of first presentation, in the case of notification by registered mail with return receipt requested.

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

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 7


                     EXHIBIT D TO EXHIBIT 3 TO THE AGREEMENT

                      TRANSFER PRICE DETERMINATION FORMULA

Price per Share =

(60% x 1.4 x (CA n + CA n-1) x 0.5 + 40% x K x (RN n + RN n-1) x 0.5)/N

where

- CA is the Consolidated Net Turnover at December 31 of the Gras Savoye Group, as defined in Exhibit 2A to the Share Purchase Agreement,

- n and n-1 are the reference financial years, n being the last closed financial year and n-1 the next before last closed financial year,

-     K = (CB/E(n))

      CB = the Willis Corroon Group's average daily end of session stock market capitalizations quoted on the London Stock Exchange during the 12 months preceding March 30 of the year during which the option price is determined.

      E = Consolidated Net Result at December 31 of the Willis Corroon Group being defined as the "earnings for the financial year" of the financial year being considered as published, adjusted by the elements included in the definition (given in Exhibit 2 A to the Share Purchase Agreement) of the Group Share Consolidated Net Result.

            In any event, the value taken for K may never be less than 14 or more than 18, it being understood that in the event that Willis Corroon Group is absorbed by another company listed on the London Stock Exchange, the K calculated will be that of such company. If K is unable to be determined, it will be determined by the Expert based on the corresponding data of the five leading insurance brokers world-wide listed on a regulated market.

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy
                                                                          page 8


-     RN is the Consolidated Net Result of the Gras Savoye Group as defined in
      Exhibit 2A to the Share Purchase Agreement

- N = the number of shares composing the capital of Gras Savoye & Cie on the date of the close of financial year n, excluding any self-held shares.

Between April 15 and April 30 of each year, and for the first time in 2000, the Representative (as defined in Article 9 of Exhibit 3 to the Agreement) shall notify WCG (hereinafter "Notification A") of the Transfer Price obtained from the application of the above formula (hereinafter the "Notified Price") and shall attach to Notification A all necessary supporting documentation.

Within ten (10) Business Days following the date of Notification A, WCG may notify the Representative of any dispute concerning the Notified Price (hereinafter "Notification B"). Failing this, WCG shall be deemed to have accepted the Notified Price.

In the event that WCG disputes the Notified Price, WCG and the Representative shall negotiate in good faith to reach an agreement on the Transfer Price.

Upon failure to agree within ten (10) Business Days following the date of Notification B, the parties expressly agree that the Transfer Price shall be fixed definitively and without any possible recourse, except for an obvious material error, by Coopers & Lybrand (hereinafter the "Expert") within thirty
(30) business days of the matter being referred to such Expert.

The matter shall be referred to the Expert by the most diligent party and one-half of the expenses incurred in this regard shall be borne by the Promisor and the other half by the Beneficiaries. The party referring the matter to the Expert shall provide the Expert with a copy of the Notifications exchanged between the parties. The Expert shall determine the Transfer Price by applying the above formula and its decision shall be binding on the parties in accordance with Article 1843-4 of the Civil Code. If the Expert is unable to complete its mission for any reason whatsoever, a new Expert chosen from the list of experts of the Court of Appeal of Versailles would be appointed by mutual agreement between the Representative and the Promisor or, failing this, by the Presiding Judge of the Commercial Court of Nanterre to which the matter shall be referred in summary proceedings (referes) upon the request of the most diligent party.

The Representative and the general partners of the Company guarantee the Expert's access to the premises of the Company and/or of its Subsidiaries and that the Expert will be provided by the Company and/or the Subsidiaries with any information which it might reasonably request in the context of the accomplishment of its mission.

                                                  Exhibit 3 ter to the Agreement
                                                                  Promise to Buy

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 1


                           EXHIBIT 4 TO THE AGREEMENT

                              PROMISE TO SELL No. 1

BETWEEN THE UNDERSIGNED

THE SHAREHOLDERS OF GRAS SAVOYE & CIE referred to in Exhibit A hereto, acting jointly for the purposes hereof,

Hereinafter collectively referred to as the "Promisors"

                                                                ONE THE ONE HAND

WILLIS CORROON GROUP PLC, an English law company whose registered office is at 10, Trinity Square, London EC3P 3AX, Great Britain, registered with the England and Wales Company Registration Office under number 621757, hereinafter referred to as the "Beneficiary" or "WCG"

                                                               ON THE OTHER HAND

WHEREAS

By virtue of an agreement entered into on this day between the Beneficiary and the Promisors (hereinafter the "Agreement"), it has notably been agreed that the Promisors shall grant to the Beneficiary a promise to sell covering all of their shareholding in the Company (as defined in Article 1) in accordance with the terms and conditions of the present Contract.

IT IS THEREFORE AGREED AS FOLLOWS

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 2


1.    DEFINITIONS

The terms and expressions beginning with a capital letter and not defined in the present Contract shall have the meaning ascribed to them in the Agreement and its Exhibits.

For purposes of the present Contract, the words and expressions below shall have the following meanings:

Change of Control means:

(a) with regard to WCG, any operation of any nature (including a merger) which has the object or effect:

      (i) of resulting in the direct or indirect holding by any related entity or entity belonging to a group directly or indirectly controlling, within the meaning of Article 355-1 of Law No. 66-537 of July 24, 1996 on commercial companies, an insurance brokerage company ranked among the 10 leading insurance brokerage companies world-wide in terms of turnover or (ii) the 10 leading French insurance brokerage companies in terms of turnover, of at least 30% of the capital of WCG, or

      (ii) of giving any of the above-mentioned entities the power to appoint the majority of the members of the Board of Directors or any equivalent corporate organ of WCG, or

(b) with regard to any Affiliated Company, any operation of any nature (including a merger) which has the object or effect (i) of causing WCG's direct or indirect control, within the meaning of Article 355-1 of Law No. 66-537 of July 24, 1996 on commercial companies, of any Affiliated Company to terminate, or (ii) of giving to a third party the power to appoint the majority of the members of the Board of Directors or any equivalent corporate organ of any Affiliated Company.

GS Share Purchase Agreement means the agreement in Exhibit 2 to the Agreement.

Closing Date means the date on which the Beneficiary or any company of the WCG Group has acquired the Initial Shareholding.

Indemnification Undertaking means, by incorporation for purposes of this promise, the undertaking contained in Exhibit 6 to the GS Share Purchase Agreement, it being specified that the definition "Corporate Transferors" also includes Athena and UAP.

Exceptional Event means any event whose origin was prior to the Closing

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 3


Date and whose existence was unknown at the Closing Date and which, between the Closing Date and the three (3) years following the Closing Date, had the effect of reducing the Consolidated Equity by FRF 234,600,000.

Subsidiaries means all companies or other legal entities among those referred to in Exhibit 1 to the GS Share Purchase Agreement in which the Company directly or indirectly owns more than 50% of the capital or in which the Company maintains the effective control of the management.

Business Day means any business day in France with the exception of any public holiday or day of rest in accordance with the legislation and regulations applicable in France.

Promise to Buy means the contract in Exhibit 3 to the Agreement.

Promise to Sell No. 2 means the contract entered into on this day between the Beneficiary, Patrick Lucas, Emmanuel Gras and Daniel Naftalski, attached as
Exhibit 5 to the Agreement.

Corporate Promisor means (i) any insurance company which conducts an activity referred to in Article 310-1 of the Insurance Code, any company which is under the direct or indirect control of such an insurance company and/or any company which directly or indirectly controls one or more insurance companies, and (ii) which holds shares in the Company.

Company means Gras Savoye & Cie, a societe en commandite par actions with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each, whose registered office is at 2, rue Ancelle (92200) Neuilly sur Seine and which is registered with the Nanterre Commercial and Companies Registry under number B 457 509 867.

Affiliated Company means any company (i) which at the relevant time is under the control of WCG within the meaning of Article 355-1 of Law No. 66-537 of July 24, 1996 on commercial companies, and (ii) which holds shares in the Company.

Main Companies means the Company, Gras Savoye S.A., Gras Savoye Reassurance S.A., SAGERI S.A., AMI, Gras Savoye Lanvin Lespiau, GS Re and Gras Savoye Euro Finance.

2.    UNILATERAL PROMISE TO SELL

The Promisors hereby promise to the Beneficiary, which accepts such promise solely as a promise, to sell, pursuant to ordinary legal guarantees, the shares of the Company referred to in Article 3 below, in accordance with the terms and conditions defined in the present Contract (hereinafter the "Option").

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 4


The Beneficiary may substitute for itself any company of the WCG Group provided that it remains the guarantor thereof and provided that the company which is substituted for it undertakes in writing in favor of the beneficiaries of Promise to Sell No. 2 to comply with the terms of such Promise.

Athena and UAP may substitute for them respectively any company of the Athena group and the AXA group; i.e., a company which is under the control, within the meaning of Article 355-1 of the Law of July 24, 1996 on commercial companies, of Athena and AXA-UAP respectively, provided they remain the guarantors thereof respectively.

3.    SHARES

Subject to the provisions of Article 4, the Option shall cover all of the shares of the Company referred to below (hereinafter the "Shares").

(a) All of the fully paid in, negotiable and non-amortized shares held on this day by each of the Promisors and referred to in Exhibit A hereto.

(b) In addition, if the shares of the Company described in subparagraph (a) above were to be exchanged as a result of a merger, scission, transformation of the Company or for any other reason, the Option shall automatically cover all the substituted equity interests deriving from such shares in the Company. More generally, the Option shall cover all transferable securities or all equity interests issued by the Company between the date hereof and the date of exercise of the Option and which have been acquired by any means by the Promisors between the date hereof and the date of exercise of the Option.

(c) In the event of the exercise by the Promisors of their rights under the Promise to Buy, the Beneficiary's rights hereunder shall be deemed to cover the number of shares of the Company referred to in paragraphs (a) and (b) which are still available after the exercise of the Promisors' rights under the Promise to Buy.

4.    OPTION LIMITATIONS

The Option may only be exercised for the number of Shares necessary to allow the Beneficiary to achieve (taking into account, as the case may be, the shares of the Company held on whatever grounds by any Affiliated Company) the percentages of the capital, and in any event, of the voting rights of the Company set forth below:

(a)   either 50.1% of the capital and, in any event, of the voting rights of the

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 5


      Company (hereinafter "Threshold A") in the event of the occurrence of one of the three following events (hereinafter "Event A"):

      (i) the first Business Day of the two (2) month period preceding the expiration of the Term of the Option (as defined below), or

      (ii) none of the three individuals (Patrick Lucas, Emmanuel Gras, Daniel Naftalski) continues to be a general partner of the Company for whatever reason, or

      (iii) the failure, by any one of the Promisors as general partner or shareholder of the Company, to comply with any one of the obligations incumbent upon him pursuant to the obligations not provided for in the by-laws referred to in Article 4 (v), (vi) and
            (x) of the Agreement and the provisions of Article 10-3 (g), (h),
            (i), (j) of the Company's by-laws and, as from January 1, 1998, pursuant to the provisions of Article 10-3 (a) to (f) of the Company's by-laws. In this regard, it is however expressly agreed that if the failure to comply with any of the obligations not provided for in the by-laws referred to in Article 4 (vi) of the Agreement results from the non-performance of such obligations by one of the Subsidiaries other than the Main Companies, the exercise of the Option under this Article 4 (a) would only be deemed to be permitted hereunder to the extent that the relevant non-performance was committed with full knowledge by one of the general partners of the Company and without such general partner having used his best efforts to ensure the proper performance of the unperformed obligation.

(b) or 66.7% of the capital and, in any event, of the voting rights of the Company (hereinafter "Threshold B") in the event of the occurrence of the two following events (hereinafter "Event B"):

      (i) the Beneficiary (taking into account, as the case may be, the shares of the Company held on whatever grounds by any Affiliated Company) holds a shareholding in the Company corresponding to Threshold A, and

      (ii) the Company is not transformed into a societe anonyme within the four (4) months following the occurrence of the event referred to in
            (i) or (ii) of (a) of this Article 4, provided however that the failure to transform does not result from the non-representation or negative vote or abstention of the Beneficiary (including, as the case may be, of any Affiliated Company) at the general meeting called to decide on the transformation of the Company. For purposes hereof, the Promisors expressly undertake to transform the Company into a societe anonyme with a board of directors,

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 6


            with no statutory provision conferring any particular advantage on any of the shareholders, within the four (4) months following the date of the occurrence of the Event referred to in (i) or (ii) of
            (a) of this Article 4.

Thresholds A and B shall be calculated on the basis of all the shares and voting rights of the Company held by the Beneficiary and any Affiliated Company.

5.    TERM OF THE OPTION

The Option is granted for a period to end on February 1, 2010. It shall terminate in advance on the day on which the Beneficiary or any Affiliated Company is the subject of a Change of Control having given rise to the exercise of the option by virtue of Promise to Sell No. 2 (hereinafter the "Term of the Option").

6.    PERIOD OF EXERCISE OF THE OPTION

The Option granted to the Beneficiary shall be exercised in the course of any one of the following periods (hereinafter the "Period of Exercise of the Option"):

(a) within the thirty (30) Business Days following the date of the occurrence of Event A, with regard to attaining Threshold A, or

(b) within the thirty (30) Business Days following the date of the occurrence of Event B, with regard to attaining Threshold B.

7.    EXERCISE OF THE OPTION

The Beneficiary may exercise the Option by sending, in accordance with the provisions of Article 12, a written notification to the attention of the Promisors (hereinafter the "Notification").

In the event of exercise of the Option other than on the basis of the provisions of Article 4 (a) (iii), the Shares to be transferred to WCG or to any other company of the WCG Group shall be divided among the Promisors in proportion to their respective shareholdings in the Company on the day on which the Option is exercised compared to the total of such shareholdings. Fractions of shares shall be divided among the greater of the shareholdings.

In the event that the Option is exercised on the basis of the provisions of
Article 4 (a) (iii), the Shares to be transferred to WCG or to any other company of the WCG Group shall be divided among the Promisors on the basis of the following

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 7


priority ranking: Shares held by (i) the general partner of the Company having the capacity of president of the defaulting Subsidiary, if required, (ii) then the other general partners of the Company in proportion to their respective shareholdings in the Company, and (iii) finally, all the other Promisors in proportion to their respective shareholdings in the Company.

Each Promisor certifies and warrants to the Beneficiary that on the date of actual transfer of the Shares for which the Option has been exercised, such Shares shall be freely negotiable and free of all option rights, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature whatsoever and that on that same date, the transferee of such Shares will receive full ownership thereof, free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature. Each Promisor undertakes to indemnify the transferee of the Shares for any adverse consequences and prejudice suffered by the transferee of the Shares due to any violation by such Promisor of the undertaking of the present paragraph.

WCG or any other company of the WCG Group will hereby acquire the full right to the enjoyment of the Shares for which the Option has been exercised with all the attached rights to dividends on the date of the delivery of the corresponding share transfer orders against payment of the price.

If the Beneficiary or any other company of the WCG Group fails to exercise the Option during the applicable Period of Exercise of the Option, such Option shall be deemed to have lapsed, without any right of indemnity for either party.

8.    PRICE

The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

(a) with regard to any transfer resulting from an exercise of the Option which is notified before the third anniversary of the Closing Date, the Price per Share of the Company, as defined in the GS Share Purchase Agreement, reduced, if relevant, with regard to the Corporate Promisors, by any amount which should have been paid by each of them under the Indemnification Undertaking, up until each date on which this option is exercised, if the Shares for which the Option has been exercised had been transferred on the Closing Date,

(b) with regard to any transfer resulting from an exercise of the Option which is notified after the third anniversary and before the sixth anniversary of the Closing Date, the greater of the two following amounts:

      (i) the Price per Share of the Company as defined in the GS Share Purchase Agreement, reduced, if relevant,

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 8


            (x) with regard to all of the Individual Promisors, and in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640), and

            (y) with regard to the Corporate Promisors, by any amount which should have been paid under the Indemnification Undertaking, up until each date on which this option is exercised, if the Shares for which the Option has been exercised had been transferred on the Closing Date,

      (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula indicated in Exhibit D to the Promise to Buy, it being understood that this price shall be applicable to all transfers of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period,

(c) with regard to any transfer resulting from an exercise of the Option which is notified after the sixth anniversary of the Closing Date, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D to the Promise to Buy, it being understood that this price shall be applicable to all transfers of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification, by bank check denominated in French francs, against delivery by the Representative (as defined in Article 10) to WCG or to any other company of the WCG Group of the corresponding duly signed share transfer order(s) in favor of WCG or any other company of the WCG Group, subject to the Beneficiary's respecting its obligations hereunder and the obtaining of all government or administrative authorizations which may be necessary.

In the event that the transfer of the Shares provided for herein is subject to the obtaining of any government or administrative authorization, the Promisors and the Beneficiary shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction.

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                          page 9


9.    BENEFIT OF THE OPTION

In the event of the death of a Promisor, his/her spouse, heirs and/or all other assigns, even though minors or otherwise legally incapable, shall be bound by the terms hereof.

Each of the Promisors remains free to donate the full ownership or ownership without use of all or part of his/her Shares on condition however that the Promisor intending to make the donation (i) obtains from the concerned donee(s) the undertaking in favor of the Beneficiary to respect the terms of the present Contract for the number of Shares allotted to each of the donees, and (ii) remains the guarantor vis-a-vis the Beneficiary of the donee(s)' respect of the terms of the present Contract.

Subject to the provisions of the by-laws, each of the Promisors remains free to transfer the Shares he/she owns to another Promisor. In such case, the Promisor who made such a transfer will inform the Beneficiary in writing of the identity of the Promisor to whom the transfer was made as well as the number of Shares which were the subject of such transfer, and the present promise will apply to the new number of shares held by the acquiring Promisor.

10.   POWER OF REPRESENTATION

At the Beneficiary's request, the Promisors (with the exception of the Corporate Promisors) expressly grant an irrevocable power to Patrick Lucas or, in the case of his impediment or death, to Emmanuel Gras or, in the case of his impediment or death, to Daniel Naftalski (hereinafter the "Representative"), to act jointly and severally in the name and on behalf of each of them within the framework of the mission defined as follows:

(a)   make any decision regarding the Transfer Price,

(b)   distribute the Shares to be transferred pursuant to the present Contract,

(c)   sign the corresponding share transfer orders,

(d) receive the Transfer Price, issue a receipt for the same and distribute the same amongst the Promisors.

11.   EXPENSES - DUTIES - REGISTRATION

Each party shall bear the fees and expenses of its own counsel with regard to the performance of the present Contract.

All other expenses, duties and taxes of any nature resulting from the signature

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

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                                                      Exhibit 4 to the Agreement
                                                           Promise to Sell No. 1
                                                                         page 10


or the performance of the present Contract shall be borne exclusively by the Beneficiary which so agrees.

12.   NOTICES

Unless specifically provided otherwise, all notifications, requests, applications, claims or other communications authorized or required under the present Contract (other than those which must be made in application of the by-laws of the Company) will as far as the notifying party is concerned be duly made if, within the required time period, they are delivered by hand in return for a release or sent by registered mail with return receipt requested to the addresses appearing above or to any other address notified beforehand in accordance with the provisions of the present Article.

For purposes of this Contract, the notification date shall, as far as the notified party is concerned, be deemed to be the date of remittance, in the case of notification by hand, and the date of first presentation, in the case of notification by registered mail with return receipt requested.

13.   NO JOINT LIABILITY BETWEEN CORPORATE PROMISORS

No provision may be considered to impose any obligation or liability whatsoever on a Corporate Promisor, for any reason whatsoever which might not be directly and totally attributable to it.

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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 1


                           EXHIBIT 5 TO THE AGREEMENT

                              PROMISE TO SELL No. 2

BETWEEN THE UNDERSIGNED

WILLIS CORROON GROUP PLC, an English law company whose registered office is at 10, Trinity Square, London EC3P 3AX, Great Britain, registered with the England and Wales Company Registration Office under number 621757, hereinafter referred to as the "Promisor" or "WCG"

                                                                 ON THE ONE HAND

EMMANUEL GRAS residing at 3, rue Parmentier (59370) Mons en Baroeul,

PATRICK LUCAS residing at 1, avenue Emile Acollas (75007) Paris,

DANIEL NAFTALSKI residing at 2, rue des Beaux Arts (75006) Paris,

hereinafter collectively referred to as the "Beneficiaries"

                                                               ON THE OTHER HAND

WHEREAS

By virtue of an agreement entered into on this day between all the shareholders of the Company (including the Beneficiaries) and the Promisor (hereinafter the "Agreement"), it has notably been agreed that the Promisor shall grant to the Beneficiaries a promise to sell covering all of its shareholding in the Company (as defined in Article 1) in accordance with the terms and conditions of the present Contract.


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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 2


IT IS THEREFORE AGREED AS FOLLOWS

1.    DEFINITIONS

The terms and expressions beginning with a capital letter and not defined in the present Contract shall have the meaning ascribed to them in the Agreement and its Exhibits.

For purposes of the present Contract, the words and expressions below shall have the following meanings:

Change of Control means:

(a) with regard to WCG, any operation of any nature (including a merger) which has the object or effect:

      (i) of resulting in the direct or indirect holding by any related entity or entity belonging to a group directly or indirectly controlling, within the meaning of Article 355-1 of Law No. 66-537 of July 24, 1996 on commercial companies, an insurance brokerage company ranked among the 10 leading insurance brokerage companies world-wide in terms of turnover or (ii) the 10 leading French insurance brokerage companies in terms of turnover, of at least 30% of the capital of WCG, or

      (ii) of giving any of the above-mentioned entities the power to appoint the majority of the members of the Board of Directors or any equivalent corporate organ of WCG, or

(b) with regard to any Affiliated Company, any operation of any nature (including a merger) which has the object or effect (i) of causing WCG's direct or indirect control, within the meaning of Article 355-1 of Law No. 66-537 of July 24, 1996 on commercial companies, of any Affiliated Company to terminate, or (ii) of giving to a third party the power to appoint the majority of the members of the Board of Directors or any equivalent corporate organ of any Affiliated Company.

GS Share Purchase Agreement means the agreement in Exhibit 2 to the Agreement.

Closing Date means the date on which the Promisor or any company of the WCG Group has acquired the Initial Shareholding.

Indemnification Undertaking means the undertaking contained in Exhibit 6 to the GS Share Purchase Agreement.

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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 3


Business Day means any business day in France with the exception of any public holiday or day of rest in accordance with the legislation and regulations applicable in France.

Legal Entities means Gras Savoye Euro Finance, AGF and the beneficiaries of the Promise to Buy in Exhibits 3 bis and 3 ter to the Agreement.

Promises to Buy means the contracts in Exhibits 3, 3 bis and 3 ter to the Agreement.

Promise to Sell No. 1 means the contract in Exhibit 4 to the Agreement.

Company means Gras Savoye & Cie, a societe en commandite par actions with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each, whose registered office is at 2, rue Ancelle (92200) Neuilly sur Seine and which is registered with the Nanterre Commercial and Companies Registry under number B 457 509 867.

Affiliated Company means any company (i) which is under the control of WCG within the meaning of Article 355-1 of Law No. 66-537 of July 24, 1996 on commercial companies, and (ii) which holds shares in the Company.

2.    UNILATERAL PROMISE TO SELL

The Promisor hereby promises to the Beneficiaries, who accept such promise solely as a promise, and to any person which the Beneficiaries might substitute for the purposes hereof, to sell pursuant to ordinary legal guarantees, all of the shares of the Company which the Promisor will own (hereinafter the "Shares"), on the date on which the rights granted pursuant to this promise are exercised, in accordance with the terms and conditions defined in the present Contract (hereinafter, the "Option").

In the event that any Affiliated Company, and/or any company which is no longer an Affiliated Company, within the meaning hereof, holds shares in the Company on the date on which the Option is exercised, the compan(ies) concerned shall be bound by this promise for the shares in the Company that such compan(ies) hold, WCG guaranteeing the respect of the present promise by any Affiliated Company and any company which is no longer an Affiliated Company within the meaning hereof.

In this respect, any transfer of Shares of any nature whatsoever to an Affiliated Company or any acquisition of Shares by an Affiliated Company shall not be deemed valid unless (i) WCG has obtained the prior written undertaking from the Affiliated Company concerned in favor of the Beneficiaries to respect the terms of the present Contract, and (ii) this written undertaking has been notified

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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 4


to the Representative prior to the effective completion of the transfer in question.

3.    TERM OF THE OPTION

The Option is granted for a period of twelve (12) years as from the Closing Date (hereinafter the "Term of the Option").

4.    EXERCISE OF THE OPTION

(a) The exercise of the Option granted to the Beneficiaries is subject to the following cumulative conditions (hereinafter the "Cumulative Conditions"):

(i) Change of Control affecting WCG or any Company. In this regard, and as permitted by law or the applicable regulations, notably stock market regulations, WCG expressly undertakes to inform each of the Beneficiaries and the Company in writing of the occurrence and progress of any operation which is likely to result in a Change of Control of WCG or of any Affiliated Company.

(ii) holding by WCG and/or any Affiliated Company of a total shareholding less than or equal to 50% of the capital of the Company, and

(iii) Patrick Lucas or Emmanuel Gras or Daniel Naftalski has the capacity of general partner of the Company.

(b) When the Cumulative Conditions are satisfied, the Option may be exercised under the conditions described below.

(i) The Beneficiaries acting jointly must first inform the Promisor of the possible exercise of the Option by sending to WCG a written notification conforming to the provisions of Article 8, within two (2) months following the effective completion of any operation which resulted in a Change of Control of WCG or of any Affiliated Company (hereinafter "Notification No. 1"), and

(ii) if necessary, they will then inform the Promisor of the effective exercise of the Option, by sending to WCG a written notification conforming to the provisions of Article 8, within five (5) months following the effective completion of any operation which resulted in a Change of Control of WCG or of any Affiliated Company (hereinafter "Notification No. 2").

      In this regard, it is expressly agreed that (i) the time limits indicated in paragraphs (b) (i) and (ii) above shall only start and run to the extent that

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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 5


      the Beneficiaries and the Company have been informed in writing of the operation(s) in progress pursuant to paragraphs (a) (i) and (ii) above. In the event that such information was not furnished until after the date of the effective completion of the operation(s) resulting in a Change of Control of WCG or of any Affiliated Company, the date on which such information was given shall be used for purposes of calculating the time limits indicated in paragraphs (b) (i) and (ii) above.

      In the event that one of the Beneficiaries waives the benefit of the Option as in the case where one of them has ceased, for any reason whatsoever, to be a general partner of the Company, then the Option may only be exercised by the other Beneficiary or Beneficiaries jointly. In any event, the Option may only be exercised once.

      The exercise of the Option shall cover all of the Shares held by the company or companies in which the control has changed.

(c) The Beneficiaries will acquire the full right to enjoyment of the Shares for which the Option has been exercised with all the attached rights to dividends on the date of the remittance of the corresponding share transfer orders against payment of the price.

      The Promisor certifies and warrants to the Beneficiaries that on the date of actual transfer of the Shares for which the Option has been exercised, such Shares shall be freely negotiable and free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature whatsoever and that on that same date, the transferee of such Shares will receive full ownership thereof, free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature. The Promisor undertakes to indemnify the transferee of the Shares for any adverse consequences and prejudice suffered by the transferee of the Shares due to any violation by it of the undertaking of the present paragraph.

(d) If the Beneficiaries fail to exercise the Option during the Period of Exercise of the Option, such Option shall be deemed to have lapsed, without any right of indemnity for either party.

5.    PRICE

The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

(a) with regard to the transfer resulting from the exercise of the Option which is notified before the third anniversary of the Closing Date, the Price per Share of the Company, as defined in the GS Share Purchase Agreement, it being understood that the aggregate price due by the

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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 6


      Beneficiaries hereunder shall be reduced, if necessary, by any amount which has been received by the Promisor under the Indemnification Undertaking,

(b) with regard to the transfer resulting from the exercise of the Option which is notified after the third anniversary and before the sixth anniversary of the Closing Date, the greater of the two following amounts:

      (i) the Price per Share of the Company as defined in the GS Share Purchase Agreement, it being understood that the aggregate price due by the Beneficiaries hereunder shall be reduced, if necessary, by any amount which might have been paid by the Legal Entities or been deducted from the price paid to the Legal Entities, at the time of exercise of the Promises to Buy and to Sell, under the Indemnification Undertaking, and also the aggregate amount deducted from the price paid to the individual beneficiaries of the Promises to Buy and to Sell in the event that an Exceptional Event (as defined in the Promises to Buy and to Sell) has occurred,

      (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D to the Promise to Buy, it being understood that this price shall be applicable to the transfer of the Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period,

(c) with regard to the transfer resulting from the exercise of the Option which is notified after the sixth anniversary of the Closing Date, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D of the Promise to Buy, it being understood that this price shall be applicable to the transfer of the Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within six (6) months, at the latest, following the date of the effective completion of the operation resulting in the Change of Control of WCG or of any Affiliated Company, by bank check denominated in French francs, in return for delivery by the Promisor to the Representative (as defined in Article
6) of the corresponding duly signed share transfer order(s) in favor of the Beneficiaries, subject to the obtaining of all government or administrative authorizations which may be necessary.

In the event that the transfer of the Shares provided for herein is subject to the

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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 7


obtaining of any government or administrative authorization, the Promisor and the Beneficiaries shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction.

6.    POWER OF REPRESENTATION

At the Promisor's request, the Beneficiaries expressly grant an irrevocable power to Patrick Lucas or, in the case of his impediment or death, to Emmanuel Gras or, in the case of his impediment or death, to Daniel Naftalski (hereinafter the "Representative"), to act jointly and severally in the name and on behalf of each of them within the framework of the mission defined as follows:

(a)   make any decision regarding the Transfer Price, and

(c) receive the corresponding share transfer order(s) in return for remittance of the Transfer Price.

7.    EXPENSES - DUTIES - REGISTRATION

Each party shall bear the fees and expenses of its own counsel with regard to the performance of the present Contract.

All other expenses, duties and taxes of any nature resulting from the signature or the performance of the present Contract shall be borne exclusively by the Promisor which so agrees.

8.    NOTICES

Unless specifically provided otherwise, all notifications, requests, applications, claims or other communications authorized or required under the present Contract (other than those which must be made in application of the by-laws of the Company) will as far as the notifying party is concerned be duly made if, within the required time period, they are delivered by hand in return for a release or sent by registered mail with return receipt requested to the addresses appearing above or to any other address notified beforehand in accordance with the provisions of the present Article.

For purposes of this Contract, the notification date shall, as far as the notified party is concerned, be deemed to be the date of remittance, in the case of notification by hand, and the date of first presentation, in the case of notification by registered mail with return receipt requested.


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

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                                                      Exhibit 5 to the Agreement
                                                           Promise to Sell No. 2
                                                                          page 8


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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 1


                           EXHIBIT 6 TO THE AGREEMENT

                                DRAFT RESOLUTIONS

                                FIRST RESOLUTION

The general meeting, taking its decision pursuant to the same conditions of quorum and majority as the extraordinary general meeting, after becoming familiar with the proposed transfers notified to the company, pursuant to which various shareholders are proposing to sell to Willis Corroon Europe BV (a Netherlands law company whose registered office is in Marten Meerweg 51, 3068 AV Rotterdam, Netherlands), and to the company (a company of the Willis Corroon Group whose identity will have been notified to the company one month before the date of the general meeting), 16,213 shares they hold in the company, decides to authorize such transfers and to approve Willis Corroon Europe BV and the company __________ as new shareholders.

                                SECOND RESOLUTION

The general meeting, taking its decision pursuant to the same conditions of quorum and majority as the extraordinary general meeting, decides, provided that on the one hand the general partners unanimously agree to the amendments to the by-laws referred to below and that on the other hand the Third Resolution is approved by the shareholders which will hold the A shares and the Fourth Resolution is approved by the shareholders which will hold the B shares, to amend Articles 6, 9, 10, 13, 16 and 18 of the by-laws as follows:

ARTICLE 6 - CAPITAL

The capital shall be NINE MILLION NINE HUNDRED AND FIFTY-TWO THOUSAND (9,952,000) francs.

It shall be divided into 49,760 shares of a par value of 200 francs each.

The shares shall be divided into two classes, A and B.

In the event that shares are transferred by a holder of shares of one class to a shareholder holding shares of another class, such shares would lose their qualification and would be deemed, as from the date of the transfer, to be

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 2


shares of the class to which the other shares held by the transferee belong.

In the event that shares are transferred, for valuable consideration or as a gift, to a person who is not yet a shareholder, subject as the case may be to respecting the right of approval referred to in Article 9, they would continue to belong to the class to which they were deemed to belong before the change of ownership.

Each share subscribed for in the context of a capital increase by a person who is already a shareholder shall be deemed to belong to the class to which the shares already held by such person belong.

In the event that a person who is not yet a shareholder subscribes for shares in the context of a capital increase, the extraordinary general meeting of the shareholders, simultaneously with its approval decision concerning the admission of such person to the company's capital, shall decide on the class to which the shares subscribed for by such person will belong.

In the event that, insofar as Willis Corroon is a shareholder, the total number of shares of one of the classes were to be less than one-quarter of the number of shares composing the company's capital, the breakdown of the company's shares into two classes of shares would automatically cease to exist. The same shall apply on the day on which none of the following three individuals: Mr. Patrick Lucas, Mr. Emmanuel Gras and Mr. Daniel Naftalski, is a general partner. The various provisions of these by-laws which refer to two classes of shares would be amended to take account of this situation.

In this event, the management shall immediately convene a general meeting in order to record this amendment to the by-laws and to decide on the appointment of new members of the Supervisory Board.

ARTICLE 9

I -   Unchanged.

II -  Transmission and transfer of shares

      1(degree)     Unchanged.

      2(degree)-A/  Transfers of shares, as a gift or for valuable consideration, to ascendants, descendants, brothers, sisters or the spouse of a shareholder or between shareholders who are individuals, members of the Gras and/or Lucas families, shall be freely carried out.

                    The following shall also be free:

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 3


                    - the contribution by a shareholder who is an individual of all or part of his/her shares to a legal entity controlled by him/her, alone or with his/her spouse, brothers and sisters, ascendants or descendants, provided that the contributors first undertake in respect of the other shareholders, in the event of the transfer of control of the legal entity receiving the contribution, that this transfer shall be treated in light of the provisions set forth in B/ and C/ below in the same manner as if the transfer concerned the company's shares directly,

                    - any transfer, whether by means of a contribution or otherwise, by a legal entity of all or part of its shares to a company belonging to the same group as the legal entity, i.e., to a company which is controlled by, controls or is under common control with the transferring company, control being defined within the meaning of Article 355-1 of the law on commercial companies, or to the controlling company,

                    - shares purchased pursuant to the provisions of Articles 208-1 to 208-8-2 of the law on commercial companies,

                    - the allotment of shares to any assign following the partition of an estate or the liquidation of the community property between spouses,

                    - transfers of A shares to owners of B shares, made in performance of Promise to Sell No. 1 granted by the owners of A shares pursuant to an Agreement signed in ___________ on ___________, 1997,

                    - transfers of B shares, regardless of whether they are to a shareholder or third parties, made in performance of Promise to Sell No. 2 granted to Messrs. Patrick Lucas, Emmanuel Gras and Daniel Naftalski by the owners of B shares pursuant to an Agreement signed in ___________ on ___________, 1997,

                    - transfers to persons who are members of the Supervisory Board of the share required for them to perform such duties, and transfers back of such shares.

              B/    All transmissions of shares between shareholders, other than

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 4


                    those made freely pursuant to A above, shall be subordinated to the exercise of a preemption right by all the A and B shareholders other than the Transferor according to the following conditions.

                    The transferring shareholder shall notify the proposed transfer or change of ownership to the company by extra-judicial writ or by registered letter with return receipt requested, indicating the identity of the proposed transferee(s), the number of shares whose transfer or change of ownership is being considered and the price offered, if it concerns a sale of the shares, or the estimate of the price of the shares in the other cases (hereinafter referred to as the "Notification").

                    Within eight days following the Notification made to the company, the management shall notify the A and B shareholders other than the transferor, individually and by registered letter, of the number of shares transferred and the price indicated in the Notification.

                    The shareholders shall have fifteen days in which to announce their intention of acquiring the shares at the price indicated in the Notification.

                    In the event of applications exceeding the number of shares offered, the management shall divide out the shares between the applicants (including the proposed transferee(s)) in proportion to their fraction of the capital and within the limits of their applications. However, for as long as a same holder of A shares does not directly or indirectly hold a number of shares greater than the number of B shares, the distribution will be made as a priority among the owners of A shares in proportion to their fraction of the capital, then among the owners of B shares for the surplus of the non-preempted shares.

                    In the event of applications for less than the number of shares offered, the proposed transfer or change of ownership may only be carried out for the shares which have not been preempted.

                    The price of the preempted shares shall be equal to the price indicated in the Notification. Except as otherwise agreed, the price of the preempted shares shall be payable in cash.

              C/    Unchanged.

              D/    Unchanged.

              E/    Unchanged.

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 5


              F/    Unchanged.

              G/    Unchanged.

ARTICLE 10

1/ The company shall be managed by one or more gerants, who shall be individuals and who may but do not need to be general partners.

      Any general partner shall automatically be a gerant.

      The appointment of a gerant who is not a general partner shall be made pursuant to a decision of the ordinary general meeting of the shareholders with the agreement of the majority of the general partners or, if there are less than three general partners, with the agreement of the general partner or partners. The appointment may also be made pursuant to a decision of the Supervisory Board taken by the majority of the members present or represented, in the event that the company no longer has any general partners.

      Other than the case referred to in paragraph 3/ of this article, the removal of a gerant who is not a general partner shall be made pursuant to the same conditions as for his appointment.

      Other than the case referred to in paragraph 3/ of this article, the removal of a gerant who is a general partner shall be made pursuant to a decision of the extraordinary general meeting of the shareholders with the agreement of the other general partners. If there is only one gerant who is a general partner, his removal may only be made for a legitimate cause by a court decision at the request of one or more shareholders representing more than one-half of the capital.

2/ Each of the gerants shall be vested with the broadest powers to act in all circumstances in the name of the company. The gerant shall exercise such powers within the limits of the corporate purpose and subject to those powers expressly conferred by the law on the shareholders' meetings.

3/ Any limitation of the gerant's powers shall not be enforceable against third parties.

      The gerants shall hold separately the same powers as far as third parties are concerned. However, an internal limitation of the individual powers shall concern the following decisions, which are decisions to be taken collectively by the gerants in office in the event of several gerants:

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 6


      - empowering any persons other than the gerant or gerants to bind the company;

      - all sureties, guarantees, mortgages, borrowings, loans and in general all transfers and all commitments of the company exceeding an amount fixed by the general partners taking their decision by a two-thirds majority in numbers, or unanimously if there are only two of them;

      - all operations entailing for the company the acquisition of the status of partner, in name or as a general partner.

      Any violation of the rule of collective decision-making provided for above shall be a faute lourde (gross misconduct) leading to the possible removal of the gerant having committed such fault pursuant to a decision of the majority of the general partners or, if the number of general partners is less than three, pursuant to a decision of the general partner or partners. If the gerant having committed the fault is himself a general partner, he shall not take part in the decision. Moreover, the gerant having committed the fault may be the subject of a claim for damages insofar as the violation is prejudicial to the company.

      Furthermore, it is agreed that the gerant or gerants, acting jointly or separately, may not, without first having been authorized by the Supervisory Board taking its decision by a three-quarters (3/4) majority of its members, carry out the following operations:

      a) Any acquisition not referred to in the investment budget approved by the Supervisory Board, by any means, directly or indirectly, in particular by the purchase of securities, any business, element of a business, client portfolio, enterprise (a) exceeding an exemption of FRF 50,000,000 excluding tax per calendar year, it being specified that to calculate this exemption, the only operations taken into consideration will be operations of more than FRF 2,000,000 excluding tax, or (b) exceeding an amount of FRF 25,000,000 excluding tax per operation;

      b) any sale not referred to in the investment budget approved by the Supervisory Board, by any means, directly or indirectly, in particular by the sale of securities, any business, element of a business, client portfolio, enterprise (a) exceeding an exemption of FRF 50,000,000 excluding tax per calendar year, it being specified that to calculate this exemption, the only operations taken into consideration will be operations of more than FRF 2,000,000 excluding tax, or (b) exceeding an amount of FRF 25,000,000 excluding tax per operation;

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 7


      c) Any other acquisition of assets not referred to in the operating budget approved by the Supervisory Board and not being the subject matter of one of the above paragraphs, (a) exceeding an exemption of FRF 30,000,000 excluding tax per calendar year, it being specified that to calculate this exemption, the only operations taken into consideration will be operations of more than FRF 1,000,000 excluding tax, or (b) exceeding an amount of FRF 10,000,000 excluding tax per operation;

      d) Any other sale of assets not being the subject matter of one of the above paragraphs, (a) exceeding an exemption of FRF 30,000,000 excluding tax per calendar year, it being specified that to calculate this exemption, the only operations taken into consideration will be operations of more than FRF 1,000,000, or (b) exceeding an amount of FRF 10,000,000 excluding tax per operation;

      e) Any subscription of a loan or a long term financial facility (more than two years), the amount of which, in one or more operations, is greater than or equal to FRF 25,000,000 per calendar year, intended to finance an investment, excluding cash operations;

      f) Any constitution of a guarantee of any kind for a total amount per operation greater than or equal to FRF 25,000,000, or exceeding an exemption of FRF 100,000,000 per calendar year, whatever the amount of the guarantee;

      g) Any conclusion, renewal or termination of any undertaking or agreement, directly or indirectly, between the company on the one hand and one of the shareholders or one of the general partners or members of their family on the other hand, excluding employment contracts entered into or renewed at normal conditions assessed compared to the usual practice applicable in the Company;

      h)    The terms and conditions of any stock option plan;

      i) Any entry into the capital of Gras Savoye Euro Finance of a third party, particularly by any share transfer;

      j)    Any transfer of shares of Gras Savoye & Cie by Gras Savoye Euro
            Finance.

      Any investment budget which may be prepared by the company must be approved by the Supervisory Board by a three-quarters majority of its

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 8


      members.

4/ In the event of several gerants, for all decisions to be taken collectively by the gerants, they shall form a management board composed of all the gerants in office.

      The board shall be chaired by a gerant who is a general partner.

      The chairman of the meeting shall be designated by the members present.

      The management board shall meet at the registered office as often as the interest of the company shall require upon being convened by one of the gerants.

      For the meeting to be validly held, each of the members must have been convened by any means at least seven days in advance of the meeting, unless all the members were present or represented at the meeting.

      A member may only be represented by another member.

      Collective decisions shall be taken by a majority of the gerants in office. If there are only two gerants in office, the decision must be unanimous.

      The board's decisions shall be recorded in minutes written in a special register and signed by the chairman of the meeting and another member present at the meeting.

5/ Subject to the provisions of Article 16.2/, if there is only one general partner left who is a gerant, he shall automatically cease to hold the office of gerant either at the close of the ordinary annual general meeting of the shareholders deciding on the accounts of the financial year during which the gerant reached the age of seventy or on the day on which he becomes the sole general partner gerant if on such day he is more than 70 years of age.

ARTICLE 13 - SUPERVISORY BOARD

1/    Composition - Appointment

      a) The Supervisory Board shall be composed of eight members chosen exclusively from among the limited partners.

            Depending on the number of shares of each class, the breakdown of the members of the Supervisory Board shall be made as follows:

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

--------------------------------------------------------------------------------

                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                          page 9


            - if the number of class B shares is between 25% and 50% of the capital, three members of the Supervisory Board out of eight must be chosen from among the candidates presented by the holders of class B shares and five from among the candidates presented by the holders of class A shares;

            - if the number of class B shares is equal to 50% of the capital, four members of the Supervisory Board out of eight must be chosen from among the candidates presented by the holders of class B shares and four from among the candidates presented by the holders of class A shares;

            - if the number of class B shares is above 50% and below 75% of the capital, five members of the Supervisory Board out of eight must be chosen from among the candidates presented by the holders of class B shares and three from among the candidates presented by the holders of class A shares.

      When, after one of the members of the Supervisory Board ceases to carry out his duties, the holders of shares of one category were no longer to be sufficiently represented on the Supervisory Board, the chairman of the Supervisory Board shall be required to convene the Supervisory Board within a maximum of 15 days in order to take note of the above situation and to appoint a new member by cooptation.

      In the event that one of the above thresholds is exceeded, the management shall notify all the other members of the Supervisory Board thereof immediately.

      If one of such members should fail to resign within fifteen days following this notification, the most senior in age of the members of the Supervisory Board belonging to the class of shares whose number of seats to be filled has been reduced shall be deemed to have resigned as a matter of course.

      The chairman of the Supervisory Board or the management shall convene the Supervisory Board within a maximum of fifteen days in order to take note of such resignation and appoint a new member of the Supervisory Board by cooptation.

      b) The members of the Supervisory Board shall be appointed by the ordinary general meeting of the shareholders for a maximum of

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 10


            three years.

            The duties of a member of the Supervisory Board shall terminate at the close of the ordinary general meeting of the shareholders deciding on the accounts of the preceding financial year, held in the year during which such member's term of office expires.

            The members of the Supervisory Board are eligible for re-election.

            They may be removed at any time by the general meeting.

            The partners who are general partners may not participate in the appointment or removal of members of the Supervisory Board in general meetings.

      c) Each member of the Supervisory Board shall own at least ONE (1) share of the company. If a member of the Supervisory Board does not own ONE (1) share when he is appointed, he must acquire it within three (3) months of his appointment.

      d) In the event of a vacancy due to a death, resignation or for another reason, the Board may provisionally appoint new members, respecting the rules fixed above. These appointments shall be ratified by the following general meeting.

            The replacement member shall remain in office only for the remainder of his predecessor's term of office.

            If the provisional appointments are not ratified by the general meeting, the resolutions adopted by the Supervisory Board shall nevertheless be valid.

2/    Officers and meetings of the Supervisory Board

      The Board shall appoint a chairman from among its members who is required to be an individual. It shall in addition choose a secretary who may but does not need to be one of its members.

      In the absence of the chairman for any reason whatsoever for a period of at least six months, the Board shall elect a new chairman. In the absence of the chairman for a meeting, the Board shall designate one of its members to chair the meeting.

      The Board shall meet, upon being convened by its chairman or by one-half of its members, as often as the interest of the company shall require, and at least every six months, either at the registered office, or in any

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 11


      other place indicated in the letter of convocation. It may also be convened by the gerant of the company, or by one of them if there are several.

      The presence of one-third of the members of the board shall be required for the validity of its proceedings.

      Except for another majority provided for in these by-laws, the decisions shall be taken by the majority of the members present or represented, one member present being able to represent a maximum of two absent members upon presentation of express powers of attorney. In the event of equal voting, the chairman of the Supervisory Board meeting shall have the casting vote.

      The Board's proceedings shall be recorded in minutes inserted or bound in a special register and be initialed in accordance with the law. They shall be signed by the Chairman of the meeting and the Secretary or by the majority of the members present.

3/    Duties of the Supervisory Board

      The Supervisory Board shall supervise permanently the management of the company, in accordance with the law.

      It shall authorize the gerant or gerants to carry out the operations referred to in paragraph 3/ of Article 10 above.

      It shall submit a report to the ordinary annual general meeting in which it shall point out in particular any irregularities or inaccuracies noted in the accounts of the financial year.

      It shall be informed of the documents made available to the statutory auditors.

      It may convene the general meeting of the shareholders, in which case its chairman shall chair such meeting.

4/    The Board members' directors' fees

      The Supervisory Board may be awarded a fixed annual compensation as directors' fees, the amount of which, charged to overheads, shall be determined by the ordinary general meeting of the shareholders and shall be maintained until otherwise decided by this general meeting.

      The Board shall distribute its directors' fees between its members in the proportions it considers appropriate.

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 12


5/    Compensation of the chairman of the Supervisory Board

      The chairman of the Supervisory Board may be awarded a compensation which shall be fixed by the Supervisory Board in agreement with the general partners.

6/    Age limit

      The number of members of the Supervisory Board who are more than seventy years of age may not be more than one-third of the members in office. Any appointment contrary to this provision would be invalid.

      When this legal limit is exceeded, the member who is the most senior in age shall be deemed to have resigned as a matter of course.

      Moreover, as from the age of seventy, the duration of the term of office shall be one year.

      A Supervisory Board member who reaches the age of seventy cannot therefore remain in office beyond his seventy-first year, unless his term of office is renewed annually by the general meeting.

ARTICLE 16

1/ There shall be at least one general partner. The general partner or partners may only be individuals.

2/    The general partners are:

      -     Mr. Emmanuel Gras

      -     Mr. Patrick Lucas

      -     Mr. Daniel Naftalski

      Notwithstanding any other provisions of these by-laws, the general partners shall be appointed no later than until December 31, 2009. In the four months preceding this date, the general partner or partners still in office must have convened the extraordinary general meeting of the shareholders to transform the Company into a societe anonyme with a board of directors.

3/ The appointment of any new general partner shall be decided by the extraordinary general meeting of the shareholders following the unanimous proposal of the general partners, or the general partner if

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

--------------------------------------------------------------------------------

                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 13


      there is only one, it being understood that the new general partner may only be chosen from among the candidate(s) presented by the general partner or partners.

      If there are no more general partners, the extraordinary general meeting of the shareholders shall be convened by the Supervisory Board, within three months following the occurrence of the event, to transform the company into a societe anonyme with a board of directors.

4/ The general partner who stops being a gerant for any reason whatsoever shall also no longer be a general partner.

      In the event of any legal incapacity, withdrawal of a general partner or a general partners' losing the status of general partner, the company shall not be dissolved. The general partner losing such status shall be a simple shareholder if he owns shares. The heirs of a deceased general partner shall not inherit the status of general partner.

      They shall be entitled to a proportion, prorata temporis, of the profit provided for in Article 18.

      The by-laws shall be amended automatically as a result; the amendment shall be recorded and published by a gerant.

5/ The decisions shall be subject to the approval of the collective body of the general partners, which shall decide by the majority of its members, if there are more than two, or unanimously if there are less than three, except when the by-laws provide for another majority and when it is a question of transforming the company into a societe anonyme or a societe a responsabilite limitee, in which case a simple majority is provided by the law (Article 262 of the law of July 24, 1966).

      However, the general partners may not decide on the appointment or removal of members of the Supervisory Board and the in-house auditors.

      The decisions of the collective body of the general partners may be made by means of a written consultation (ordinary letter, telegram, telex, fax, etc.), except for the annual approval of the accounts or when the general meeting of the shareholders is convened by one or more general partners.

      Each general partner shall have fifteen days in which to inform the management of his decision on each of the resolutions. A partner who does not reply within this period of time shall be considered to have abstained.

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 14


      The management shall prepare minutes mentioning the date and the method of consultation, the text of the resolutions and the answers given, which must be attached to the minutes.

      Copies of or excerpts from minutes shall be validly certified as true by the gerant or one of the gerants if there are more than one.

ARTICLE 18 - ACCOUNTS OF THE COMPANY

1(degree)   Each financial year shall begin on January 1 and end on December 31.

2(degree)   The profit or loss of the financial year shall consist of the difference between the income and expenditure for the year, after deducting depreciation and allowances, as shown in the income statement.

3(degree)   From the profits of the year, reduced by the prior losses, if any, a deduction shall first be made:

            o of at least five percent allocated to forming a reserve fund known as the "legal reserve". This deduction shall cease to be compulsory when the amount of the legal reserve reaches one-tenth of the capital;

            o     of any amount allocated to the reserves pursuant to the law.

            The balance shall be distributed up to 3% to the general partners.

            The surplus must be distributed to the owners of shares, whether general or limited partners, in proportion to the number of their shares, up to 40% of its amount. After these distributions, the balance increased by the retained earnings, if any, may, upon the decision of the ordinary general meeting and with the agreement of the general partners, be distributed, or carried forward, or allocated to one or more general or special reserves. This or these reserve funds may be distributed solely to owners of shares or allocated to the total or partial amortization of the shares.

                                THIRD RESOLUTION

The general meeting, upon the unanimous decision of the shareholders who will hold B shares, after listening to the report of the special advantages drawn up by the auditor appointed by order of the Presiding Judge of the Nanterre Commercial Court, decides that the A shares shall be held, at the close of this general meeting, by:

-     Mr. [___________]

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 15


-     Mr. [___________]
-     Mr. [___________]
-     Mr. [___________]

it being observed that all these persons before the general meeting agreed to hold A shares.

The general meeting approves the special advantages awarded to owners of A shares, consisting of the right for the latter (i) to have a certain number of members out of the eight members to compose the Supervisory Board and (ii) to be able to exercise as a priority the preemption provided for in Article 9-II-2e-B/ of the by-laws.

                                FOURTH RESOLUTION

The general meeting, upon the unanimous decision of the shareholders who will hold A shares, after listening to the report of the special advantages drawn up by the auditor appointed by order of the Presiding Judge of the Nanterre Commercial Court, decides that the B shares shall be held, at the close of this general meeting, by:

-     Mr. [___________]

it being observed that this person before the general meeting agreed to hold B shares.

The general meeting approves the special advantages awarded to owners of B shares, consisting of the right for the latter (i) to have a certain number of members out of the eight members to compose the Supervisory Board and (ii) to be able to acquire shares freely in the context of the performance of Promise to Sell No. 1 granted by the owners of A shares pursuant to an Agreement signed in _________ on _________, 1997.

                                FIFTH RESOLUTION

The general meeting, after listening to the report of the special advantages drawn up by the auditor designated by order of the Presiding Judge of the Nanterre Commercial Court, approves the special advantage granted to Messrs. Patrick Lucas, Emmanuel Gras and Daniel Naftalski to be able to acquire B shares or to have them acquired freely by a shareholder or by one or more third parties in performance of Promise to Sell No. 2, which was granted to them pursuant to an Agreement signed in _________ on _________, 1997.

                                SIXTH RESOLUTION

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

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                                                      Exhibit 6 to the Agreement
                                                               Draft Resolutions
                                                                         page 16


The general meeting grants full powers to the bearer of an original or a copy of or an excerpt from these minutes in order to accomplish all filing, publication and other necessary formalities.

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

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                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 1


                           EXHIBIT 9 TO THE AGREEMENT

                            SHARE EXCHANGE AGREEMENT

BETWEEN THE UNDERSIGNED:

Willis Corroon Europe B.V., a Netherlands law company whose registered office is at Marten Meesweg 51, 3068 AV Rotterdam, Netherlands, registered with the Rotterdam Commercial Registry under No. 135.835, represented by Sarah Turvill, acting as a director, fully empowered for the purposes hereof, hereinafter "WCE BV",

AND

Gras Savoye Euro Finance S.A., a Belgian law company having its registered office at 8 avenue Bel-Air, 1180 Uccle, Belgium, registered with the Brussels Commercial Registry under No. 258.054, represented by Patrick Lucas in his capacity as President, fully empowered for the purposes hereof, hereinafter "GS Euro Finance".

IT IS RECALLED THAT:

A. Willis Corroon France S.A. is a societe anonyme with a capital of FRF 8,220,000, divided into 82,200 shares of FRF 100 each, having its registered office at 18, boulevard Malesherbes, 75008 Paris and which is registered with the Paris Commercial and Companies Registry under No. B 341 303 089 (hereinafter "WCF"). As of the Closing Date of the Exchange (as defined below), the capital of WCF will be held as described in Exhibit 1 hereto.

The WCF shares are referred to hereinafter as the "WCF Shares".

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

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 2


B. GS Euro Finance has indicated to WCE BV that it is interested in an exchange of 82,200 WCF Shares representing 100% of the capital of WCF for 680 shares of Gras Savoye & Cie (hereinafter the "Exchanged GS Shares"), and WCE BV has indicated that it is interested in this exchange.

C. The exchange contemplated by the parties will occur in the context of an overall transaction whose aim is (i) the acquisition by the WCG Group (as defined in the Agreement) of approximately 31.72% of the capital and approximately 33.36% of the voting rights of Gras Savoye & Cie and (ii) the integration of Willis Corroon France's activities into the GS Group (as defined in the Agreement).

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.    Exchange

      (a) Subject to ordinary legal guarantees and to the terms and conditions of this Share Exchange Agreement, WCE BV and GS Euro Finance exchange all of the WCF Shares held by WCE BV representing 100% of WCF's capital for the Exchanged GS Shares held by GS Euro Finance, in consideration for the Basic Cash Distribution referred to in Article 2 (B) below.

      (b) The exchange of the WCF Shares for the Exchanged GS Shares shall become effective on the date on which the WCF Shares are actually exchanged for the Exchanged GS Shares (hereinafter the "Closing Date of the Exchange") and GS Euro Finance and WCE BV shall acquire the right to the full enjoyment respectively of the WCF Shares and the Exchanged GS Shares as from such date, with all the attached rights to dividends.

      (c) The exchange of the WCF Shares for the Exchanged GS Shares shall only be carried out if the condition precedent set forth in Article 4 below has been fulfilled on the Closing Date of the Exchange.

2.    Valuation and Cash Distribution (soulte)

      (A) Valuation

      The exchange provided for in Article 1 hereof shall be based on the one hand on a valuation of WCF at an amount of FRF 50,400,000 (fifty million four hundred thousand French francs), i.e., FRF 613 per WCF Share, and on the other hand on a valuation of the Company (as defined in the Agreement) of FRF 1,400,000,000 (one billion four hundred million French francs),

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

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 3


i.e., FRF 30,017 per Exchanged GS Share. This exchange shall take place in consideration for the Cash Distribution (as defined below), and for the other provisions set forth below.

      (B) Basic Cash Distribution

      A cash distribution amounting to FRF 29,988,440 (hereinafter the "Basic Cash Distribution") shall be paid by GS Euro Finance to WCE BV on the Closing Date of the Exchange.

      (C) WCF Quantifiable Deciding Element and Cash Distribution deriving from a Lower Valuation of WCF

      If the accounting and legal audit conducted by GS Euro Finance or by the GS Group (hereinafter the "WCF Audit") reveals one or more quantifiable elements or facts contrary to the quantifiable deciding element of the acquisition of the WCF Shares contained in Exhibit 2 (hereinafter the "WCF Quantifiable Deciding Element") to be verified during the WCF Audit, GS Euro Finance shall inform WCE BV thereof no later than 8 business days in France (hereinafter the "Business Days") following the date of the end of the WCF Audit set for October 20, 1997 at the latest, unless extended contractually (hereinafter referred to as the "Date of the End of the WCF Audit"). GS Euro Finance shall attach all the necessary information to such notification along with copies of any necessary documentary proofs. The notification shall also include the value of the WCF Cash Distribution (as defined below) claimed by GS Euro Finance.

      (i) Inaccuracy in respect of the WCF Quantifiable Deciding Element to be verified during the WCF Audit

      If the WCF Audit reveals one or more elements or facts in contradiction with the WCF Quantifiable Deciding Element to be verified during the WCF Audit, a cash distribution will be calculated according to the formula contained in
Exhibit 3 (hereinafter the "WCF Cash Distribution").

      WCE BV may notify GS Euro Finance within 6 Business Days following the notification received from GS Euro Finance, of any dispute concerning such notification (hereinafter the "Notification in Response"), failing which it shall be deemed to have agreed to all the elements and to the WCF Cash Distribution notified by GS Euro Finance, as a result of an inaccuracy in respect of the WCF Quantifiable Deciding Element. In the event of a dispute, the parties shall negotiate in good faith in order to reach an agreement on the existence or the amount of the WCF Cash Distribution.

      In the event of the occurrence of the 2 following conditions which are cumulative:

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

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 4


      (x) dispute by WCE BV of the amount of the Estimated Net Turnover at December 31, 1997 (as defined in Exhibit 2) estimated by GS Euro Finance;

      (y) absence of agreement between the parties within 6 Business Days following the Notification in Response received by GS Euro Finance,

the amount of the Estimated Net Turnover at December 31, 1997 shall be determined in accordance with the Expert Assessment Procedure.

      The Expert shall accordingly determine the WCF Cash Distribution within the period set forth in Article 2. (C) (ii) below, by applying the formula contained in Exhibit 3.

      However, in the event that the Expert is unable to determine the amount of the Estimated Net Turnover at December 31, 1997, it would determine the WCF Cash Distribution on the basis of the amount of the Actual Net Turnover at December 31, 1997.

      (ii) Expert Assessment Procedure

      For the purposes hereof, the procedure described below is called the "Expert Assessment Procedure".

      Failing an agreement within a period of 6 Business Days following the Notification in Response received by GS Euro Finance, as provided in Article 2.
(C) (i) above, the parties expressly agree that the existence and/or the amount of the inaccuracy alleged by GS Euro Finance in respect of the WCF Quantifiable Deciding Element will be definitively settled, without recourse of any kind, unless an obvious material error has been made, by Coopers & Lybrand (hereinafter the "Expert"), within a period of 30 Business Days following:

      (x) the submission of the dispute to the Expert in order to determine the amount of the Estimated Net Turnover at December 31, 1997, or

      (y) the submission of the dispute to the Expert, to which shall be attached a copy of WCF's accounts for financial year 1997, certified by the statutory auditor, in order to determine the amount of the Actual Net Turnover at December 31, 1997.

      The Expert shall also settle any dispute about either the determination of the amount of the Recurring Annual Expenditure, in accordance with Article 2 (D) below, or the certification of the Closing Financial Statements provided for in
Article 2 (D) below, and shall within 30 Business Days of being

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

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                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 5


consulted reach a decision to determine the amount of the Recurring Annual Expenditure and/or to determine and certify the Closing Financial Statements and/or the net result for the period between the date of the Closing Financial Statements and December 31, 1997.

      The dispute shall be submitted to the Expert at the request of the most diligent party in writing with a copy sent to the other party, and one-half of its fees shall be paid by GS Euro Finance and the other half by WCE BV. The party submitting the dispute to the Expert shall provide the Expert with copies of the notifications exchanged between the parties. The Expert declared prior to the signature hereof that it accepted this appointment. Accordingly, the Expert shall determine the existence and/or the amount of the inaccuracy alleged by GS Euro Finance in respect of the WCF Quantifiable Deciding Element and the WCF Cash Distribution which shall be binding on the parties, in accordance with
Article 1843-4 of the Civil Code, and shall fulfill any other mission conferred upon it hereunder, it being understood in particular that not only the definitions contained in Exhibit 2 to the Share Purchase Agreement but also the formula used to determine the WCF Cash Distribution contained in Exhibit 3 and the accounting rules and methods contained in Exhibit 4 to the Share Purchase Agreement (which is itself Exhibit 2 to the Agreement) shall be binding on the Expert. If the Expert was unable to complete its mission for any reason whatsoever, with the exception of the case in which it would be unable to determine the amount of the Estimated Net Turnover at December 31, 1997, a new Expert chosen from the list of experts of the Court of Appeal of Versailles would be appointed by mutual agreement between GS Euro Finance and WCE BV or, failing this, by the Presiding Judge of the Commercial Court of Nanterre to which the dispute shall be referred in summary proceedings (referes) at the request of the most diligent party. WCE BV guarantees the Expert's access to the premises of WCF and that WCF shall provide the Expert with any information that the Expert might reasonably request in connection with the accomplishment of its mission.

      (D) WCF Annual Expenditure

      For the purposes of this Share Exchange Agreement, the valuation of WCF has been established in particular on the basis of an estimated recurrent before tax result of WCF of FRF 3,000,000.

      Within three months as from the Closing Date of the Exchange, a balance sheet and income statement of WCF as at the last day of the month preceding the Closing Date of the Exchange (hereinafter the "WCF Closing Financial Statements") shall be drawn up by mutual agreement between the parties or, failing this, by the Expert, in the context of the Expert Assessment Procedure, which shall certify them. The WCF Closing Financial Statements shall in particular reflect the amount of the Equity on the Closing Date of the Exchange (as defined in Exhibit 2) and the amount of the Recurrent Annual Expenditure (as defined below).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 6


      WCE BV undertakes, prior the Closing Date of the Exchange, after informing and consulting the GS Group, to take all necessary measures so that the amount of the Recurrent Annual Expenditure (as defined below) is reduced to an amount corresponding at most to the difference between the Estimated Net Turnover at December 31, 1997 and FRF 3,000,000. For the purposes hereof, Recurrent Annual Expenditure is defined as the estimated expenditure of WCF for financial year 1997 reduced by the estimated recurrent savings obtained from all the measures implemented by WCF before the Closing Date of the Exchange and those that will be taken by mutual agreement and implemented by WCF after the Closing Date of the Exchange.

      If the WCF Closing Financial Statements reflect an amount of Recurrent Annual Expenditure higher than the difference between the Estimated Net Turnover at December 31, 1997 (or as the case may be the Actual Net Turnover at December 31, 1997) and FRF 3,000,000, WCE BV and any company of the GS Group undertake to collaborate in good faith in order to pursue together the measures to reduce the Recurrent Annual Expenditure initiated by WCE BV before the Closing Date of the Exchange and to adopt together and implement all additional necessary measures with the aim of achieving this level of Recurrent Annual Expenditure as promptly as possible. It is specified that the amount of the Recurrent Annual Expenditure taken into consideration after the Closing Date of the Exchange shall be calculated in constant management, i.e., excluding any expense of WCF related to a modification of the WCF management by GS Euro Finance or the GS Group, which resulted in an increase in WCF's management costs and which had not been approved by WCE BV.

      WCE BV undertakes to assume, or to indemnify WCF for (i) as from the date of the Closing Financial Statements and for a period of five months, the surplus of the amount of the Recurrent Financial Expenditure shown in the WCF Closing Financial Statements over the difference between the Estimated Net Turnover at December 31, 197 and FRF 3,000,000, these annual amounts being converted to a monthly basis to take into account the seasonal nature, and with the amounts due being payable at the end of the five months, (ii) all expenses of whatever kind on which the parties will have agreed, resulting from the implementation of the measures to reduce the Recurrent Annual Expenditure decided by mutual agreement, and (iii) the expenses borne while waiting for the effects of these measures if they have not already been assumed under (i) above.

      The parties agree that no later than at the end of a five-month period after the Closing Date of the Exchange, the amount of the Recurrent Annual Expenditure shall be determined in good faith by mutual agreement or, failing this, by the Expert in the context of the Expert Assessment Procedure.

      If at the end of this five-month period, the amount of the Recurrent

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                         page 17


Annual Expenditure as determined is less than or equal to the difference between the Actual Net Turnover at December 31, 1997 and FRF 3,000,000, WCE BV shall be deemed to have satisfied all its obligations under this Article 2 (D) and shall be released from any obligation in this regard in the future, subject to the undertakings made by WCE BV in (ii) and (iii) of the second paragraph above.

      Conversely, if, at the end of this same five-month period, the amount of the Recurrent Annual Expenditure as determined is greater than the difference between the Actual Net Turnover at December 31, 1997 and FRF 3,000,000, WCE BV undertakes to pay GS Euro Finance, as a price reduction, an amount corresponding to 14 times the surplus from the amount of the Recurrent Annual Expenditure over the difference between the Actual Net Turnover at December 31, 1997 and FRF 3,000,000, reduced by the corporation tax at the applicable rate. WCE BV shall then be deemed to have satisfied all its obligations under this Article 2 (D) and shall be released from an obligation in this regard in the future, subject to the undertakings made by WCE BV in (ii) and (iii) of the third paragraph above.

      (E) Equity

      If the Closing Financial Statements, certified as necessary by the Expert as set forth in Article 2 (D) above, show an amount of Equity less than FRF 4,500,000, WCE BV shall pay GS Euro Finance, as a price reduction, a sum corresponding to the difference between FRF 4,500,000 and the amount of the Equity as determined by the Closing Financial Statements. It is specified that between the date of the Closing Financial Statements and December 31, 1997, WCF's net result shall be nil, WCE BV undertaking to pay GS Euro Finance any amount corresponding to a negative result over such period, unless this negative result is related to a modification in the management of WCF by GS Euro Finance or the GS Group which resulted in an increase in WCF's management costs and which had not been approved by WCE BV.

      (F) Cash Distribution deriving from a Lower Valuation of Gras Savoye & Cie

      In the event that the Price per Share (as defined in the Share Purchase Agreement in Exhibit 2 to the Agreement) was determined by the parties to such Share Purchase Agreement or by the Expert (as defined in such Share Purchase Agreement) at a value less than FRF 30,017, a cash distribution equal to the difference between FRF 30,017 and the Price per Share, multiplied by the number of Exchanged GS Shares, shall be payable by GS Euro Finance to WCE BV (hereinafter the "GS Cash Distribution").

      (G) Payment terms and conditions

      The amounts due pursuant to the above provisions shall be payable

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 8


within 10 Business Days of their determination by contract or by the Expert by bank check delivered to the beneficiary.

      However, a set off shall be made automatically, in accordance with Article 1289 of the Civil Code, between all or part of such amounts on the day on the which such amounts are due, certain and liquid at the same date and between the same parties. Only the outstanding amount of these sums shall, as the case may be, be payable by the debtor party by bank check delivered to the beneficiary within 10 Business Days following the occurrence of the set off.

3.    Closing Date of the Exchange

      The Closing Date of the Exchange shall be identical to the Closing Date provided for in the Share Purchase Agreement attached in Exhibit 2 to the Agreement. The actual completion of this exchange shall occur on the Closing Date (as defined in the Share Purchase Agreement), by the actual exchange of the Exchanged GS Shares for 82,200 WCF Shares, notwithstanding any provisional failure to determine the WCF Cash Distribution, the GS Cash Distribution or any other amount provided for in Article 2 above, as the case may be, on such date.

      On the Closing Date of the Exchange, the exchange of the WCF Shares for the Exchanged GS Shares shall be carried out as indicated in Article 2 above, as follows:

      (a) delivery to WCE BV of a share transfer order duly signed by GS Euro Finance and of all other documents required to enable the transfer of the Exchanged GS Shares and to render such transfer enforceable against third parties, as well as the registration in the shareholders' registers of Gras Savoye & Cie of the transfer of the Exchanged GS Shares to WCE BV;

      (b) delivery to GS Euro Finance of a certified true copy of the minutes of the board of directors' meeting of WCF approving GS Euro Finance as a new shareholder of WCF;

      (c) delivery to GS Euro Finance of a share transfer order duly signed by WCE BV and of all other documents required to enable the transfer of the WCF Shares and to render such transfers enforceable against third parties, as well as the registration in the shareholders' registers of WCF of the transfer of the WCF Shares to GS Euro Finance;

      (d) delivery to GS Euro Finance of a letter waiving a return to better fortune clause, substantially in the form of Exhibit 5 hereto;

      (e) delivery to WCE BV of a bank check for FRF 29,988,440;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                          page 9


      (e) as the case may be, delivery to WCE BV or GS Euro Finance respectively of the amounts referred to in Article 2, other than the Basic Cash Distribution, or the outstanding amount from the set off between these two amounts.

4.    Condition precedent

      The completion of the exchange of the WCF Shares for Exchanged GS Shares is subject to the condition precedent of the actual completion of the transfer of 15,105 shares of Gras Savoye & Cie to WCE BV (as defined in the Agreement) according to the conditions set forth in the Agreement and in the Share Purchase Agreement contained in Exhibit 2 to the Agreement.

5.    Transfers of ownership

      The transfer to GS Euro Finance of the ownership and the right to the enjoyment of the WCF Shares, and the transfer to WCE BV of the ownership and the right to the enjoyment of the Exchanged GS Shares, shall occur on the Closing Date of the Exchange.

6.    Administration of the companies

      Between the date hereof and the Closing Date of the Exchange, WCE BV undertakes to ensure that WCF is managed in a careful and prudent manner. Unless otherwise stipulated herein or consented to in writing by GS Euro Finance, WCF shall not conclude any undertaking nor engage in any activity outside the normal course of business and of prior normal practice, and, in particular, WCE BV shall take all measures necessary to ensure that WCF (i) does not decide to distribute or pay dividends, (ii) does not amend its by-laws, (iii) does not issue any share, option, right or other interest and security. However, WCE BV may until the date of the Closing Financial Statements decide to distribute and/or pay any WCF dividend provided that it is able to present an amount of Equity on the date of the Closing Financial Statements that is equal to or greater than FRF 4,500,000.

7.    Representations and warranties

      WCE BV and GS Euro have agreed to an indemnification undertaking which is contained in Exhibit 4 hereto and forms an integral part hereof.

      WCE BV acknowledges that GS Euro Finance has relied and will rely on the said undertaking for the conclusion of this Share Exchange Agreement and the exchange of the WCF Shares for the Exchanged GS Shares, regardless of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                         page 10


the investigations that have been conducted or will be conducted concerning the facts described in such undertaking.

      In any event, WCE BV certifies and warrants to GS Euro Finance that on the Closing Date of the Exchange, the WCF Shares shall be freely negotiable and free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature whatsoever and that on that same Date, GS Euro Finance shall acquire full ownership of the WCF Shares, free of all option rights, claims, liens, guarantees, pledges, sureties, easements, charges or restrictions of any nature whatsoever. WCE BV undertakes to indemnify GS Euro Finance for any adverse consequences and prejudice suffered by GS Euro Finance as a result of any violation by it of the undertaking of this paragraph.

      Reciprocally, and with regard to the Exchanged GS Shares, GS Euro Finance makes an undertaking in respect of WCE BV pursuant to the terms and conditions of the representations and warranties and the indemnification undertaking of the Share Purchase Agreement, which is attached as Exhibit 2 to the Agreement, and its Exhibits, as recalled in the Share Purchase Agreement.

8.    Other undertakings

      (i) WCE BV on the one hand and GS Euro Finance on the other hand shall sign all declarations, all reports and all other documents that may be necessary or useful for the final completion of the transactions set forth herein.

      (ii) WCE BV guarantees the provision by WCF of all documents and information that may be reasonably requested in writing by GS Euro Finance and/or its representatives or counsel in the course of the WCF Audit in order to establish its information. GS Euro Finance and the GS Group undertake for their part to conduct the WCF Audit within a period of time compatible with its being completed by October 20, 1997.

      (iii) Until the Closing Date of the Exchange, WCE BV and GS Euro Finance undertake (a) not to transfer respectively the WCF Shares and the Exchanged GS Shares, (b) not to enter into discussions with any third party in connection with the sale of all or part of respectively the WCF Shares and the Exchanged GS Shares and to end any negotiation previously started for such purpose, (c) not to pledge respectively the WCF Shares and the Exchanged GS Shares or use them as collateral in any manner whatsoever, in particular by transfer to a financial instruments account pledged in favor of any person whatsoever, and (d) more generally, not to do anything that might be likely to prevent or delay the effective exchange of the WCF Shares for the Exchanged GS Shares on the Closing Date of the Exchange.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                         page 11


      (iv) WCE BV undertakes to obtain the resignations of the WCF directors as of the Closing Date of the Exchange and the convocation of a general shareholders' meeting of WCF to be held on the Closing Date of the Exchange with a view to appointing new directors.

      (v) WCE BV authorizes GS Euro Finance and the GS Group to use the corporate name and/or trade name Willis Corroon France until December 31, 1999. As from such date, WCE BV may notify GS Euro Finance and the GS Group at any time, upon giving 6 months' prior notice, of its prohibition of the use of the corporate name and/or trade name Willis Corroon France.

9.    Notices

      All notices to a party hereunder shall be sent in writing and shall not be deemed duly sent as regards the notifying party unless within the required periods of time they are:

      (i) sent by registered mail with return receipt requested, with a copy sent by fax:

      For WCE BV:

      Willis Corroon Europe B.V.
      Marten Meesweg 51
      3068 AV Rotterdam
      Netherlands
      For the attention of the Company Secretary
      Fax  00 31 20 661 0654

      With a copy to:

      Willis Corroon Group Plc
      10 Trinity Square
      London EC3P 3AX
      United Kingdom
      For the attention of: the Company Secretary
      Fax 00 44 171 488 88 82
      and
      Fax 00 44 171 481 71 83

      For GS Euro Finance:

      Gras Savoye  Euro Finance
      8 avenue Bel-Air
      1180 Uccle

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                         page 12


      Belgium
      For the attention of Patrick Lucas

      With a copy to:

      Gras Savoye & Cie
      2 rue Ancelle
      92200 Neuilly sur Seine
      For the attention of Patrick Lucas, Emmanuel Gras and Daniel Naftalski Fax 00 33 1 41 43 69 85

      With a copy to:

      Directeur General Adjoint Administration et Finances
      Gras Savoye & Cie
      2 rue Ancelle
      92200 Neuilly sur Seine
      Fax: 01 41 43 69 06

      or to such other address as WCE BV or GS Euro Finance may designate by notice in accordance with this article, or

      (ii) hand delivered to the representative of GS Euro Finance whose name is indicated above or to the WCE BV Representative or WCE BV in exchange for a signed receipt.

      All notices made as indicated above shall be effective, as far as the notified party is concerned, on the date on which they are presented for the first time for delivery (in the event they are sent by registered mail with return receipt requested) or on which they are delivered (in the event of hand delivery in exchange for a signed receipt). Any notice may be validly made to or by Gras Savoye & Cie and/or Gras Savoye S.A. in the place and stead of GS Euro Finance.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    EXHIBIT 1 TO THE SHARE EXCHANGE AGREEMENT


                   SHAREHOLDERS OF WILLIS CORROON FRANCE S.A.


       Willis Corroon Europe B.V.: 82,200 WCF Shares (100% of the capital)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    EXHIBIT 2 TO THE SHARE EXCHANGE AGREEMENT

                       WCF QUANTIFIABLE DECIDING ELEMENTS

A. WCF Quantifiable Deciding Elements to be verified by GS Euro Finance during the WCF Audit

      Quantifiable Deciding Element              Reference Value (FRF)

Estimated Net Turnover at December 31, 1997           36,000,000

B. WCF Quantifiable Deciding Elements intended to be taken into consideration by the parties or the Expert, as the case may be, in accordance with
      Article 2 of the Share Exchange Agreement

      Quantifiable Deciding Element              Reference Value (FRF)

Estimated Net Turnover at December 31, 1997           36,000,000

Actual Net Turnover at December 31, 1997              36,000,000

Definitions of the WCF Quantifiable Deciding Elements (attached in Exhibit 2 to the Share Purchase Agreement)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    EXHIBIT 3 TO THE SHARE EXCHANGE AGREEMENT

                   DETERMINATION OF THE WCF CASH DISTRIBUTION

      The parties have agreed to determine, as the case may be, the WCF Cash Distribution according to the terms and conditions set forth in Article 2 of the Share Exchange Agreement and according to the following formula.

      (A) Net Turnover for financial year 1997

      (i) Estimated Net Turnover for financial year 1997

      If subsequent to the Date of the End of the WCF Audit and prior to the Closing Date of the Exchange, the parties agree, or the Expert determines, that the Estimated Net Turnover of WCF at December 31, 1997 (as defined in Exhibit 2) will be less than FRF 34,200,000 (thirty-four million two hundred thousand French francs), a cash distribution will be equal franc for franc to 1.4 (one point four) times the difference between FRF 36,000,000 (thirty-six million French francs) and such Estimated Net Turnover for financial year 1997 on which the parties have agreed or which has been determined by the Expert (hereinafter "WCF Cash Distribution No. 1").

      For example, if the Estimated Net Turnover of WCF for financial year 1997 on which the parties have agreed or which is determined by the Expert is FRF 34,000,000 (thirty-four million French francs), WCF Cash Distribution No. 1 will be in an amount equal to 1.4 (one point four) times FRF 2,000,000 (two million French francs) i.e. FRF 2,800,000 (two million eight hundred thousand French francs).

      Conversely, if the event described above does not take place, WCF Cash Distribution No. 1 will not be made.

      (ii) Actual Net Turnover for financial year 1997

      If the parties have not been able to reach an agreement within 6 Business Days following the Notification in Response received from WCE BV by GS Euro Finance (as provided for in Article 2 of the Share Exchange Agreement) on the amount of the Estimated Net Turnover of WCF at December 31, 1997, and if the Expert for any reason whatsoever was unable to calculate WCF Cash Distribution No. 1 compared to the Estimated Net Turnover for financial year 1997 (as defined in Exhibit 2), a cash distribution (hereinafter "WCF Cash Distribution No. 2") will be determined as follows:

      If the Actual Net Turnover of WCF at December 31, 1997 is less than FRF 34,200,000 (thirty-four million two hundred thousand French francs), WCF

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       Exhibit 9
                                                                to the Agreement
                                                                         page 16


Cash Distribution No. 2 will be equal franc for franc to 1.4 (one point four) times the difference between FRF 36,000,000 (thirty-six million French francs) and the Actual Net Turnover at December 31, 1997.

      For example, if the Actual Net Turnover at December 31, 1997 is equal to FRF 34,000,000 (thirty-four million French francs), WCF Cash Distribution No. 2 will be in an amount of 1.4 (one point four) times FRF 2,000,000 (two million French francs), i.e. FRF 2,800,000 (two million eight hundred thousand French francs).

      Conversely, if the event described above does not take place, WCF Cash Distribution No. 2 will not be made.

      (B) WCF Cash Distribution

      The WCF Cash Distribution shall be equal, as the case may be, to WCF Cash Distribution No. 1 or WCF Cash Distribution No. 2.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    EXHIBIT 4 TO THE SHARE EXCHANGE AGREEMENT

                           INDEMNIFICATION UNDERTAKING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    EXHIBIT 5 TO THE SHARE EXCHANGE AGREEMENT

                      WAIVER OF A RETURN TO BETTER FORTUNE


                    [On Willis Corroon Europe BV letterhead]

                                     [date]

Willis Corroon France S.A.
18, boulevard Malesherbes
75008 Paris

Gentlemen,

We hereby inform you of our irrevocable waiver of the return to better fortune clause provided for in the agreement dated December 21, 1996 signed between Willis Faber Europe BV, henceforth called Willis Corroon Europe B.V., and Willis Corroon France S.A., providing for a forgiveness of debt in the amount of FRF 24,600,000.

                                    Very truly yours,



-------------------------------------
Willis Corroon Europe B.V.

--------------------------------------------------------------------------------

                                                                 Amendment No. 1
                                                                          page 1

                                        Translation from French - 15/12/97 - waf

                        AMENDMENT NO. 1 TO THE AGREEMENT
                               DATED JULY 23, 1997

BETWEEN THE UNDERSIGNED:

1. ASSURANCES GENERALES DE FRANCE IART, a French law company having its registered office at 87 rue de Richelieu, 75002 Paris, registered with the Paris Commercial and Companies Registry under No. B 542 110 291, represented by Mrs. Francoise Labbe, specially empowered for the purposes hereof, hereinafter "AGF",

2. UAP - INCENDIE - ACCIDENTS, a French law company having its registered office at 9, Place Vendome, 75001 Paris, registered with the Paris Commercial and Companies Registry under No. B 777 349 192, represented by Mr. Adrien Cadieux, specially empowered for the purposes hereof, hereinafter "UAP",

3. PFA TIARD, a French law company having its registered office at 1 cours Michelet, La Defense 10, 92800 Puteaux, registered with the Nanterre Commercial and Companies Registry under No. B 328 597 738, represented by Mr. Francois Thomazeau specially empowered for the purposes hereof, substituting itself for Athena, hereinafter "PFA",

4. GRAS SAVOYE EURO FINANCE S.A., a Belgian law company having its registered office at 8 avenue Bel-Air, 1180 Uccle, Belgium, registered with the Brussels Commercial Registry under No. 258.054, represented by Mr. Patrick Lucas in his capacity as President, fully empowered for the purposes hereof, hereinafter "GS Euro Finance",

                                                                 Amendment No. 1
                                                                          page 2


5. Mr. Emmanuel Gras, residing at 3, rue Parmentier, 59370 Mons-en-Baroeul, in his capacity as a shareholder and general partner of Gras Savoye & Cie,

6. Mr. Patrick Lucas, residing at 1 avenue Emile Acollas, 75007 Paris, in his capacity as a shareholder and general partner of Gras Savoye & Cie,

7. Mr. Daniel Naftalski, residing at 2, rue des Beaux-Arts, 75006 Paris, in his capacity as a shareholder and general partner of Gras Savoye & Cie,

8. All of the shareholders of Gras Savoye & Cie listed in Exhibit 1 to this Amendment No. 1, who will agree to abide by the Initial Agreement and this Amendment No. 1 by ratification.

AND:

9. WILLIS CORROON GROUP plc, an English law company whose registered office is at Ten Trinity Square, London EC3P 3AX, United Kingdom, registered with the England and Wales Companies Registration Office under No. 621757, represented by Mr. John Percy Maxwell Taylor acting as a director, fully empowered for the purposes hereof, hereinafter "WCG",

10. WILLIS CORROON EUROPE B.V., a Netherlands law company whose registered office is at Marten Meesweg 51, 3068 AV Rotterdam, Netherlands, registered with the Rotterdam Commercial Registry under No. 135.835, represented by Mrs. Sarah Turvill, acting as a director, fully empowered for the purposes hereof, hereinafter "WCE BV",

11. WILLIS CORROON B.V., a Netherlands law company whose registered office is at Marten Meesweg 51, 3068 AV Rotterdam, Netherlands, registered with the Amsterdam Commercial Registry under No. 239.060, represented by Mrs. Sarah Turvill, acting as a director, fully empowered for the purposes hereof,

                                                                 Amendment No. 1
                                                                          page 3


      hereinafter "WC BV",

AND:

12. Gras Savoye & Cie, a societe en commandite par actions, with a capital of FRF 9,952,000 divided into 49,760 shares of FRF 200 each (hereinafter the "Shares"), having its registered office at 2, rue Ancelle, 92200 Neuilly-sur-Seine, registered with the Nanterre Commercial and Companies Registry under number B 457 509 867, represented by Mr. Patrick Lucas, in his capacity as general partner gerant, fully empowered for the purposes hereof, hereinafter the "Company",

WITNESSETH:

The parties agreed on July 23, 1997, in an agreement (the "Agreement"), pursuant to which WCG undertook amongst others to acquire a minority shareholding in the Company from certain selling shareholders, in consideration amongst others for the simultaneous completion of an exchange of Shares held by GS Euro Finance for the entire capital stock of Willis Corroon France ("WCF") to be held by WCE BV, and the entry into force on the Closing Date of certain promises to buy and to sell Shares, which were attached to such Agreement.

The Agreement was completed by an addendum dated, as regards the last signatory, October 31, 1997 (the "Addendum").

Article 4 (f) of the Share Purchase Agreement attached as Exhibit 2 to the Agreement provides that the actual completion of the acquisition of the Initial Shareholding and of all the transactions provided for in the Agreement is subject to the condition precedent of the approval of such transactions by the general meeting of WCG's shareholders. This approval is necessary because of the qualification as "Super Class 1" of all the transactions provided for in the Agreement which has been made by the London Stock Exchange on the basis of the stock market regulations applicable to WCG.

Article 4 referred to above provides in addition that the general meeting of WCG's shareholders approving the Agreement must have been held no later than December 15, 1997 and that all the conditions precedent stipulated in Article 4 of the Share Purchase Agreement must have been fulfilled at the latest by such date, failing which the Share Purchase Agreement, and as a consequence the Agreement, would lapse automatically without any indemnity on either side.

                                                                 Amendment No. 1
                                                                          page 4


Article 6 of the Agreement and Article 3 of the Share Purchase Agreement provide that the Closing Date may not occur after December 31, 1997, unless contractually postponed.

The parties have been informed and take note that WCG is not in a position to prepare all the documentation required by law and by the stock market regulations applicable to WCG, to be submitted to its shareholders for the general meeting, within a period of time which is compatible with the holding of such general meeting by December 15, 1997 at the latest.

The purpose of this Amendment No. 1 is to amend several provisions of the Agreement and, in particular, to bring about the waiver by WCG of the condition precedent stipulated in its exclusive favor in Article 4 (f) of the Share Purchase Agreement, in consideration for an exercise of the promises to buy and to sell contained respectively in Exhibits 3, 3bis, 3ter, 4 and 5 of the Agreement, in a manner which is compatible at all times with the respect of the law and the stock market regulations applicable to WCG.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

DEFINITIONS

The terms and expressions having an initial capital letter which are not defined herein shall keep the meaning ascribed to them in the Agreement.

The terms and expressions set out below shall have the meanings set opposite them:

"Notice of Attainment"        shall mean the notice sent by WCG according to the
                              conditions and in the form of the Article
                              "Notices" of each of the promises contained in Exhibits 3, 3bis, 3ter, 4 and 5 of the Agreement concerning the attainment of the Threshold, as defined.

"Initial Agreement"           shall mean the Agreement to which the parties
                              expressed their agreement on July 23, 1997, including the Addendum.

"Amended Agreement"           shall mean the Agreement, as amended by this
                              Amendment No. 1.

"Threshold"                   shall mean the threshold, such as WCG undertakes
                              to indicate to the Company in the event of attainment of the Threshold, defined by the law and the stock market regulations applicable to WCG
                              (whatever

                                                                 Amendment No. 1
                                                                          page 5


                              the exact name of this threshold may be pursuant to such law and regulations), as such law and regulations exist on this day (rules applicable to Super Class 1 transactions referred to in Chapter 10 of the Listing Rules of the London Stock Exchange) and may exist in the future, above which any transaction of the acquisition, sale type, etc., of a certain magnitude requires for its validity, amongst others, a prior approval of the general meeting of WCG's shareholders convened for this purpose.

ARTICLE 1 - AGREEMENT

(i) Article 8 of the Initial Agreement is deleted and replaced by the following text:

      "This Agreement is entered into for a term of 15 (fifteen) years".

(ii)  Article 9 (xi) of the Initial Agreement is deleted.

(iii) Article 9 (xii) of the Initial Agreement is deleted and replaced by the following text:

      "In the event of a sale of Shares to a party which is foreign to the Amended Agreement, the registration of this new shareholder as an owner of the Company's shares shall be conditional upon such shareholder's prior unrestricted and unconditional written agreement to abide by the Amended Agreement, as amended as the case may be".

(iv)  Exhibit 1 to the Initial Agreement is replaced by Exhibit 1 hereto.

(v) The parties agree that PFA is substituted for Athena in the exercise of all the rights and obligations of Athena pursuant to the Amended Agreement.

      PFA ratifies all of the undertakings made by Athena pursuant to the Initial Agreement.

(vi) In Article 4 (xi) of the Initial Agreement, the following paragraph is added:

      "In the event that, after approval by the extraordinary general meeting of the shareholders, a stock option plan is set up which calls up a promise by WCG to repurchase all or part of the shares obtained from the exercise of the options, the general partner gerants undertake to use their best efforts so that the Company or any other third party may be

                                                                 Amendment No. 1
                                                                          page 6


      substituted for WCG, subject to the provisions of the law and the regulations, in its obligations under the promise. In any event, WCG's financial effort as a consequence of this stock option plan shall be proportional to its holding in the Company's capital. Patrick Lucas and Emmanuel Gras may not benefit from this stock option plan".

ARTICLE 2 - SHARE PURCHASE AGREEMENT

(i)   The Price per Share is fixed at FRF 30,017.

      It shall be paid in the amount of FRF 20,011 per Share on the Closing Date and in the amount of FRF 10,006 per Share by means of promissory notes with a July 1, 1998 maturity date, without any other amendment to the terms and conditions of Article 2 (C) of the Share Purchase Agreement.

(ii) The Closing Date shall occur by December 31, 1997 at the latest, unless contractually postponed. However, if for any reason whatsoever the actual completion of all of the transactions provided for in the Amended Agreement does not take place on such date in accordance with its terms, the parties agree that the Closing Date shall automatically be put back to January 30, 1998 at the latest.

(iii) Article 3 (b) of the Share Purchase Agreement is replaced by the following text:

      "delivery to the Buyer by each of the Company's shareholders existing on the Closing Date (not already signatories of Amendment No. 1) of a document constituting ratification of the Amended Agreement, in the form of Exhibit 2 to Amendment No. 1, amending Exhibit 10 to the Initial Agreement".

(iv) By reason of the entry into force of Article 3 below, WCG waives the conditions precedent stipulated in its exclusive favor contained in
      Article 4 (e) and (f) of the Share Purchase Agreement.

      The parties acknowledge that the condition precedent contained in Article 4 (d) of the Share Purchase Agreement has been fulfilled.

(v) The conditions precedent contained in Article 4 (a), (b) and (c) of the Share Purchase Agreement are stipulated in favor of all the parties to the Amended Agreement.

      The paragraph of Article 4 of the Share Purchase Agreement drafted as follows: "The conditions precedent referred to in (a), (b), (c), (e) and
      (f) above shall be accomplished by December 15, 1997", is deleted.

                                                                 Amendment No. 1
                                                                          page 7


      A new condition precedent is stipulated in Article 4 of the Share Purchase Agreement in favor of all the parties, as follows:

      "ratification of the Amended Agreement (i.e., both the Initial Agreement and Amendment No. 1) by all of the Company's shareholders (not already signatories of this Amended Agreement) existing on the Closing Date".

      The last paragraph of Article 4 of the Share Purchase Agreement is replaced by the following text:

      "In the event that at least one of the above conditions precedent (resulting from the Amended Agreement) is not fulfilled at the latest by January 30, 1998, unless contractually postponed, this transfer shall be considered to have automatically lapsed and shall not give rise to any indemnity on either side".

ARTICLE 3 - PROMISES TO BUY AND TO SELL

(i) The parties agree that the obligation of WCG, or any company of the WCG Group substituted for it, to buy or sell the Shares pursuant to the Promises to Buy and to Sell contained respectively in Exhibits 3, 3bis, 3ter, 4 and 5 of the Amended Agreement, is subject to the condition precedent of the approval of the general meeting of WCG's shareholders in the case of the attainment of the Threshold, according to the following conditions.

      If the exercise by one or more of their beneficiaries of one or more Promises to Buy or to Sell contained respectively in Exhibits 3, 3bis, 3ter and 5 of the Amended Agreement results in the attainment of the Threshold, WCG undertakes to send a Notice of Attainment to the beneficiary or beneficiaries having exercised their option and to the Corporate Beneficiaries within 10 Business Days following the date on which it was notified of the exercise of the option or options in question, according to the conditions and in the form of the Article "Notices" of the promise or promises concerned.

      If the exercise by WCG, or any company of the WCG Group substituted for it, of Promise to Sell No. 1 contained in Exhibit 4 to the Amended Agreement results in the attainment of the Threshold, WCG undertakes to inform the Company and the Corporate Beneficiaries thereof at the time when the option is exercised or once WCG becomes aware of the attainment of the Threshold, if later than the date on which the option is exercised.

                                                                 Amendment No. 1
                                                                          page 8


      If the Threshold is attained, WCG undertakes to hold, within 3 months following (a) the Notice of Attainment (for the exercise of the Promises to Buy or to Sell contained respectively in Exhibits 3, 3bis, 3ter and 5 of the Amended Agreement), or (b) its becoming aware of the attainment of the Threshold (for the exercise of Promise to Sell No. 1 contained in Exhibit 4 to the Amended Agreement), a general meeting of its shareholders called to approve the obligation of WCG, or any company of the WCG Group substituted for it, to acquire or sell the Shares under the exercise of the option or options in question.

      In these cases, and as an essential condition of the holding of the general meeting of WCG's shareholders within the above 3-month period, the Company and the general partners undertake to collaborate fully with WCG and its counsel and to provide all information and documents reasonably necessary for the preparation of the documentation to be submitted to WCG's shareholders for such general meeting. The Company and the general partners shall use their best efforts to ensure that WCG and/or its counsel through any third party, and particularly any statutory auditor, shall have free access to any documents or information reasonably requested by WCG and/or its counsel for the preparation of the documentation mentioned above.

      If in the case of the attainment of the Threshold any other formality or action required by the law or the stock market regulations applicable to WCG were to prove necessary to achieve the actual completion of the transactions provided for in the Promises to Buy and to Sell contained in Exhibits 3, 3bis, 3ter, 4 and 5 of the Amended Agreement, the parties undertake to collaborate in good faith to accomplish such formalities as promptly as possible so as to ensure the actual completion of the transactions provided for in the Promises to Buy and to Sell contained in Exhibits 3, 3bis, 3ter, 4 and 5 of the Amended Agreement, in compliance with the law or the regulations mentioned above.

      If in the case of the attainment of the Threshold the general meeting of WCG's shareholders refused the actual completion of the transactions following the exercise of one or more of the options to buy and to sell contained in Exhibits 3, 3bis, 3ter, 4 and 5 of the Amended Agreement, such Promises to Buy or to Sell would nevertheless continue to be valid and exercisable in accordance with their terms, subject to the Threshold not being attained.

      WCG represents that the transactions provided for in the Promises to Buy and to Sell, as amended by this Amendment No. 1, contained in Exhibits 3, 3bis, 3ter, 4 and 5 of the Amended Agreement, have been approved by its Board of Directors which, subject to the respect at all times of its duties and obligations (both individual and collective) towards WCG and its shareholders, has undertaken to use its best efforts so that

                                                                 Amendment No. 1
                                                                          page 9


      the general meeting of WCG's shareholders approves the purchase or the sale of Shares resulting from the exercise of one or more options in the event of the attainment of the Threshold.

(ii) The parties specify that the obligation of WCG, or of any company of the WCG Group substituted for it, to acquire Shares pursuant to the Promises to Buy contained respectively in Exhibits 3, 3bis and 3ter of the Amended Agreement shall terminate in the event of the exercise, even partial, of the Option resulting from Promise to Sell No. 2 contained in Exhibit 5 to the Amended Agreement, subject to the Promisor's respecting its undertakings for the exercise, even partial, of such Option resulting from such Promise to Sell No. 2.

      The Beneficiaries of Promise to Sell No. 2 contained in Exhibit 5 to the Amended Agreement undertake in respect of the Beneficiaries of the Promises to Buy contained in Exhibit 3, 3bis and 3ter of the Agreement (hereinafter the "Promises to Buy") not to exercise such Promise to Sell No. 2 without having first substituted themselves for WCG in the Promises to Buy or without having obtained from the one or those substituted for them pursuant to Promise to Sell No. 2 that it or they shall substitute themselves for WCG in the Promises to Buy (the Beneficiaries of Promise to Sell No. 2 and, as the case may be, the one or those substituted for them are hereinafter referred to as the "Buyer"). In consideration for this prohibition, the Beneficiaries of the Promises to Buy undertake, at the first demand of the Beneficiaries of Promise to Sell No. 2, such demand occurring between January 1, 2001 and December 31, 2005, to exercise the option to sell available to them pursuant to their Promises to Buy and accordingly to sell to the Buyer, according to the conditions set forth in the Promises to Buy, a number of Shares allowing it to attain 50.1% of the capital of the Company. The number of Shares to be sold to the Buyer shall be broken down between the Beneficiaries of the Promises to Buy, in proportion to their respective shareholdings in the Company, unless another breakdown is agreed between some of such Beneficiaries.

(iii) The second sentence of Article 3 (b) of the Promise to Buy contained in
      Exhibit 3 to the Initial Agreement is replaced by the following text:

      "More generally, the Option shall be extended to all securities or all equity interests issued by the Company until the date on which the Option is exercised and which have been acquired by any and all means by the Beneficiaries between the date hereof and the date on which the Option is exercised".

      The second sentence of Article 3 (b) of Promise to Sell No. 1 contained in
      Exhibit 4 of the Initial Agreement is replaced by the following text:

                                                                 Amendment No. 1
                                                                         page 10


      "More generally, the Option shall be extended to all securities or all equity interests issued by the Company until the date on which the Option is exercised and which have been acquired by any and all means by the Promisors between the date hereof and the date on which the Option is exercised".

(iv) In Article 3 (e) of the Promise to Buy contained in Exhibit 3 of the Initial Agreement, the figure of "0.26%", as the minimum shareholding of the Company to be held by Mr. Daniel Naftalski, is replaced by "0.20%".

(v) In Article 4 of the Promise to Buy contained in Exhibit 3 to the Initial Agreement and in Article 3 of the Promises to Buy contained in Exhibits 3bis and 3ter to the Initial Agreement, the initial term of twelve (12) years as from the Closing Date is replaced by a term of fourteen (14) years as from the Closing Date.

(vi) The term "Affiliated Company" replaces the term "Company" in the first sentence of Article 4 (a) (i) of Promise to Sell No. 2 contained in
      Exhibit 5 to the Initial Agreement.

(vii) Article 7 of the Promise to Buy contained in Exhibit 3 to the Initial Agreement is replaced by the following text:

      "The price per Share to be paid under the present Option (hereinafter the "Transfer Price") shall be:

      (a) with regard to any transfer resulting from an exercise of the Option which is notified before January 1, 2001: FRF 30,017,

      (b) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2001 and before January 1, 2006, the greater of the two following amounts:

            (i) FRF 30,017, reduced, if necessary, in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640), and

            (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D to
                  Exhibit 3 to the Agreement, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based on the accounts of the following year and is calculated according to the same formula and in the same time period,

                                                                 Amendment No. 1
                                                                         page 11


      (c) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2006, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D to Exhibit 3 to the Agreement, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

      The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification No. 1, by bank check denominated in French francs, against delivery by the Representative (as defined in Article 9) to the transferee of the Shares of the corresponding duly signed share transfer order(s) in favor of the transferee of the Shares, subject to the Beneficiaries' respecting their undertakings hereunder and the obtaining of any government or administrative authorization which may be necessary. However, if, due to the exercise of this Option or of the Options deriving from Exhibits 3bis and 3ter to the Agreement, the Promisor has to pay over a 12-month period an aggregate amount which is greater than one hundred and fifty million francs, the transfer price of the Shares under this Option and the Options deriving from Exhibits 3bis and 3ter mentioned above shall be payable in cash within ninety (90) calendar days of the date of Notification No. 1, according to the same conditions as those indicated above.

      In the event that the transfer of the Shares pursuant hereto is subject to the obtaining of any government or administrative authorization, the Promisor and the Beneficiaries shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction".

(viii) The definition of the "Indemnification Undertaking" contained in Article 1 of the Promises to Buy contained in Exhibits 3bis and 3ter of the Initial Agreement is deleted and replaced by the following definition:

      "Exceptional Event shall mean any event whose origin is prior to the Closing Date and whose existence was unknown on the Closing Date, the effect of which, between the Closing Date and the three (3) years following the Closing Date, is to reduce the Consolidated Equity by FRF 234,600,000".

(ix) Article 6 of the Promise to Buy contained in Exhibit 3bis to the Initial Agreement is replaced by the following text:

                                                                 Amendment No. 1
                                                                         page 12


      "The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

      (a) with regard to any transfer resulting from an exercise of the Option which is notified before January 1, 2001: FRF 30,017, reduced, if necessary, in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640),

      (b) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2001 and before January 1, 2006, the greater of the two following amounts:

            (i) FRF 30,017, reduced, if necessary, in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640), and

            (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D to
                  Exhibit 3 to the Agreement, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based on the accounts of the following year and is calculated according to the same formula and in the same time period,

      (c) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2006, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D to Exhibit 3 to the Agreement, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

      The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification No. 1, by bank check denominated in French francs, against delivery by PFA to the transferee of the Shares of the corresponding duly signed share transfer order(s) in favor of the transferee of the Shares, subject to PFA's respecting its undertakings hereunder and the obtaining of any government or administrative authorization which may be necessary. However, if, due to the exercise of this Option or of the Options deriving from Exhibits 3 and 3ter to the Agreement, the Promisor has to pay over a 12-month period an

                                                                 Amendment No. 1
                                                                         page 13


      aggregate amount which is greater than one hundred and fifty million francs, the transfer price of the Shares under this Option and the Options deriving from Exhibits 3 and 3ter mentioned above shall be payable in cash within ninety (90) calendar days of the date of Notification No. 1, according to the same conditions as those indicated above.

      In the event that the transfer of the Shares pursuant hereto is subject to the obtaining of any government or administrative authorization, the Promisor and PFA shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction".

(x) Article 6 of the Promise to Buy contained in Exhibit 3ter to the Initial Agreement is replaced by the following text:

      "The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

      (a) with regard to any transfer resulting from an exercise of the Option which is notified before January 1, 2001: FRF 30,017, reduced, if necessary, in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640),

      (b) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2001 and before January 1, 2006, the greater of the two following amounts:

            (i) FRF 30,017, reduced, if necessary, in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640), and

            (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula provided for in Exhibit D to
                  Exhibit 3 to the Agreement, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based on the accounts of the following year and is calculated according to the same formula and in the same time period,

      (c) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2006, the price calculated between April 15 and April 30 of each year according to the

                                                                 Amendment No. 1
                                                                         page 14


            formula provided for in Exhibit D to Exhibit 3 to the Agreement, it being understood that this price shall be applicable to any transfer of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

      The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification No. 1, by bank check denominated in French francs, against delivery by UAP to the transferee of the Shares of the corresponding duly signed share transfer order(s) in favor of the transferee of the Shares, subject to UAP's respecting its undertakings hereunder and the obtaining of any government or administrative authorization which may be necessary. However, if, due to the exercise of this Option or of the Options deriving from Exhibits 3 and 3bis to the Agreement, the Promisor has to pay over a 12-month period an aggregate amount which is greater than one hundred and fifty million francs, the transfer price of the Shares under this Option and the Options deriving from Exhibits 3 and 3bis mentioned above shall be payable in cash within ninety (90) calendar days of the date of Notification No. 1, according to the same conditions as those indicated above.

      In the event that the transfer of the Shares pursuant hereto is subject to the obtaining of any government or administrative authorization, the Promisor and UAP shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction".

(xi)  In the third paragraph of Article 7 of Promise to Sell No. 1 contained in
      Exhibit 4 to the Amended Agreement, the priority ranking currently defined is replaced by the following priority ranking: "Shares held by (i) the Corporate Promisors which might wish to sell their shares by notifying the Beneficiary within 10 Business Days following the date on which the Option is exercised by the Beneficiary, (ii) the general partner of the Company having the capacity of President of the defaulting Subsidiary, if required, (iii) then the other general partners of the Company in proportion to their respective shareholdings in the Company, and (iv) finally, all the other Promisors in proportion to their respective shareholdings in the Company".

(xii) Article 8 of Promise to Sell No. 1 contained in Exhibit 4 to the Initial Agreement is replaced by the following text:

      "The price per Share to be paid under the present Option (hereinafter,

                                                                 Amendment No. 1
                                                                         page 15


      the "Transfer Price") shall be:

      (a) with regard to any transfer resulting from an exercise of the Option which is notified before January 1, 2001: FRF 30,017, reduced, if necessary, with regard to the Corporate Promisors, and in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640),

      (b) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2001 and before January 1, 2006, the greater of the two following amounts:

            (i) FRF 30,017, reduced, if necessary, with regard to all of the Individual or Corporate Promisors, and in the event of the occurrence of an Exceptional Event, by an amount of FRF 5,030 per Share (i.e., 234,600,000/46,640), and

            (ii) the price calculated between April 15 and April 30 of each year and, for the first time, between April 15 and April 30, 2000, according to the formula indicated in Exhibit D to
                  Exhibit 3 to the Agreement, it being understood that this price shall be applicable to all transfers of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period,

      (c) with regard to any transfer resulting from an exercise of the Option which is notified after January 1, 2006, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D to Exhibit 3 to the Agreement, it being understood that this price shall be applicable to all transfers of Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

      The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, within forty-five (45) calendar days of the date of Notification No. 1, by bank check denominated in French francs, against delivery by the Representative (as defined in Article 10) to WCG or to any other company of the WCG Group of the corresponding duly signed share transfer order(s) in favor of WCG or any other company of the WCG Group, subject to the Beneficiary's respecting its obligations hereunder and the obtaining of all government or administrative authorizations which may be necessary.

                                                                 Amendment No. 1
                                                                         page 16


      In the event that the transfer of the Shares provided for herein is subject to the obtaining of any government or administrative authorization, the Promisors and the Beneficiary shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction".

(xiii) Article 5 of Promise to Sell No. 2 contained in Exhibit 5 to the Initial Agreement is replaced by the following text:

      "The price per Share to be paid under the present Option (hereinafter, the "Transfer Price") shall be:

      (a) with regard to the transfer resulting from any exercise of the Option which is notified before January 1, 2001, determined according to the following formula:

            A - B - C
            ---------
                D

            A being the total price paid (in view as the case may be of the impact of the Exceptional Event) by the Promisor for all the Shares acquired by it from the Closing Date inclusive until the date on which the Option is exercised.

            B being any amount which might be received by the Promisor from AGF and GS Euro Finance or those substituted for them under the Indemnification Undertaking.

            C being the price received by the Promisor for all the Shares sold by it in performance of this Promise to Sell No. 2 prior to the exercise of the Option concerned (it being specified that C shall equal 0 in the event of the purchase in a single transaction of all the Shares held by the Promisor).

            D being the number of Shares held by the Promisor on the day on which the Option is exercised.

      (b) with regard to the transfer resulting from any exercise of the Option which is notified after January 1, 2001 and before January 1, 2006, the greater of the two following amounts:

            (i) the Price per Share determined pursuant to the formula referred to in (a) above;

            (ii) the Price per Share calculated between April 15 and April 30 of each year and, for the first time, between April 15 and

                                                                 Amendment No. 1
                                                                         page 17


                  April 30, 2000, according to the formula provided for in Exhibit D to the Promise to Buy in Exhibit 3 to the Agreement, it being understood that this price shall be applicable to the transfer of the Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period,

      (c) with regard to the transfer resulting from any exercise of the Option which is notified after January 1, 2006, the price calculated between April 15 and April 30 of each year according to the formula provided for in Exhibit D to the Promise to Buy contained in Exhibit 3 to the Agreement, it being understood that this price shall be applicable to the transfer of the Shares under the present Option until the establishment of the price which is based upon the accounts of the following year and is calculated according to the same formula and in the same time period.

      The Transfer Price of the Shares for which the Option has been exercised will be payable in cash, (a) within six (6) months, at the latest, following the date of the effective completion of the operation resulting in the Change of Control of WCG or of any Affiliated Company (following the first Notification No. 2), or (b) within the four (4) months, at the latest, following the date of any Notification No. 2 (other than the first) or Notification No. 3 (as defined in this promise as amended by Amendment No. 1), by bank check denominated in French francs, in return for delivery by the Promisor to the Representative (as defined in Article
      6) of the corresponding duly signed share transfer order(s) in favor of the Beneficiaries, subject to the obtaining of all government or administrative authorizations which may be necessary.

      In the event that the transfer of the Shares provided for herein is subject to the obtaining of any government or administrative authorization, the Promisor and the Beneficiaries shall mutually provide all assistance, exchange all information, sign all documents and, more generally, do all that is necessary or useful so that the competent authority may rapidly decide upon the contemplated transaction".

(xiv) The first sentence of the Article entitled "Period of exercise of the Option" of the Promises to Buy contained in Exhibits 3, 3bis and 3ter of the Initial Agreement is deleted and replaced by the following text:

      "The Option may not be exercised before January 1, 2001 (hereinafter the "Exemption Period")".

(xv)  A new paragraph is added to Article 8 of the Promise to Buy contained in

                                                                 Amendment No. 1
                                                                         page 18


        Exhibit 3 to the Initial Agreement, drafted as follows:

        "The same shall apply in the case of a death or a donation between the date of the Amended Agreement and the Closing Date".

(xvi) WCE BV, substituted for WCG under the Share Purchase Agreement, undertakes to comply with the terms of Promise to Sell No. 2 contained in Exhibit 5 to the Amended Agreement.

(xvii) Exhibit A to the Promise to Buy contained in Exhibit 3 to the Initial Agreement is replaced by Exhibit 3 to this Amendment No. 1.

(xviii) Exhibit A to Promise to Sell No. 1 contained in Exhibit 4 to the Initial
        Agreement is replaced by Exhibit 4 to this Amendment No. 1.

(xix) The last sentence in the second to last paragraph of Article 4 (b) (ii) of Promise to Sell No. 2 contained in Exhibit 5 to the Agreement, drafted as follows: " In any event, the Option may only be exercised once", is deleted.

        The last paragraph of Article 4 (b) (ii) of Promise to Sell No. 2, contained in the Initial Agreement is amended as follows:

        "The exercise of the Option, on one or more occasions, shall cover in fine all of the Shares held by the company or companies in which the control has changed",

        and is completed as follows:

        "The Option may be exercised on one or more occasions, within a period expiring at the earlier of the two following dates: (x) December 31, 2009 or (y) two years and three months after the actual completion of the transfer of the Shares resulting from the first Notification No. 2. If the Option is only exercised partially, and notwithstanding any contrary provision herein, the Option may be deemed exercised at any time, at WCG's option, for all of the remaining shares, at the end of a twelve-month period following the actual completion of the transfer of the Shares resulting from the first Notification No. 2, during a period of twelve months following the partial exercise of the Option resulting from the first Notification No. 2 (hereinafter the "WCG Option).

        In this case, WCG shall notify the Beneficiaries of Promise to Sell No. 2, according to the conditions and in the form of Article 8 (hereinafter "Notification No. 3"). The terms and conditions of the actual completion of the transfer of the Shares following the exercise of the WCG Option by WCG by reason of a Notification No. 3 shall be identical, mutatis mutandis, to those resulting from the exercise of the Option following a

                                                                 Amendment No. 1
                                                                         page 19


      Notification No. 2.

      However, if the actual completion of the transfer of the Shares following the sending of Notification No. 3 by WCG does not occur within the time agreed due solely to WCG (hereinafter the "Failure to Close"), the period of two years and three months provided in (y) above shall be automatically extended in the sole favor of the Beneficiaries and shall apply as from the date of the Failure to Close, without the application of the December 31, 2009 deadline provided for in (x) above.

ARTICLE 4 - AMENDMENTS TO THE BY-LAWS

Exhibit 6 to the Initial Agreement is replaced by Exhibit 5 to this Amendment No. 1.

The Company undertakes to convene an extraordinary general meeting of its shareholders before the Closing Date in order to approve Exhibit 6, as amended, to the Amended Agreement, with the agreement of all the general partners, such amended by-laws to enter into force no later than on the Closing Date.

ARTICLE 5 - SHARE EXCHANGE AGREEMENT

(i) The parties agree that WCE BV shall be substituted for WC BV under the Share Exchange Agreement and more generally the Initial Agreement as a whole. The parties therefore make an exception to Article 8 (iii) (a) of the Share Exchange Agreement.

      WC BV ratifies all of the undertakings made by WCE BV under the Initial Agreement.

      WC BV undertakes to respect the terms of Promise to Sell No. 2 contained in Exhibit 5 to the Amended Agreement.

(ii) The parties agree that, provided that WC BV transfers all of the capital stock of WCF to GS Euro Finance on the Closing Date of the Exchange, WCE BV shall be released from any obligation, under both the Initial Agreement and the Amended Agreement, except for its obligation pursuant to Article 3
      (d) of the Share Exchange Agreement and the obligations it may have to assume as the company substituted for WCG under the Share Purchase Agreement. WCG shall be the guarantor of WC BV's undertakings under the Share Exchange Agreement.

(iii) The WCF Cash Distribution amounts to FRF 1,400,000 (one million four hundred thousand French francs); accordingly, Articles 3 (e) and (f) of

                                                                 Amendment No. 1
                                                                         page 20


      the Share Exchange Agreement are deleted and replaced by the following text:

      "(e) delivery to WCE BV of a bank check for FRF 28,588,440 (twenty-eight million five hundred and eighty-eight thousand four hundred and forty French francs);

(iv) All the representations and warranties concerning the Exchanged GS Shares under the Share Exchange Agreement, that are made and given by GS Euro Finance in favor of WC BV as the company substituted for WCE BV, shall be exact as at the Closing Date of the Exchange.

(v) For the purposes of Article 9 of the Share Exchange Agreement, all notices to WC BV shall be made to the following address:

      Willis Corroon B.V.
      Marten Meesweg 51,
      3068 AV Rotterdam,
      Netherlands,
      For the attention of the Company Secretary
      Fax 00 31 20 661 06 54

      With a copy to:

      Willis Corroon Group plc
      10 Trinity Square
      London EC3P 3AX
      United Kingdom
      For the attention of the Company Secretary;
      Fax 00 44 171 488 88 82
      and
      Fax 00 44 171 481 71 83

      or by delivery by hand to the representative of WC BV or WCG, as indicated above, in return for delivery of a signed receipt.

ARTICLE 6 - MISCELLANEOUS PROVISIONS

(i) To the extent that the Initial Agreement is not amended hereby, its provisions shall remain in force.

      However, to the extent that any one of the provisions of the Initial Agreement which is contrary to this Amendment No. 1 has not been expressly amended hereby, the provision of the Initial Agreement concerned shall nevertheless be deemed to have been tacitly amended and shall be interpreted with a meaning allowing the actual completion of

                                                                 Amendment No. 1
                                                                         page 21


      the transactions provided for herein.

(ii) As may be necessary, it is specified that Articles 9 (xiii) to 9 (xvi) of the Initial Agreement are expressly incorporated herein.

Executed in 11 originals,

For all of the signatories excluding WCG, WCE BV and WC BV, in Neuilly-sur-Seine on December 10, 1997,

For WCG, WCE BV and WC BV, in London on December 11, 1997

For the shareholders:


---------------------------         ---------------------------
Mr. Emmanuel Gras                   Mr. Patrick Lucas


---------------------------
Mr. Daniel Naftalski


---------------------------         ---------------------------
Assurances Generales de France      UAP Incendie - Accidents
IART                                By Mr. Adrien Cadieux
By Mrs. Francoise Labbe


---------------------------
PFA TIARD
By Mr. Francois Thomazeau


For the general partner gerants:


---------------------------         ---------------------------
Mr. Emmanuel Gras                   Mr. Patrick Lucas


---------------------------
Mr. Daniel Naftalski


For the Company:

                                                                 Amendment No. 1
                                                                         page 22



---------------------------
Gras Savoye & Cie
By Mr. Patrick Lucas


For GS Euro Finance:


---------------------------
Gras Savoye Euro Finance
By Mr. Patrick Lucas


For the Willis Corroon Group:


---------------------------         ---------------------------
Willis Corroon Group Plc            Willis Corroon Europe B.V.
By Mr. John Percy Maxwell Taylor    By Mrs. Sarah Turvill


---------------------------
Willis Corroon B.V.
By Mrs. Sarah Turvill

1


                                   TRANSLATION

                ADDENDUM TO THE PROTOCOL OF AGREEMENT DATED 23 JULY 1997

BETWEEN THE UNDERSIGNED:


1. ASSURANCES GENERALES DE FRANCE IART, a company incorporated under French law, domiciled at 87 rue de Richelieu, 75002 Paris, entered in the Paris Register of Commerce and Companies under no. B 542 110 291, represented by Mr Guy Lallour, acting in the capacity of DIDRE Manager, specially authorized for the purposes hereof, hereinafter called "AGF"

2. UAP - INCENDIE - ACCIDENTS, a company incorporated under French law, domiciled at 9, Place Vendome, 75001 Paris, entered in the Paris Register of Commerce and Companies under no. B 777 349 192, represented by Mr Adrien Cadieux, specially authorized for the purposes hereof, hereinafter called "UAP"

3. ATHENA, a company incorporated under French law, domiciled at 53/55 rue La Boetie, 75008 Paris, entered in the Paris Register of Commerce and Companies under no. B 304 951 833, represented by Mr Daniel Ehrmann, specially authorized for the purposes hereof, hereinafter called "ATHENA"

4. GRAS SAVOYE EURO FINANCE S.A., a company incorporated under Belgian law, domiciled at 8 avenue Bel-Air, 1180 Uccle, Belgium, entered in the Brussels Register of Commerce under no. 258,054, represented by Mr Patrick Lucas, acting in the capacity of Chairman and holding all powers for the purposes hereof, hereinafter called "GS Euro Finance"

5. Mr Emmanuel Gras, resident at 3, rue Parmentier, 59370 Mons-en-Baroeul, in the capacity of shareholder and sleeping partner of Gras Savoye & Cie., representing the shareholders named as "Gras shareholders" in Appendix 1 to the Protocol of Agreement dated 23 July 1997

6. Mr Patrick Lucas, resident at 3 avenue Emile Acollas, 75007 Paris, in the capacity of shareholder and sleeping partner of Gras Savoye & Cie., representing the shareholders named as "Lucas shareholders" in Appendix 1 to the Protocol of Agreement dated 23 July 1997

7. Mr Daniel Naftalski, resident at 2 rue des Beaux-Arts, 75006 Paris, in the capacity of shareholder and sleeping partner of Gras Savoye & Cie., representing the shareholders named as "Other shareholding natural persons" in Appendix 1 to the Protocol of Agreement dated 23 July 1997

AND:

8. WILLIS CORROON GROUP, a company incorporated under English law, domiciled at Ten Trinity Square, London EC3P 3AX, United Kingdom, entered in the Register of

2


      Companies of England and Wales under no. 621757, represented by Mr John Reeve, acting in the capacity of Chairman and holding all powers for the purposes hereof,

      hereinafter called "WCG"

9. WILLIS CORROON EUROPE B.V., a company incorporated under Dutch law, domiciled at Marten Meesweg 51, 3068 AV Rotterdam, Netherlands, entered in the Rotterdam Register of Commerce under no. 135,835, represented by Mrs Sarah Turvill, acting in the capacity of director and holding all powers for the purposes hereof, hereinafter called "WCE BV"

AND:

10. GRAS SAVOYE & CIE, a partnership limited by shares with a capital of FRF 9,952,000, divided into 49,760 shares of FRF 200 each (hereinafter called the "Shares"), domiciled at 2 rue Ancelle, 92200 Neuilly sur Seine, entered in the Nanterre Register of Commerce and Companies under no. B 457 509 867, represented by Mr Patrick Lucas, acting in the capacity of manager and sleeping partner and holding full powers for the purposes hereof, hereinafter called the "Company".

SOLE ARTICLE

The Parties recognize that the following appended and initialled page was omitted in error on signature of the Protocol of Agreement dated 23 July 1997. This page forms an integral part of Appendix 3 to the Share Transfer Agreement attached as Appendix 2 to this Protocol of Agreement. It is inserted between the two existing pages forming the aforesaid Appendix 3. As the Parties declared their agreement to the content of this page on 23 July 1997, this Addendum does not in any way constitute a new agreement between the Parties in relation to its object, the page appended below having to be interpreted as if it had been initialled on 23 July 1997.

For the shareholders:

[signed]


-------------------------------------       ---------------------------------
for the Gras shareholders                   for the Lucas shareholders
by Mr Emmanuel Gras                         by Mr Patrick Lucas


-------------------------------------
for the other shareholding natural persons by Mr Daniel Naftalski


-------------------------------------       ---------------------------------
Assurances Generales de France IART         UAP Incendie - Accidents
by Mr Guy Lallour                           by Mr Adrien Cadieux


-------------------------------------
ATHENA
by Mr Daniel Ehrmann

3


For the managers and ordinary partners:


-------------------------------------    ---------------------------------
Mr Emmanuel Gras                         Mr Patrick Lucas


-------------------------------------
Mr Daniel Naftalski


For the Company:


-------------------------------------
Gras Savoye & Cie
by Mr Patrick Lucas


For GS Euro Finance:


-------------------------------------
Gras Savoye Euro Finance
by Mr Patrick Lucas


For the Willis Corroon Group:


-------------------------------------    ---------------------------------
Willis Corroon Group plc                 Willis Corroon Europe B.V.
by Mr John Reeve                         by Mrs Sarah Turvill

 ...which the Parties agree, or determined by the Expert, divided by 46,640 (hereinafter called "Share Adjustment No. 2).

For example, if the Estimated Consolidated Net Turnover for the 1997 financial year (net of acquisitions) on which the Parties agree amounts to FRF 860,000,000, Share Adjustment No. 2 shall be for an amount of 1.4 times FRF 90,000,000, i.e. FRF 126,000,000, divided by 46,640, i.e. FRF 2,702.

Conversely, if the event described above does not occur, Share Adjustment No. 2 shall not take place.

(ii) Actual Consolidated Net Turnover for the 1997 financial year

If the Parties have not reached an agreement within a period of six Working Days following the Notification of Reply received by the Transferee from the Transferor's Representative (as provided for in Article 2 of the Share Transfer Contract) on the amount of the Estimated Consolidated Net Turnover at 31 December 1997 (net of acquisitions) (as defined in Appendix 2A), and if the Expert is unable to calculate Share Adjustment No. 2 in relation to that Estimated Consolidated Net Turnover at 31 December 1997 (net of acquisitions), the possible price adjustment per Share (hereinafter called "Share Adjustment No. 3") shall be determined as follows:

If the Actual Consolidated Net Turnover at 31 December 1997 is less than FRF 950,000,000, Share Adjustment No. 3 shall be equal franc for franc to 1.4 times the difference between FRF 1,000,000,000 and the Actual Consolidated Net Turnover at 31 December 1997, divided by 46,640.

For example, if the Actual Consolidated Net Turnover at 31 December is equal to FRF 900,000,000, Share Adjustment No. 3 will be for an amount of 1.4 times FRF 100,000,000, i.e. FRF 140,000,000, divided by 46,640, i.e. FRF 3,002.

Conversely, if the event described above does not occur, Share Adjustment No. 3 will not take place.

(C) Price per Share and Total Adjustments

The price per Share (the "Price per Share") shall be equal to the Basic Price per Share less, where appropriate, Share Adjustment No. 1 and, where appropriate, Share Adjustment No. 2 or Share Adjustment No. 3.